================================================================================

                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 28, 1998

                                     between

                              BANCWEST CORPORATION

                                       and

                              FIRST HAWAIIAN, INC.

================================================================================
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                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                   THE MERGER...............................  2

1.1. Effective Time of the Merger ..........................................  2
1.2. Closing ...............................................................  2
1.3. Effects of the Merger .................................................  2

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES ..........  3
2.1. Effect on Capital Stock ...............................................  3
            (a)  Cancellation of Treasury Stock ............................  3
            (b)  Conversion of BancWest Common Stock .......................  3
            (c)  Conversion of BancWest Preferred Stock ....................  3
2.2. No Further Ownership Rights in BancWest Common Stock ..................  3
2.3. Absence of Control ....................................................  4

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES ....................  4
3.1. Representations and Warranties of BancWest ............................  4
            (a) Organization, Standing and Power ...........................  4
            (b) Capital Structure; Ownership of FHI Common Stock ...........  5
            (c) Authority; No Violation ....................................  6
            (d) Financial Statements .......................................  8
            (e) Information Supplied .......................................  8
            (f) Compliance with Applicable Laws ............................  8
            (g) Litigation .................................................  9
            (h) Taxes ......................................................  9
            (i) Certain Agreements ......................................... 10
            (j) Benefit Plans .............................................. 12
            (k) Subsidiaries ............................................... 13
            (l) Agreements with Bank Regulators ............................ 13
            (m) Absence of Certain Changes or Events ....................... 14
            (n) Undisclosed Liabilities .................................... 14
            (o) Reports .................................................... 14
            (p) Environmental Liability .................................... 15
            (q) Properties ................................................. 15
            (r) Transactions with Affiliates ............................... 16
            (s) Brokers or Finders ......................................... 16


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                                                                            Page
                                                                            ----

            (t) Intellectual Property ...................................... 16
3.2. Representations and Warranties of FHI ................................. 17
            (a) Organization, Standing and Power ........................... 17
            (b) Capital Structure .......................................... 17
            (c) Authority; No Violation .................................... 18
            (d) SEC Documents .............................................. 19
            (e) Information Supplied ....................................... 20
            (f) Compliance with Applicable Laws ............................ 20
            (g) Litigation ................................................. 21
            (h) Taxes ...................................................... 21
            (i) Certain Agreements ......................................... 22
            (j) Benefit Plans .............................................. 23
            (k) Subsidiaries ............................................... 24
            (l) Agreements with Bank Regulators ............................ 24
            (m) Absence of Certain Changes or Events ....................... 25
            (n) Vote Required .............................................. 25
            (o) Undisclosed Liabilities .................................... 25
            (p) Reports .................................................... 25
            (q) Environmental Liability .................................... 26
            (r) Properties ................................................. 26
            (s) Brokers or Finders ......................................... 27
            (t) Opinion .................................................... 27
            (u) Intellectual Property ...................................... 27

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS ............... 27
4.1. Covenants of BancWest ................................................. 27
4.2. Covenants of FHI ...................................................... 30

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS ......................... 34
5.1. Preparation of the Proxy Statement .................................... 34
5.2. Access to Information ................................................. 34
5.3. Stockholders' Meeting ................................................. 34
5.4. No Solicitations ...................................................... 35
5.5. Legal Conditions ...................................................... 36
5.6. Series A Preferred Stock .............................................. 36
5.7. Employee Benefit Plans ................................................ 36
5.8. Intercompany Matters .................................................. 37
5.9. Charter Amendment; By-Law Amendment ................................... 38
5.10. Indemnification; Directors' and Officers' Insurance .................. 38
5.11. Additional Agreements ................................................ 39
5.12. Fees and Expenses .................................................... 39

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                                                                            Page
                                                                            ----

5.13. Cooperation .......................................................... 40

                                   ARTICLE VI

                              CONDITIONS PRECEDENT ......................... 40
6.1. Conditions to Each Party's Obligation ................................. 40
            (a) Stockholder Approval ....................................... 40
            (b) Other Approvals ............................................ 40
            (c) No Injunctions or Restraints; Illegality ................... 41
            (d) Bank Merger ................................................ 41
6.2.  Conditions to Obligations of FHI ..................................... 41
            (a) Representations and Warranties ............................. 41
            (b) Performance of Obligations ................................. 41
            (c) Consents Under Agreements .................................. 41
            (d) Corporate Action ........................................... 42
            (e) Tax Opinion ................................................ 42
            (f) NASD Approval .............................................. 42
            (g) Burdensome Condition ....................................... 42
            (h) Transaction Agreements ..................................... 42
            (i) SAS 71 Review Letter ....................................... 43
6.3. Conditions to Obligations of BancWest ................................. 43
            (a) Representations and Warranties ............................. 43
            (b) Performance of Obligations ................................. 43
            (c) Consents Under Agreements .................................. 43
            (d) Tax Opinion ................................................ 43
            (e) Burdensome Condition ....................................... 43
            (f) NASD Approval .............................................. 44
            (g) Corporate Action ........................................... 44
            (h) Transaction Agreements ..................................... 44
            (i) SAS 71 Review Letter ....................................... 44

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT ....................... 44
7.1. Termination ........................................................... 44
7.2. Effect of Termination ................................................. 46
7.3. Amendment ............................................................. 47
7.4. Extension; Waiver ..................................................... 47

                                  ARTICLE VIII

                               GENERAL PROVISIONS .......................... 48
8.1. Nonsurvival of Representations and Warranties ......................... 48
8.2. Notices ............................................................... 48

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                                                                            Page
                                                                            ----

8.3. Interpretation ........................................................ 49
8.4. Counterparts .......................................................... 49
8.5. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership ... 49
8.6. Governing Law; Consent to Jurisdiction ................................ 50
8.7. Severability .......................................................... 50
8.8. Assignment ............................................................ 51

EXHIBIT A   Charter Amendments
EXHIBIT B   By-Law Amendment
EXHIBIT C   Standstill and Governance Agreement
EXHIBIT D   Registration Rights Agreement

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                             Index of Defined Terms

                                                                            Page

Acquisition Proposal ....................................................... 47
Agreement ..................................................................  1
Agreement of Merger ........................................................  2
BancWest ...................................................................  1
BancWest Benefit Plans ..................................................... 12
BancWest Common Stock ......................................................  1
BancWest Disclosure Schedule ...............................................  6
BancWest Financial Statements ..............................................  8
BancWest Intellectual Property ............................................. 16
BancWest Permits ...........................................................  8
BancWest Preferred Stock ...................................................  3
BancWest Preferred Stock Approval ..........................................  7
BancWest's Current Premium ................................................. 39
Bank Merger ................................................................  1
Bank of the West ...........................................................  1
Bank of the West Common Stock ..............................................  1
Bank of the West Preferred Stock ...........................................  5
Bank Regulators ............................................................  9
Benefit Plans .............................................................. 12
BHC Act ....................................................................  4
BIF ........................................................................  4
BNP ........................................................................  1
Burdensome Condition ....................................................... 42
Business Day ...............................................................  2
By-Law Amendments .......................................................... 38
Certificate of Merger ......................................................  2
Charter Amendments ......................................................... 38
Closing ....................................................................  2
Closing Date ...............................................................  2
Code ....................................................................... 10
Confidentiality Agreements ................................................. 34
Consents ................................................................... 40
Constituent Corporations ...................................................  2
Conversion Number ..........................................................  3
DGCL .......................................................................  2
Effective Time .............................................................  2
Environmental Laws ......................................................... 15
ERISA ...................................................................... 12
Exchange Act ............................................................... 11
Expenses ................................................................... 46
FABC .......................................................................  3
FDIA ....................................................................... 13
FDIC .......................................................................  4

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                                                                            Page

Federal Reserve ............................................................  7
FHI ........................................................................  1
FHI Benefit Plans .......................................................... 23
FHI Class A Common Stock ...................................................  3
FHI Common Stock ........................................................... 17
FHI Disclosure Schedule .................................................... 17
FHI Intellectual Property .................................................. 27
FHI Permits ................................................................ 20
FHI Preferred Stock ........................................................ 17
FHI SEC Documents .......................................................... 19
FHI Stock Plans ............................................................ 17
FHI Stockholder Approval ................................................... 25
FRA ........................................................................  7
GAAP .......................................................................  5
Goldman Sachs .............................................................. 27
Governmental Entity ........................................................  7
HSR Act ....................................................................  8
Indemnified Liabilities .................................................... 38
Indemnified Parties ........................................................ 38
Injunction ................................................................. 41
insured bank ............................................................... 13
Litigation .................................................................  9
material ...................................................................  5
material adverse effect ....................................................  5
Merger .....................................................................  1
NASD .......................................................................  8
Nasdaq National Market System security ..................................... 42
Outstanding Bank of the West Preferred Stock ...............................  6
PBGC ....................................................................... 13
Proxy Statement ............................................................  7
Registration Rights Agreement ..............................................  1
Representatives ............................................................ 35
Requisite Regulatory Approvals ............................................. 41
SARs ....................................................................... 36
SAS 71 ..................................................................... 43
SEC ........................................................................  5
Series A Preferred Stock ...................................................  5
Series B Preferred Stock ...................................................  5
Side Agreement .............................................................  1
Significant Subsidiary .....................................................  5
Standstill Agreement .......................................................  1
State Banking Approvals ....................................................  7
State Takeover Approvals ...................................................  8
Stockholders Agreement ..................................................... 35
Stockholders' Meeting ......................................................  8

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                                                                            Page

Subsidiary .................................................................  4
Surviving Corporation ......................................................  2
Takeover Proposal .......................................................... 35
tax ........................................................................ 10
Tax return ................................................................. 10
taxable .................................................................... 10
Termination Fee ............................................................ 46
Transaction Agreements .....................................................  1
Violation ..................................................................  7

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            AGREEMENT AND PLAN OF MERGER dated as of May 28, 1998 (this
"Agreement") between FIRST HAWAIIAN, INC., a Delaware corporation ("FHI"), and BANCWEST CORPORATION, a California corporation ("BancWest") and a subsidiary of Banque Nationale de Paris, a societe anonyme, or limited liability banking corporation, organized under the laws of the Republic of France ("BNP").

            WHEREAS, BNP is the beneficial and record owner of all of the issued and outstanding common stock, without par value, of BancWest (the "BancWest Common Stock");

            WHEREAS, BancWest is the beneficial and record owner of 1,733,430 shares of the issued and outstanding common stock, $5 par value per share (the "Bank of the West Common Stock"), of Bank of the West, a California state chartered commercial bank ("Bank of the West"), constituting all of the issued and outstanding shares of Bank of the West Common Stock;

            WHEREAS, the Board of Directors of FHI has approved the Agreement, declared it advisable and deems it advisable and in the best interests of the stockholders of FHI to consummate the transaction provided for herein in which BancWest would merge with and into FHI (the "Merger");

            WHEREAS, the Board of Directors of BancWest has approved and deems it advisable and in the best interests of BNP, as the sole stockholder of BancWest, to consummate the Merger, and BNP, in such capacity, has approved the Merger;

            WHEREAS, concurrently with the execution and delivery hereof, FHI and BNP are entering into an agreement, dated of even date herewith (the "Side Agreement") and on or prior to the Closing (as defined herein), FHI and BNP will enter into a Standstill and Governance Agreement (the "Standstill Agreement"), substantially in the form of Exhibit C hereto, and a Registration Rights Agreement (the "Registration Rights Agreement" and, together with the Side Agreement and the Standstill Agreement, the "Transaction Agreements"), substantially in the form of Exhibit D hereto;

            WHEREAS, it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to Section 368(a) of the Code (as defined herein);

            WHEREAS, it is the intention of the parties that concurrently with the consummation of the Merger, Bank of the West shall be merged with Pacific One Bank, a subsidiary of FHI (the "Bank Merger") and the resulting bank, which shall be Bank of the West, shall continue as a wholly-owned Subsidiary (as defined herein) of FHI; and

            WHEREAS, the Boards of Directors of FHI and BancWest have each determined that the Merger, the Bank Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, the Merger shall become effective upon the occurrence of both (i) the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, and (ii) the filing of an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California, or at such time thereafter as is provided in the Certificate of Merger and the Agreement of Merger (the "Effective Time").

            1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the second Business Day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location as is agreed to in writing by the parties hereto. As used in this Agreement, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Honolulu, Hawaii, San Francisco, California or Paris, France.

            1.3. Effects of the Merger. (a) At the Effective Time (i) BancWest shall be merged with and into FHI and the separate corporate existence of BancWest shall cease, (ii) the Certificate of Incorporation of FHI as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation and (iii) the By-laws of FHI as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit B hereto, and as so amended shall be the By-laws of the Surviving Corporation.

            (b) As used in this Agreement, "Constituent Corporations" shall mean each of FHI and BancWest, and "Surviving Corporation" shall mean FHI, at and after the Effective Time, as the surviving corporation in the Merger.

            (c) At and after the Effective Time, the Merger will have the effects set forth in the General Corporation Law of the State of Delaware (the "DGCL") and the California Corporations Code.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

            2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of BancWest or FHI capital stock:

            (a) Cancellation of Treasury Stock. All shares of BancWest Common Stock that are owned by BancWest as treasury stock or by any Subsidiary of BancWest shall be cancelled and retired and shall cease to exist and no stock of FHI or other consideration shall be delivered in exchange therefor.

            (b) Conversion of BancWest Common Stock. The shares of BancWest Common Stock issued and outstanding immediately prior to the Effective Time, including shares issued to French American Banking Corporation, a New York corporation ("FABC"), in exchange for all of the outstanding shares of Series A Preferred Stock (as hereinafter defined) pursuant to
      Section 5.6 (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into the Conversion Number (as hereinafter defined) of fully paid and nonassessable shares of Class A Common Stock, $1 par value per share (the "FHI Class A Common Stock"), of FHI. All such shares of BancWest Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of FHI Class A Common Stock into which such BancWest Common Stock has been converted. Certificates previously representing shares of BancWest Common Stock shall be exchanged for certificates representing whole shares of FHI Class A Common Stock issued in consideration therefor upon the surrender of such certificates on the Closing Date. For purposes of this Agreement, the "Conversion Number" means the number of shares of FHI Class A Common Stock (rounded upward to the nearest whole number) equal to the excess of (i) the quotient of (A) the aggregate number of shares of FHI Common Stock (as hereinafter defined) issued and actually outstanding at the close of business on the Business Day immediately preceding the Effective Time plus the number of shares of FHI Common Stock to be issued upon surrender and cancellation of SARs (as defined in Section 5.7) pursuant to Section 5.7, divided by (B) 0.55, over (ii) the number of shares specified in clause (i)(A).

            (c) Conversion of BancWest Preferred Stock. The shares of Fixed/Adjustable Rate Noncumulative Preferred Stock Series A, without par value, of BancWest (the "BancWest Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist and no stock of FHI or other consideration shall be delivered in exchange therefor.

            2.2. No Further Ownership Rights in BancWest Common Stock. All shares of FHI Class A Common Stock issued upon conversion of shares of BancWest Common Stock in accordance with the terms hereof shall be deemed to represent all rights pertaining to such shares of BancWest Common Stock, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of BancWest of the shares of BancWest Common Stock, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of BancWest Common Stock are presented to FHI for any reason, they shall be cancelled and, if applicable, exchanged as provided in this Article II.

            2.3. Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that neither FHI nor BancWest by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the other party hereto and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            3.1. Representations and Warranties of BancWest. BancWest represents and warrants to FHI as follows:

            (a) Organization, Standing and Power. BancWest is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bank of the West is a Subsidiary of BancWest and is a California banking association chartered under the laws of the State of California. The deposit accounts of Bank of the West are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. BancWest and each of its Significant Subsidiaries (as defined below), including Bank of the West, is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on BancWest. The Articles of Incorporation and By-laws of each of BancWest and Bank of the West, copies of which were previously furnished to FHI, are true, complete and correct as in effect on the date of this Agreement. As used in this Agreement, (i) the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole and (iii) the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5) (A) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to (1) any change in banking or other similar laws, rules or regulations or interpretations thereof by courts or governmental authorities, or any changes in United States generally accepted accounting principles ("GAAP") or regulatory accounting principles, in any such case applicable generally to banks and their holding companies, (2) any action or omission by BancWest, BNP or FHI or any Subsidiary of any of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby or (3) any expenses incurred by such party in connection with this Agreement or the transactions contemplated hereby, but only to the extent set forth in Section 3.1(a) of the BancWest Disclosure Schedule (as defined herein), with respect to BancWest, and in
      Section 3.2(a) of the FHI Disclosure Schedule (as defined herein, with respect to FHI), or (B) on the ability of such entity to perform its obligations hereunder on a timely basis. A "Significant Subsidiary" means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

            (b) Capital Structure; Ownership of FHI Common Stock. (i) The authorized capital stock of BancWest consists of 3,500,000 shares of BancWest Common Stock and 1,000,000 shares of preferred stock, of which
      (A) 1,733,430 shares of BancWest Common Stock and (B) 75,000 shares of BancWest Preferred Stock, are outstanding as of the date of this Agreement. All outstanding shares of BancWest Common Stock and BancWest Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. All shares of BancWest Common Stock issued and outstanding as of the date of this Agreement are owned by BNP, free and clear of any lien or other encumbrance.

                  (ii) The authorized capital stock of Bank of the West consists of 2,500,000 shares of Bank of the West Common Stock and 1,000,000 shares of non-cumulative preferred stock, no par value (the "Bank of the West Preferred Stock"), of which (A) 1,733,430 shares of Bank of the West Common Stock, (B) 200,000 shares of Series A Non-Cumulative Preferred Stock, no par value (the "Series A Preferred Stock"), and (C) 75,000 shares of Series B Non-Cumulative Preferred Stock, no par value (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Outstanding Bank of the West Preferred Stock"), are outstanding. All outstanding shares of Bank of the West Common Stock and Outstanding Bank of the West Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. All of the outstanding shares of Series A Preferred Stock are owned by FABC and, as of the date of this Agreement, all of the outstanding shares of Series B Preferred Stock are owned by BancWest in each case, free and clear of any lien or other encumbrance.

                  (iii) Except for this Agreement, (i) there are no options, warrants, calls, rights, commitments or agreements of any character to which BancWest or any of its Subsidiaries or affiliates is a party or by which any of the foregoing are bound obligating BancWest or any of its Subsidiaries or affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of BancWest or any of its Subsidiaries or obligating BancWest or any of its Subsidiaries or affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (ii) there are no outstanding contractual obligations of BancWest or any of its Subsidiaries or affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of BancWest or any of its Subsidiaries and (iii) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of BancWest or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.1(b)(iii) of the disclosure schedule of BancWest delivered to FHI on the date hereof (the "BancWest Disclosure Schedule"), there is no agreement of any kind that gives any person any right to participate in the equity, value or income of, or to vote (i) in the election of directors or officers of or (ii) otherwise with respect to the affairs of, BancWest or any of its Subsidiaries.

                  (iv) Neither BancWest nor any of its Subsidiaries beneficially owns, directly or indirectly, any shares of capital stock of FHI, securities of FHI convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is BancWest or any of such Subsidiaries a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of FHI or any such other securities, options, warrants or other rights.

            (c) Authority; No Violation. (i) BancWest has all requisite corporate power and authority to enter into this Agreement and, subject to the filing of the Certificate of Merger and the Agreement of Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BancWest, including the approval thereof by the sole common shareholder of BancWest, other than the BancWest Preferred Stock Approval which will be obtained prior to the Closing. BancWest has taken all necessary corporate action so that the provisions of Section 1203 of the California Corporations Code do not and will not apply to the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby. The approval of this

      Agreement and the consummation of the transactions contemplated hereby require the affirmative vote of the holders of a majority of the outstanding shares of BancWest Preferred Stock (the "BancWest Preferred Stock Approval"), voting separately as a class. This Agreement has been duly executed and delivered by BancWest and (assuming due authorization, execution and delivery by FHI) constitutes the valid and binding obligation of BancWest, enforceable against it in accordance with its terms.

                        (ii) Except as set forth in Section 3.1(c) of the BancWest Disclosure Schedule, the execution and delivery by BancWest of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the articles of incorporation or by-laws or comparable organizational documents of BancWest or any Subsidiary of BancWest, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, BancWest Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BancWest or any Subsidiary of BancWest or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on BancWest or on the ability of BancWest to perform its obligations hereunder on a timely basis.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to BNP, BancWest or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by BancWest of the transactions contemplated hereby, the failure to make or obtain which would have a material adverse effect on BancWest or on the ability of BancWest to perform its obligations hereunder on a timely basis, or on FHI's ability to own, possess or exercise the rights of an owner with respect to the business and assets of BancWest and its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and the Federal Reserve Act (the "FRA") and approval of same, (B) the filing by FHI with the SEC of a proxy statement in definitive form relating to the meeting of FHI's stockholders to be held to approve and adopt this Agreement and the transactions contemplated hereby (the "Proxy Statement"), (C) the filing of applications with the California State Banking Department, and Hawaii and Oregon banking authorities, and such other applications, filings, authorizations, orders and approvals as may be required under the banking laws of other states or jurisdictions, and approval thereof (collectively, the "State

      Banking Approvals") and pursuant to any applicable state takeover laws ("State Takeover Approvals"), (D) notification of the proposed issuance of the shares of FHI Class A Common Stock to the Nasdaq National Market pursuant to Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD"), (E) notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (F) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and with the Secretary of State of the State of California of the Agreement of Merger.

            (d) Financial Statements. BancWest has delivered to FHI (i) audited consolidated balance sheets of BancWest at December 31, 1997 and 1996, and related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1997 and (ii) unaudited consolidated balance sheets of BancWest at March 31, 1998 and 1997 and related consolidated statements of income, stockholders' equity and cash flows for each of the three month periods then ended (collectively, including the notes thereto, the "BancWest Financial Statements"). The BancWest Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of BancWest and its consolidated Subsidiaries as at the dates shown and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments, none of which are expected to be material).

            (e) Information Supplied. None of the information supplied or to be supplied by BNP or by BancWest for inclusion in the Proxy Statement will, at the date of mailing to stockholders of FHI and at the time of the meeting of stockholders of FHI (the "Stockholders' Meeting") to be held in connection with obtaining the FHI Stockholder Approval (as defined in Section 3.2(n)), (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders' Meeting which has become false or misleading.

            (f) Compliance with Applicable Laws. BancWest and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of BancWest and its Subsidiaries, taken as a whole (the "BancWest Permits"). BancWest and its Subsidiaries are in compliance and have complied with the terms of the BancWest Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on BancWest. The businesses of BancWest and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on BancWest. Except as set forth in Section 3.1(f) of the BancWest Disclosure Schedule and except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), to the best knowledge of BancWest, no investigation by any Governmental Entity with respect to BancWest or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, would not have a material adverse effect on BancWest, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the BancWest Permits.

            (g) Litigation. Except as set forth in Section 3.1(g) of the BancWest Disclosure Schedule, there is no suit, action, proceeding, arbitration or investigation ("Litigation") pending to which BancWest or any Subsidiary of BancWest is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of BancWest, threatened, against or affecting BancWest or any Subsidiary of BancWest which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on BancWest or on the ability of BancWest to perform its obligations under this Agreement on a timely basis, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BancWest or any Subsidiary of BancWest having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

            (h) Taxes. BancWest and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns are correct and complete in all material respects. BancWest and each of its Subsidiaries have timely paid (or BancWest has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been made available to FHI reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by BancWest and its Subsidiaries accrued through the date of such financial statements. BancWest and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been proposed, asserted or assessed against BancWest or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.1(h) of the BancWest Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of BancWest and its Subsidiaries, other than with respect to taxes not yet due and payable,
      (ii) no material issue relating to taxes of BancWest and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) BancWest and its Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing, none of BancWest nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) there is no contract or agreement, plan or arrangement by BancWest or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BancWest or any of its Subsidiaries by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (vi) BancWest and its Subsidiaries have collected all material sales and use taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither BancWest nor Bank of the West has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (viii) none of BancWest nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation Section 1.1502-6(a) (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative, environmental, any taxes imposed under Subchapter H of Chapter 1 of Subtitle A of the Code, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. As used in this Agreement, the term "Tax return" shall mean any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (i) Certain Agreements. Section 3.1(i) of the BancWest Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which BancWest or its Subsidiaries is a party or by or to which BancWest or its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, or $250,000 per annum, in the case of any other such agreement, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of BancWest or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving BancWest of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where BancWest or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to BancWest or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by BancWest or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which BancWest or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting BancWest or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring BancWest or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by BancWest or any of its Subsidiaries, or the direct or indirect guaranty by BancWest or any of its Subsidiaries of any obligation for, or an agreement by BancWest or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of BancWest or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract that would be required to be filed by BancWest pursuant to Item 601(b)(10) of Regulation S-K of the SEC if BancWest were subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            There have been delivered or made available to FHI true and complete copies of all of the contracts and other agreements set forth in Section 3.1(i) of the BancWest Disclosure Schedule or in any other Section of the BancWest Disclosure Schedule. Except as set forth in Section 3.1(i) of the BancWest Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid, and binding obligation of BancWest or its Subsidiaries, as the case may be, and to the best knowledge of BancWest, each other party thereto, enforceable in accordance with its terms. Neither BancWest nor any Subsidiary of BancWest has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of BancWest or any of its Subsidiaries or (to the best knowledge of BancWest) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach, or default has had or would have, individually or in the aggregate, a material adverse effect on BancWest.

            (j) Benefit Plans. (i) Section 3.1(j) of the BancWest Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, and whether formal or informal, oral or written (all the foregoing being herein called "Benefit Plans"), that are sponsored or are being maintained or contributed to, or required to be contributed to, by BancWest or any of its Subsidiaries (the "BancWest Benefit Plans"). No BancWest Benefit Plan is a multiemployer plan or a collective bargaining agreement.

            (ii) With respect to each BancWest Benefit Plan, BancWest has delivered to FHI a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
      (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by BancWest or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any BancWest Benefit Plan; and (D) for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and
      (III) actuarial valuation reports.

            (iii) (A) Each BancWest Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each BancWest Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any BancWest Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither BancWest nor any other party has engaged in a prohibited transaction which could subject BancWest or any of its Subsidiaries, or the Surviving Corporation to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i);
      (E) no event has occurred and no condition exists that could subject BancWest or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and Pension Benefit Guaranty Corporation ("PBGC") premiums required to be paid with respect to BancWest Benefit Plans as of the Closing Date have been or will be paid prior thereto and adequate reserves have been provided for on BancWest's balance sheet for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each BancWest Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves have been provided for on BancWest's balance sheet for all benefits attributable to service on or prior to the Closing Date; and (H) no BancWest Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived).

            (iv) Except as set forth in Section 3.1(j)(iv) of the BancWest Disclosure Schedule, with respect to each of the BancWest Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

            (v) Except as set forth on Section 3.1(j) of the BancWest Disclosure Schedule, no BancWest Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of BancWest or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

            (k) Subsidiaries. Section 3.1(k) of the BancWest Disclosure Schedule lists all the Significant Subsidiaries of BancWest. BancWest owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. Each of the Subsidiaries of BancWest that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the Federal Deposit Insurance Act ("FDIA") and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by BancWest or by another of its Subsidiaries are fully paid and nonassessable and are owned by BancWest or one of its Subsidiaries free and clear of any lien, claim or other encumbrance.

            (l) Agreements with Bank Regulators. Except as set forth in Section 3.1(l) of the BancWest Disclosure Schedule, neither BancWest nor any Subsidiary of BancWest is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by BancWest and its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies or management, nor has BancWest or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

            (m) Absence of Certain Changes or Events. Since December 31, 1997, there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of BancWest or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on BancWest. Except as set forth in Section 3.1(m) of the BancWest Disclosure Schedule, since December 31, 1997, BancWest and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither BancWest nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required FHI's consent pursuant to Section 4.1 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has BancWest or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

            (n) Undisclosed Liabilities. Except (i) for those liabilities or obligations that are fully reflected or reserved against on the audited consolidated balance sheet at December 31, 1997 of BancWest included in the BancWest Financial Statements or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1997 and which are not material to BancWest, none of BancWest or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on BancWest.

            (o) Reports. BancWest and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.1(o) of the BancWest Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of BancWest and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of BancWest, investigation into the business or operations of BancWest or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.1(o) of the BancWest Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of BancWest or any of its Subsidiaries.

            (p) Environmental Liability. Except as set forth in Section 3.1(p) of the BancWest Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that is reasonably likely to result in the imposition, on BancWest or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protections, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the best knowledge of BancWest, threatened, against BancWest or any of its Subsidiaries, which liability or obligation, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on BancWest. To the best knowledge of BancWest, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would be reasonably likely to have a material adverse effect on BancWest. Except as set forth in
      Section 3.1(p) of the BancWest Disclosure Schedule, to the best knowledge of BancWest, during or prior to the period of (i) the ownership by BancWest or any of its Subsidiaries of any of their respective current properties, (ii) the participation by BancWest or any of its Subsidiaries in the management of any property, or (iii) the holding by BancWest or any of its Subsidiaries of a security interest or other interest in any property, there were no releases or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on BancWest. Neither BancWest nor any Subsidiary of BancWest or Bank of the West is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would be reasonably likely to have a material adverse effect on BancWest.

            (q) Properties. Except as set forth in Section 3.1(p) of the BancWest Disclosure Schedule, BancWest or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the BancWest Financial Statements as being owned by BancWest or one of its Subsidiaries or acquired after the date thereof which are material to the business of BancWest on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Bank of the West securing deposits incurred in the ordinary course of its banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and
      (ii) is the lessee of all leasehold estates reflected in the BancWest Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the best knowledge of BNP and BancWest, the lessor.

            (r) Transactions with Affiliates. Except as set forth on Section 3.1(r) of the BancWest Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which either (A) involve per annum payments by BancWest and its Subsidiaries of less than $250,000 individually or $1,500,000 in the aggregate or (B) are terminable by BancWest or such Subsidiary on 30 days or less notice with no financial penalty, (i) since December 31, 1995, none of BancWest or any of its Subsidiaries has engaged in any business arrangement or relationship with BNP or any of its affiliates and (ii) there are no and since December 31, 1995, there have not been any, liabilities, contracts or other agreements or other transactions between BancWest or any of its Subsidiaries, on the one hand, and BNP or any of its affiliates or any officer, director or employee of BNP or any such affiliate (or other entity in which BNP or any such affiliate has a material equity interest, except, in the case of such other entity, for liabilities, contracts or agreements with BancWest or its Subsidiaries that arose or were entered into on terms and conditions not less favorable to BancWest or such Subsidiaries than would be obtained in arms' length transactions with an independent third party), on the other hand.

            (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fees and expenses will be paid by BancWest in accordance with BancWest's agreement with such firm (a copy of which agreement has been delivered to FHI prior to the date of this Agreement).

            (t) Intellectual Property. BancWest and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "BancWest Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such BancWest Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a material adverse effect on BancWest. Neither BancWest nor any such Subsidiary has received any notice of infringement of or conflict with, and, to BancWest's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any BancWest Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on BancWest.

            3.2. Representations and Warranties of FHI. FHI represents and warrants to BancWest as follows:

            (a) Organization, Standing and Power. FHI is a bank holding company registered under the BHC Act and organized under the laws of the State of Delaware. First Hawaiian Bank is a wholly-owned Subsidiary of FHI and a banking corporation organized under the laws of the State of Hawaii. The deposit accounts of FHI's bank subsidiaries are insured by the BIF and the Savings Association Insurance Fund of the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of FHI and its Significant Subsidiaries (as defined below) is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on FHI. The Certificate of Incorporation and By-laws of FHI, copies of which were previously furnished to BancWest, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

            (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of FHI consists of 100,000,000 shares of common stock, par value $5.00 per share ("FHI Common Stock"), and 50,000,000 shares of preferred stock, par value $5.00 per share ("FHI Preferred Stock"). As of May 21, 1998 (A) 31,143,923 shares of FHI Common Stock were outstanding, 1,104,788 shares of FHI Common Stock were reserved for issuance upon the exercise of outstanding stock options or awards under incentive plans (such plans or programs, collectively, the "FHI Stock Plans"), and 2,046,451 shares of FHI Common Stock were held by FHI in its treasury or by its Subsidiaries (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a Subsidiary of FHI acts as investment advisor, that in any such case are beneficially owned by third parties); and (B) no shares of FHI Preferred Stock were outstanding. All outstanding shares of FHI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, except to the extent provided in FHI's Certificate of Incorporation (which will be amended at the Effective Time as set forth in Exhibit A hereto), not subject to preemptive rights. Subject to obtaining the FHI Stockholder Approval (as defined herein), at the Effective Time, the FHI Class A Common Stock will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

                  (ii) Except as set forth in Section 3.2(b) of the disclosure schedule of FHI delivered to BancWest on the date hereof (the "FHI Disclosure Schedule"), as of the date of this Agreement, except for this Agreement, (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which FHI or any of its Subsidiaries (or to the best knowledge of FHI, any of its Affiliates) is a party or by which any of them are bound obligating FHI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FHI or of its Subsidiaries or obligating FHI or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of FHI or of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FHI or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of FHI or any of its Subsidiaries (or any interest therein). There is no agreement of any kind that gives any person any right to participate in the equity, value or income of, or to vote (i) in the election of directors or officers of or (ii) otherwise with respect to the affairs of, FHI of any of its Subsidiaries.

                  (iii) Except as set forth in Section 3.2(b) of the FHI Disclosure Schedule, since May 21, 1998, FHI has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of FHI or any of its Subsidiaries, other than pursuant to and as required by the terms of the FHI Stock Plans (or in the ordinary course of business as permitted by such plans and consistent with past practice); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries of FHI, any shares of capital stock of FHI or any of its Subsidiaries (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to the stockholders of FHI dividends or other distributions on the outstanding shares of capital stock of FHI, other than regular quarterly cash dividends on the FHI Common Stock at a rate not in excess of the regular quarterly cash dividends most recently declared by FHI prior to the date of this Agreement or a greater rate following an increase in dividend rate consistent with past practice.

            (c) Authority; No Violation. (i) FHI has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the FHI Stockholder Approval and the filing of the Charter Amendments, the Certificate of Merger and the Agreement of Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FHI, subject to obtaining the FHI Stockholder Approval. FHI has taken all necessary corporate action so that the provisions of Section 203 of the Delaware General Corporation Law do not and will not apply to the execution and delivery of this Agreement and the Standstill Agreement (as defined in Section 6.1(d)) and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by FHI and (assuming due authorization, execution and delivery by BancWest) constitutes the valid and binding obligation of FHI, enforceable against FHI in accordance with its terms.

                  (ii) Except as set forth in Section 3.2(c) of the FHI Disclosure Schedule, the execution and delivery by FHI of this Agreement do not, and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the Certificate of Incorporation or By-laws or comparable organizational documents of FHI or any Subsidiary of FHI, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, FHI Benefit Plan (as defined in Section 3.2(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FHI or any Significant Subsidiary of FHI or their respective properties or assets which Violation (in the case of clause (y)), individually or in the aggregate, would be reasonably likely to have a material adverse effect on FHI.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to FHI or any Subsidiary of FHI in connection with the execution and delivery by FHI of this Agreement and the other Transaction Agreements or the consummation by FHI of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on FHI, or on FHI's ability to own, possess or exercise the rights of an owner with respect to the Bank of the West Common Stock or BancWest or its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve under the BHC Act and the FRA and approval of same, (B) the filing by FHI with the SEC of the Proxy Statement, (C) the State Banking Approvals and any applicable State Takeover Approvals, (D) notification of the proposed issuance of the shares of FHI Class A Common Stock to the Nasdaq National Market pursuant to Schedule D to the By-Laws of the NASD,
      (E) notices under the HSR Act, and (F) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and with the Secretary of State of the State of California of the Agreement of Merger.

            (d) SEC Documents. FHI has made available to BNP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by FHI with the SEC (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 1997 (as such documents have since the time of their filing been amended, the "FHI SEC Documents"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(g) of the Exchange Act) that FHI was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the FHI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FHI SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of FHI included in the FHI SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with

      GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of FHI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the FHI SEC Documents have been so filed.

            (e) Information Supplied. None of the information supplied or to be supplied by FHI for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the time of the Stockholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders' Meeting which has become false or misleading. The Proxy Statement (except for such portions thereof furnished in writing to FHI by BNP, BancWest or any Subsidiary of BancWest as to which no warranty is made) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

            (f) Compliance with Applicable Laws. FHI and its Subsidiaries hold, and at all times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of FHI and its Subsidiaries, taken as a whole (the "FHI Permits"). FHI and its Subsidiaries are in compliance and have complied with the terms of the FHI Permits and all applicable laws and regulations, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on FHI. Except as disclosed in the FHI SEC Documents filed prior to the date of this Agreement, the businesses of FHI and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on FHI. Except for routine examinations by Bank Regulators, to the best knowledge of FHI, no investigation by any Governmental Entity with respect to FHI or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, would not have a material adverse effect on FHI, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the FHI Permits.

            (g) Litigation. Except as disclosed in the FHI SEC Documents filed prior to the date of this Agreement, there is no Litigation pending or, to the best knowledge of FHI, threatened, against or affecting FHI or any Subsidiary of FHI which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on FHI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FHI or any Subsidiary of FHI having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

            (h) Taxes. FHI and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns are correct and complete in all material respects. FHI and each of its Subsidiaries have timely paid, or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been made available to BancWest reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by FHI and its Subsidiaries accrued through the date of such financial statements. FHI and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been proposed, asserted or assessed against FHI or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.2(h) of the FHI Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of FHI and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of FHI and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) FHI and its Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing, none of FHI nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) there is no contract or agreement, plan or arrangement by FHI or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by FHI or any of its Subsidiaries by reason of section 280G of the Code, (vi) FHI and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii)

      FHI has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (viii) none of FHI nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (i) Certain Agreements. Section 3.2(i) of the FHI Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which FHI or its Subsidiaries is a party or by or to which FHI or its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, or $250,000 per annum, in the case of any other such agreement, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of FHI or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving FHI of the nature contemplated by this Agreement,
      (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where FHI or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to FHI or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by FHI or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which FHI or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a Tax liability of any party,
      (vii) contracts and other agreements containing covenants restricting FHI or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring FHI or any of its Subsidiaries to engage in any line of business, and (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by FHI or any of its Subsidiaries, or the direct or indirect guaranty by FHI or any of its Subsidiaries of any obligation for, or an agreement by FHI or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of FHI or any of its Subsidiaries in respect of indebtedness of any other person.

            There have been delivered or made available to Bank of the West true and complete copies of all of the contracts and other agreements set forth in Section 3.2(i) of the FHI Disclosure Schedule or in any other Section of the FHI Disclosure Schedule and all contracts that were required to be filed by FHI as an exhibit to any of the FHI SEC Documents pursuant to
      Item 601(b)(10) of Regulation S-K of the SEC, except as set forth in
      Section 3.2(i) of the FHI Disclosure Schedule. Each such contract and other agreement is in full force and effect and constitutes a legal, valid, and binding obligation of FHI or its Subsidiaries, as the case may be, and to the best knowledge of FHI, each other party thereto, enforceable in accordance with its terms. Neither FHI nor any Subsidiary of FHI has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of FHI or any of its Subsidiaries or (to the best knowledge of FHI) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach, or default has had or would have, individually or in the aggregate, a material adverse effect on FHI.

            (j) Benefit Plans. (i) Section 3.2(j)(i) of the FHI Disclosure Schedule contains a true and complete list of the Benefit Plans that are sponsored or are being maintained or contributed to, or required to be contributed to, by FHI or any of its Subsidiaries (the "FHI Benefit Plans"). No FHI Benefit Plan is a multiemployer plan or a collective bargaining agreement.

            (ii) With respect to each FHI Benefit Plan, FHI has delivered to BancWest a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
      (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by FHI or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any FHI Benefit Plan; and (D) for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

            (iii) (A) Each FHI Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each FHI Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any FHI Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither FHI nor any other party has engaged in a prohibited transaction which could subject FHI, any of its Subsidiaries, or the Surviving Corporation to any taxes, penalties or other liabilities under Code section

      4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject FHI, any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or
      (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and PBGC premiums required to be paid with respect to FHI Benefit Plans as of the Closing Date have been or will be paid prior thereto and adequate reserves have been provided for on FHI's balance sheet for any premiums (or portions thereof) attributable to service on or prior to the Closing Date;
      (G) all contributions required to be made prior to the Closing Date under the terms of each FHI Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves have been provided for on FHI's balance sheet for all benefits attributable to service on or prior to the Closing Date; and (H) no FHI Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived).

            (iv) With respect to each of the FHI Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

            (v) Except as set forth on Section 3.2(i)(v) of the FHI Disclosure Schedule, no FHI Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of FHI or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

            (k) Subsidiaries. Exhibit 21 to FHI's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 includes all the Significant Subsidiaries of FHI as of the date of this Agreement. FHI owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). Each of FHI's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in any provision of applicable state law in the case of Subsidiaries of FHI that are state chartered banks, all of the shares of capital stock of each of the Subsidiaries held by FHI or by another Subsidiary of FHI are fully paid and nonassessable and are owned by FHI or a Subsidiary of FHI free and clear of any claim, lien or encumbrance.

            (l) Agreements with Bank Regulators. Neither FHI nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by FHI and its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies or management, nor has FHI or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

            (m) Absence of Certain Changes or Events. Except as disclosed in the FHI SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.2(m) of the FHI Disclosure Schedule, since December 31, 1997, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of FHI or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on FHI, (ii) FHI and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, and (iii) neither FHI nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required BancWest's consent pursuant to Section 4.2 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has FHI or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

            (n) Vote Required. No vote of the holders of any securities of FHI is required with respect to the adoption of this Agreement except for the affirmative vote of the holders of a majority of the outstanding shares of FHI Common Stock (the "FHI Stockholder Approval").

            (o) Undisclosed Liabilities. Except (i) for those liabilities or obligations that are fully reflected or reserved against on the unaudited consolidated balance sheet of FHI included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 1998 and which are not material to FHI, neither FHI nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or is reasonably likely to have, a material adverse effect on FHI.

            (p) Reports. FHI and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.2(p) of the FHI Disclosure

      Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of FHI and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of FHI, investigation into the business or operations of FHI or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.2(o) of the FHI Disclosure Schedule or in the FHI SEC Documents filed prior to the date of this Agreement, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of FHI or any of its Subsidiaries.

            (q) Environmental Liability. Except as set forth in Section 3.2(q) of the FHI Disclosure Schedule or in the FHI SEC Documents filed prior to the date of this Agreement, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that is reasonably likely to result in the imposition, on FHI or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protections, human health or safety, or under any Environmental Law, pending or, to the best knowledge of FHI, threatened, against FHI or any of its Subsidiaries, which liability or obligation, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on FHI. To the best knowledge of FHI, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would be reasonably likely to have a material adverse effect on FHI. To the best knowledge of FHI, during or prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or (iii) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on FHI. Neither FHI nor any Subsidiary of FHI is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would be reasonably likely to have a material adverse effect on FHI.

            (r) Properties. Except as disclosed in the FHI SEC Documents filed prior to the date of this Agreement, FHI or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such FHI SEC Documents as being owned by FHI or one of its Subsidiaries or acquired after the date thereof which are material to FHI's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of FHI which are banks securing deposits incurred in the ordinary course of their banking business and

      (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially effect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such FHI SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to the best of FHI's knowledge, the lessor.

            (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except for Goldman, Sachs & Co. ("Goldman Sachs"), whose fees and expenses will be paid by FHI in accordance with FHI's agreement with such firm (a copy of which agreement has been delivered by FHI to BancWest prior to the date of this Agreement).

            (t) Opinion. Prior to the execution of this Agreement, FHI received an opinion from Goldman Sachs to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the consideration to be paid by FHI pursuant to this Agreement is fair from a financial point of view to the stockholders of FHI. Such opinion has not been amended or rescinded as of the date of this Agreement.

            (u) Intellectual Property. FHI and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "FHI Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such FHI Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a material adverse effect on FHI. Neither FHI nor any such Subsidiary has received any notice of infringement of or conflict with, and, to FHI's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any FHI Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on FHI.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            4.1. Covenants of BancWest. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or as set forth in Section 4.1 of the BancWest Disclosure Schedule or to the extent that FHI shall otherwise consent in writing) BancWest agrees that it will and will cause each of its Subsidiaries to carry on the business of BancWest and each of its Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact the present business organizations of BancWest and each of its Subsidiaries, maintain the rights and franchises of, and preserve the relationships with customers, suppliers and others having business dealings with, BancWest and each of its Subsidiaries to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.1 of the BancWest Disclosure Schedule, BancWest shall not, and shall not permit any of its Subsidiaries to, without the prior consent of FHI in writing:

            (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) each of BancWest and Bank of the West may continue the declaration and payment of regular cash dividends as provided by and in accordance with the terms of the BancWest Preferred Stock and Outstanding Bank of the West Preferred Stock as in effect on the date of this Agreement as required by the terms of such preferred stock, (B) for dividends by a wholly-owned Subsidiary of BancWest to BancWest, and (C) BancWest may declare and pay a cash dividend in the amount of up to $28 million with respect to the BancWest Common Stock and, if the Closing occurs after December 31, 1998, a pro rata portion of $28 million based upon the number of days during 1999 elapsed prior to the Closing, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of BancWest or any securities convertible into or exercisable for any shares of such capital stock except as expressly provided in Section 5.6;

            (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (A) issuances by a wholly-owned Subsidiary of BancWest of its capital stock to BancWest and
      (B) issuances of BancWest Common Stock to FABC in exchange for the issued and outstanding shares of Series A Preferred Stock in accordance with
      Section 5.6;

            (c) amend or propose to amend its Articles of Incorporation or its By-laws or other organizational documents;

            (d) (i) enter into any new material line of business, (ii) change its lending, investment, liability management and other material banking policies in any respect which is material to BancWest, except as required by law or by policies imposed by a Bank Regulator, or (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice;

            (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries of BancWest, or (ii) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business consistent with past practice.

            (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of BancWest), which are material, individually or in the aggregate, to BancWest, other than (i) internal reorganizations or consolidations involving existing Subsidiaries of BancWest, (ii) as may be required by law to consummate the transactions contemplated hereby and (iii) other activities in the ordinary course of business consistent with past practice;

            (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of BancWest or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of BancWest to BancWest or another Subsidiary of BancWest, (ii) in the ordinary course of business consistent with past practice, or (iii) renewals or extensions of existing long-term indebtedness;

            (h) intentionally take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation following the Effective Time, or in any of the conditions to the Closing set forth in Article VI not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.3(e);

            (i) change the methods of accounting of BancWest or any of its Subsidiaries, except as required by changes in GAAP as concurred in by such party's independent auditors;

            (j) (i) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any BancWest Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between BancWest or any of its Subsidiaries and one or more of its directors or officers, other than entry into waiver agreements pursuant to Section 5.7, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to

      BancWest or the Surviving Corporation, increase in any manner the compensation or fringe benefits of any director, officer or employee of BancWest or any of its Subsidiaries or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,
      (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of BancWest or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or
      (iv) with respect to any BancWest Benefit Plan which is a defined benefit or defined contribution pension plan, permit or cause (except pursuant to Section 5.7(d)), (A) a consolidation or merger of any such Plan, (B) a spin-off involving any such Plan, (C) a transfer of assets and/or liabilities from or to any such Plan, or (D) any similar transaction involving any such Plan;

            (k) enter into any contract that would be required to be disclosed on Section 3.1(i) of the BancWest Disclosure Schedule or renew or terminate any contract listed in Section 3.1(i) of the BancWest Disclosure Schedule, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

            (l) make or acquire any loan or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

            (m) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

            (n) settle any claim, action or proceeding involving money damages which are material to BancWest, except in the ordinary course of business consistent with past practice;

            (o) change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability; or

            (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.1.

            4.2. Covenants of FHI. During the period from the date of this Agreement and continuing until the Effective Time, FHI agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in Section 4.2 of the

FHI Disclosure Schedule or to the extent that BancWest shall otherwise consent in writing), FHI will and will cause each of its Subsidiaries to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, FHI shall not, and shall not permit any of its Subsidiaries to, without the prior consent of BancWest in writing:

            (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) FHI may continue the declaration and payment of regular quarterly cash dividends not in excess of $.31 per share of FHI Common Stock, and (B) for dividends by a wholly-owned Subsidiary of FHI to FHI, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire (except for the acquisition of trust account shares), any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

            (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of FHI Common Stock pursuant to the exercise of stock options issued under any FHI Stock Plan prior to the date of this Agreement, (ii) issuances by a wholly-owned Subsidiary of FHI of its capital stock to FHI, (iii) grants of options to purchase FHI Common Stock and grants of restricted shares of FHI Common Stock pursuant to any FHI Stock Plan to newly hired officers or employees consistent with past practice, (iv) if the Merger has not been consummated by December 31, 1998, regular annual grants (consistent with past practice) of options to purchase FHI Common Stock pursuant to any FHI Stock Plan in fiscal 1999, (v) issuances of shares of restricted FHI Common Stock under FHI's Incentive Plan for Key Executives in fiscal 1999 (consistent with past practice), and (vi) issuances of shares of restricted FHI Common Stock and grants of options to purchase FHI Common Stock immediately after the Effective Time to certain officers of Bank of the West pursuant to Section 5.7;

            (c) amend or propose to amend its Certificate of Incorporation or its By-laws; provided, however, that effective on the Closing Date, FHI shall amend its Certificate of Incorporation, subject to obtaining the FHI Stockholder Approval, and its By-laws as contemplated by Section 5.9 of this Agreement;

            (d) (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, liability management and other material banking policies in any respect which is material to FHI, except as required by law or by policies imposed by a Bank Regulator, or (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice;

            (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to FHI; provided, however, that the foregoing shall not prohibit (i) internal reorganizations, liquidations or consolidations involving existing Subsidiaries, (ii) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business;

            (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries), which are material, individually or in the aggregate, to FHI other than (i) internal reorganizations, liquidations or consolidations involving existing Subsidiaries of FHI, (ii) as may be required by law to consummate the transactions contemplated hereby and
      (iii) other activities in the ordinary course of business consistent with past practice;

            (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of FHI or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of FHI to FHI or another Subsidiary of FHI, (ii) in the ordinary course of business consistent with past practice or (iii) renewals or extensions of existing long-term indebtedness;

            (h) intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation following the Effective Time, or in any of the conditions to the Closing set forth in Article VI not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of FHI or BancWest to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(g);

            (i) change its methods of accounting, except as required by changes in GAAP as concurred in by such party's independent auditors;

            (j) (i) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any FHI Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between FHI or any of its Subsidiaries and one or more of its directors or officers, other than amendments to the FHI Long-Term Incentive Plan (with respect to the change in control-related provisions of such Plan), related amendments to awards granted under such Plan, and/or entry into related agreements pursuant to which participants in such Plan consent to any such amendments, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to FHI or the Surviving Corporation, increase in any manner the compensation or fringe benefits of any director, officer or employee of FHI or any of its Subsidiaries or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of FHI or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

            (k) enter into any contract that would be required to be disclosed in Section 3.2(i) of the FHI Disclosure Schedule or required to be filed as an exhibit to the FHI SEC Documents pursuant to Item 601(b)(10) of Regulation S-K or renew or terminate any such contract, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

            (l) make or acquire any loan or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

            (m) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

            (n) settle any claim, action or proceeding involving money damages which are material to FHI, except in the ordinary course of business consistent with past practice;

            (o) change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability; or

            (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            5.1. Preparation of the Proxy Statement. Promptly following the date of this Agreement, FHI shall prepare and file with the SEC the Proxy Statement. BancWest shall furnish all information concerning BancWest and the holders of the BancWest Common Stock as may be reasonably requested in connection with any such action. FHI shall use its reasonable best efforts as promptly as practicable to have the Proxy Statement cleared by the SEC and thereafter to cause the Proxy Statement to be mailed to FHI's stockholders as promptly as practicable. Each of FHI and BancWest agree to correct any information provided by it or their affiliates for use in the Proxy Statement which shall have become false or misleading.

            5.2. Access to Information. (a) Upon reasonable notice, BancWest and FHI shall (and shall cause each of their respective Subsidiaries to) afford to the Representatives (as defined in Section 5.4) of the other, access, during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments and records of BancWest (in the case of BancWest) and of FHI (in the case of FHI) and, during such period, each of BancWest and FHI shall (and shall cause each of their respective Subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by BancWest or FHI, as the case may be, during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law or reports or documents which are subject to an attorney-client privilege or which constitute attorney work product) and (b) all other information concerning the business, properties and personnel of BancWest or of FHI, as the case may be, as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of each of the letters dated March 10, 1998, between BancWest and FHI (the "Confidentiality Agreements"). No investigation by either FHI, on the one hand, or BNP or BancWest, on the other hand, shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

            5.3. Stockholders' Meeting. FHI shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. FHI will, through its Board of Directors, recommend to its stockholders adoption of this Agreement unless the Board of Directors of FHI determines in good faith, after having consulted with and considered the advice of its financial advisors and outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would be reasonably likely to constitute or result in a breach of fiduciary duty by FHI's Board of Directors under applicable law. FHI agrees that it will, upon the request of BancWest, postpone or recess such stockholders' meeting for such period as BancWest shall reasonably request, if, for any reason the trustees under The Will and of the Estate of S.M. Damon shall have failed in any material respect to have complied with their obligations under the Stockholders Agreement, dated as of the date hereof, between BNP and the trustees under The Will and of the Estate of S.M. Damon (the "Stockholders Agreement") at or prior to the date of such meeting, or shall have indicated to BancWest their intention so to do, in order to afford BNP an opportunity to enforce its rights under the Stockholders Agreement, including by way of court action, unless it is reasonably likely that the FHI Stockholder Approval will be obtained at such meeting. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by FHI of information that is required to be disclosed in the Proxy Statement or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of FHI may then be traded.

            5.4. No Solicitations. (a) Subject, in the case of FHI, to paragraph
(b) below, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, each of BancWest and FHI agree that neither it, nor any of its respective Subsidiaries, affiliates or agents shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries, affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal (as defined below) or enter into any agreement with a third party relating to a Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any proposal for the acquisition of a 15% or greater equity interest in, or a merger, consolidation, liquidation, dissolution or other disposition of 15% or more of the assets (other than in the ordinary course of business) of, BancWest or FHI or any Significant Subsidiary of BancWest or FHI, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of BancWest or FHI or any Significant Subsidiary of BancWest or FHI (other than pursuant to the transactions contemplated by this Agreement or the other Transaction Agreements).

            (b) Notwithstanding the foregoing, at any time prior to the time that FHI's stockholders shall have voted to adopt this Agreement, FHI may, and may authorize and permit its Representatives to, (i) provide third parties with nonpublic information and access in response to a request for such information or access which was not solicited, encouraged or initiated by FHI or any of its Representatives after the date hereof, (ii) participate in discussions and negotiations with any third party relating to any Takeover Proposal, upon receipt by FHI of an unsolicited Takeover Proposal, or (iii) terminate this Agreement (and concurrently with or after such termination, enter into any agreement with respect to a Takeover Proposal), in each case if the Board of Directors of FHI determines in good faith, after having consulted with and considered the advice of its financial advisors and outside counsel, that the failure to take any such action would be reasonably likely to constitute or result in a breach of fiduciary duty by FHI's Board of Directors under applicable law.

            5.5. Legal Conditions. (a) Each of BancWest and FHI shall, and shall cause its respective Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and to consummation thereof as promptly as practicable, subject to the FHI Stockholder Approval, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Each of BancWest and FHI will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

            (b) Each of BancWest and FHI agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable best efforts to (i) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (ii) defend any Litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and (iii) provide to counsel to the other party hereto representations and certifications as to such matters as such counsel may reasonably request in order to render the opinions referred to in Sections 6.2(f) and 6.3(d).

            5.6. Series A Preferred Stock. Prior to the Effective Time, (a) BancWest shall acquire all of the issued and outstanding shares of the Series A Preferred Stock owned by FABC in exchange for shares of BancWest Common Stock.

            5.7. Employee Benefit Plans. (a) Bank of the West and BancWest shall offer to enter into a waiver agreement with each employee who has been awarded stock appreciation rights ("SARs") under the BancWest Senior Management Long Term Incentive Plan, pursuant to which such employee waives all rights he or she has with respect to such SARs and consents to the cancellation of such SARs in consideration for the issuance by FHI immediately after the Effective Time of shares of restricted FHI Common Stock with an aggregate value (based on the per share value initially assigned by the parties to the FHI Class A Common Stock) equal to the gross value of the cash payout such employee would have been entitled to pursuant to such Plan upon the Closing in the absence of such waiver agreement, rounded down to the nearest whole share. FHI shall issue such shares to each such employee who delivers to FHI an acceptable waiver agreement which results in the effective cancellation of such employee's SARs. Such shares will become 100% vested on the second anniversary of the Closing, provided the employee does not voluntarily terminate his or her employment with Bank of the West or FHI prior to such time (or have his or her employment terminated by Bank of the West or FHI for cause). Immediately after the Effective Time, FHI shall also issue to such employees, in the aggregate, options to purchase up to 150,000 shares of FHI Common Stock with an exercise price equal to the fair market value of such shares at the Closing. Such Options shall vest the same as the optionee's shares of restricted FHI Common Stock.

            (b) To the extent the Surviving Corporation assumes BancWest's (or any of its Subsidiaries') liabilities with respect to any disabled employees, such liabilities are currently being paid pursuant to an insured disability plan, other than liabilities included as accrued sick or vacation leave on the books of BancWest (or its Subsidiaries), in accordance with GAAP.

            (c) BancWest and FHI shall ensure that, as of the Closing Date, full payment has been made to each of their respective Benefit Plans of all contributions required to be made under applicable law with respect to benefits accrued on or prior to such date, and that adequate reserves have been provided for on their respective balance sheets for all benefits, and all premiums (or portions thereof), attributable to service on or prior to the Closing Date.

            (d) Effective as of the Effective Time, or as soon as practicable thereafter, BancWest shall amend, or cause to be amended, each BancWest Benefit Plan such that employers who are not members of a controlled group of organizations with BancWest (within the meaning of Code section 414(b), (c), (m), or (o)) as of the Effective Time shall cease to be participating employers in such BancWest Benefit Plans. Prior to the Effective Time, BancWest shall work with BNP to establish successor plans with respect to members of BancWest's controlled group (as defined above) who will cease to be members of such a group as of the Effective Time. Amendments to the BancWest Benefit Plans may, subject to the terms and conditions of an employee benefits agreement (that is consented to by FHI) that sets forth the agreement of the parties regarding the disposition of each BancWest Benefit Plan, provide for the transfer of assets and accrued liabilities, subject to the consent of FHI, with respect to participants in the BancWest Benefit Plans who continue to be employed by an entity which will cease to be a member of BancWest's controlled group (as defined above) as of the Effective Time. Following the Effective Time, the former employees of BancWest and its subsidiaries who continue employment with the Surviving Corporation or its subsidiaries shall receive benefits which, in the aggregate, are comparable to the benefits provided by the Surviving Corporation and its Subsidiaries to the former employees of FHI and its Subsidiaries who continue employment with the Surviving Corporation or its Subsidiaries. Amounts payable as of the Effective Time under the terms of the BancWest Benefit Plans then in effect shall be paid in accordance with the terms of such Plans.

            5.8. Intercompany Matters. BancWest shall take such action as is necessary to ensure that any arrangements, contracts, agreements or transactions between BancWest or any of its Subsidiaries, on the one hand, and BNP and any of its affiliates, on the other hand, may be terminated by the Surviving Corporation upon not more than 30 days' notice following the Effective Time without the payment of any financial penalty or fee.

            5.9. Charter Amendment; By-Law Amendment. On or before the Effective Time, following the adoption by the stockholders of the Company at the Stockholders' Meeting of this Agreement, the Company will cause the Certificate of Incorporation, in the form of Exhibit A attached hereto (the "Charter Amendments"), to be filed with the Secretary of State of the State of Delaware, and the Board of Directors of the Company will cause the amendments to the by-laws of the Company, in the form of Exhibit B attached hereto (the "By-Law Amendments"), to be adopted; provided, however, that nothing contained in this Agreement shall require such Charter Amendments to be filed on behalf of or by the Company or such amendments to the by-laws to be adopted by the Board of Directors of the Company prior to the time that all conditions set forth in
Article VI (other than those related to such filing or such adoptions) have been satisfied or waived.

            5.10. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of BancWest or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts of any nature whatsoever, governmental or non-governmental (including but not limited to reasonable expenses of counsel and investigation) that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of BancWest or any Subsidiary of BancWest, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent that BancWest would have been permitted under applicable law and its Articles of Incorporation, and the Surviving Corporation is permitted under Delaware law, to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law with no bond or security to be required upon receipt of any undertaking required by Section 145(e) of the
DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.10 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving

Corporation the undertaking, if any, required by Section 145(e) of the DGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

            (b) For a period of five years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by BNP for BancWest and its Subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous in the aggregate) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums agreed to be paid between BancWest and Bank of the West and BNP in respect of 1997 for such insurance, as previously disclosed to FHI ("BancWest's Current Premium"), and if such premiums for such insurance would at any time exceed 150% of BancWest's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of BancWest's Current Premium.

            (c) In the event FHI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FHI assume the obligations set forth in this section.

            (d) The provisions of this Section 5.10 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (e) FHI shall reimburse any Indemnified Party for reasonable out-of-pocket expenses incurred in connection with prosecuting any claim for indemnification under this Section 5.10 with respect to which such Indemnified Party is successful on the merits.

            5.11. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

            5.12. Fees and Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

            5.13. Cooperation. During the period from the date of this Agreement to the Effective Time, each of BancWest and FHI shall, (i) confer on a regular and frequent basis with the other, report on operational matters, policies and banking practices and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on BancWest or FHI, as the case may be, or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein and (ii) cause each Subsidiary of BancWest and FHI that is a bank to file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and make available to the other party copies of all such reports promptly after the same are filed; provided each of BNP and BancWest, on the one hand, and FHI, on the other hand, shall have the right to review in advance, and to the extent practicable will consult with the other party, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to such other party and any of its Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of BancWest and FHI agree to act reasonably and as promptly as practicable. Each of BancWest and FHI agrees that it shall, and shall cause its respective Subsidiaries to, to the extent practicable, consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and it will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            6.1. Conditions to Each Party's Obligation. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The FHI Stockholder Approval shall have been obtained.

            (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary pursuant to the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements or on either BNP or the Surviving

      Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Transaction Agreements, by any Federal, state or foreign Governmental Entity of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement or the Transaction Agreements illegal.

            (d) Bank Merger. All conditions precedent to the consummation of the Bank Merger shall have been satisfied and the Bank Merger shall be consummated concurrently with the Effective Time of the Merger.

            6.2. Conditions to Obligations of FHI. The obligation of FHI to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by FHI:

            (a) Representations and Warranties. The representations and warranties of BancWest set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation, and FHI shall have received a certificate signed on behalf of BancWest by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

            (b) Performance of Obligations. BancWest shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FHI shall have received a certificate signed on behalf of BancWest by its Chairman and Chief Executive Officer and its Chief Financial Officer to such effect.

            (c) Consents Under Agreements. The consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby and by the Transaction Agreements, under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect after the Effective Time on the Surviving Corporation shall have been obtained.

            (d) Corporate Action. FHI shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of BancWest and of the holders of the BancWest Common Stock and the BancWest Preferred Stock authorizing the execution, delivery and performance by BancWest of this Agreement, certified by the Secretary or an Assistant Secretary of BancWest.

            (e) Tax Opinion. FHI shall have received the opinion of Simpson Thacher & Bartlett, counsel to FHI, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) FHI and BancWest will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

            (f) NASD Approval. FHI shall have been advised by the NASD that the FHI Common Stock will continue to be designated as a "Nasdaq National Market System security" (as defined for purposes of Schedule D to the By-Laws of the NASD) after the issuance and sale of the shares of FHI Class A Common Stock in the Merger and the effectiveness of the provisions of this Agreement and the Transaction Agreements relating to BNP and FHI.

            (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the Transaction Agreements by any Federal, state or foreign Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon FHI or its Subsidiaries which would reasonably be expected to (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent the parties from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair FHI's ability to exercise and enforce its rights under the Transaction Agreements, the Charter Amendments and the By-Law Amendments.

            (h) Transaction Agreements. The Transaction Agreements shall have been duly executed and delivered by BNP and shall be in full force and effect and the representations and warranties of BNP in any such Transaction Agreement shall be true and correct in all material respects and BNP shall have performed in all material respects all obligations required to be performed by it thereunder at or prior to the Closing Date, including, without limitation, its obligation to exercise or cause an affiliate to exercise the Purchase Option (as defined in the Support Agreement, dated as of April 25, 1996, among BNP and BancWest) with respect to the BancWest Preferred Stock and to vote such shares in favor of the Merger.

            (i) SAS 71 Review Letter. BancWest shall have provided to FHI review reports prepared in accordance with the provisions of Statement of Accounting Standards No. 71 ("SAS 71"), Interim Financial Information, by BancWest's independent accountants covering BancWest's quarterly financial reports for the most recent quarter ending at least 45 days prior to the Closing Date.

            6.3. Conditions to Obligations of BancWest. The obligation of BancWest to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by
BancWest:

            (a) Representations and Warranties. The representations and warranties of FHI set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on BNP or the Surviving Corporation, and BancWest shall have received a certificate signed on behalf of FHI by its Chairman and Chief Executive Officer and a Vice Chairman to such effect.

            (b) Performance of Obligations. FHI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancWest shall have received a certificate signed on behalf of FHI by its President and Chief Executive Officer and a Vice Chairman to such effect.

            (c) Consents Under Agreements. The consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby and by the Transaction Agreements under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on BNP or the Surviving Corporation.

            (d) Tax Opinion. BNP shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to BNP, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) FHI and BancWest will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

            (e) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the Transaction Agreements by any Federal, state or foreign Governmental

      Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes a Burdensome Condition upon BNP which would reasonably be expected to (i) have a material adverse effect after the Effective Time on (A) the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation or
      (B) any other material operations, business or assets of BNP or its affiliates (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent such parties from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair the ability of BNP to exercise and enforce its rights under the Transaction Agreements, the Charter Amendments and the By-Law Amendments.

            (f) NASD Approval. The condition set forth in Section 6.2(g) hereof shall have been satisfied.

            (g) Corporate Action. BancWest shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors and stockholders of FHI authorizing the execution, delivery or performance by FHI of this Agreement and the Transaction Agreements, certified by the Secretary or an Assistant Secretary of FHI.

            (h) Transaction Agreements. The Transaction Agreements shall have been duly executed and delivered by FHI and shall be in full force and effect and the representations and warranties of FHI in any such Transaction Agreement shall be true and correct in all material respects and FHI shall have performed in all material respects all obligations required to be performed by it thereunder at or prior to the Closing Date.

            (i) SAS 71 Review Letter. FHI shall have provided to BancWest review reports prepared in accordance with the provisions of SAS 71, by FHI's independent accountants covering FHI's quarterly financial reports for the most recent quarter ending at least 45 days prior to the Closing Date.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

            7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of the Agreement by the stockholders of FHI:

            (a) by mutual consent of FHI and BancWest in a written instrument;

            (b) by either FHI or BancWest upon written notice to the other party if the Federal Reserve shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement and the

      Transaction Agreements or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Transaction Agreements or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

            (c) by either FHI or BancWest if the Merger shall not have been consummated on or before March 31, 1999; provided that if the Merger shall not been consummated on or before such date due to the act or omission of FHI or BancWest, then that party may not terminate this Agreement pursuant to this paragraph (c);

            (d) by FHI in the event of a breach by BancWest of any representation, warranty or covenant contained in this Agreement (other than Section 5.4(a)) or by BNP of any representation or warranty or covenant contained in the Side Agreement (other than Section 2.3 thereof), which breach (i) either is not cured within thirty days after the giving of written notice to BancWest or BNP, as the case may be, or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI;

            (e) by BancWest in the event of a breach by FHI of any representation, warranty or covenant contained in this Agreement (other than Section 5.4(a)) or in the Side Agreement which breach (i) either is not cured within thirty days after the giving of written notice to FHI or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI;

            (f) by either FHI or BancWest if in accordance with Section 5.3, the Board of Directors of FHI fails to recommend adoption of this Agreement by the stockholders of FHI, or amends or modifies such recommendation in a manner materially adverse to BancWest or withdraws its recommendation to the stockholders of FHI;

            (g) by FHI or BancWest, if the FHI Stockholder Approval shall not have been obtained at a duly held meeting of stockholders of FHI held for such purpose or at any adjournment, postponement or continuation thereof;

            (h) by FHI, in accordance with Section 5.4(b)(iii);

            (i) by BancWest if a tender or exchange offer to acquire at least 50% of the outstanding shares of FHI Common Stock is commenced by any person (other than BNP, BancWest or any of their respective affiliates) and the Board of Directors of FHI recommends that the stockholders of FHI tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender or exchange offer within ten Business Days after the commencement thereof

      (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer);

            (j) by BancWest if either (i) FHI shall have materially breached its obligations under Section 5.4(a), and shall not have cured such breach within twenty-four hours after the giving of written notice thereof to FHI (provided that no cure period shall apply if such breach shall have been wilful), or (ii) FHI shall have exercised its rights under clauses (i) and/or (ii) of Section 5.4(b) with respect to a third party that has made an unsolicited request for nonpublic information and access or has made an unsolicited Takeover Proposal, and in either such case FHI has not terminated such activities with such third party within fifteen days after the commencement thereof; or

            (k) by FHI if BancWest shall have materially breached its obligations under Section 5.4(a) or BNP shall have breached its obligations under Section 2.3 of the Side Agreement, and shall not have cured such breach within twenty-four hours after the giving of written notice thereof to BancWest or BNP, as the case may be (provided that no cure period shall apply if such breach shall have been wilful).

            7.2. Effect of Termination. (a) In the event of termination of this Agreement by either BancWest or FHI as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of FHI or BancWest or their respective officers or directors except (i) with respect to Sections 3.1(s) and 3.2(s), 7.2(b), 7.2(c), 7.2(d), 7.2(f), the
penultimate sentence of Section 5.2, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful breach by the other party or parties of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            (b) FHI shall reimburse BancWest (not later than five Business Days after submission of statements therefor) for all actual, documented and reasonable out-of-pocket fees and expenses (the "Expenses") incurred by BancWest relating to the transactions contemplated by this Agreement, up to a maximum of $3 million, if (i) this Agreement shall have been terminated by BancWest pursuant to Sections 7.1(e), 7.1(f), 7.1(i) or 7.1(j), or (ii) if (x) this Agreement shall have been terminated by FHI or by BancWest pursuant to Section 7.1(g) and (y) either (A) at any time after the date of this Agreement, a bona fide Acquisition Proposal (as defined herein) is publicly commenced, publicly disclosed or publicly communicated to FHI and not withdrawn unconditionally prior to the date of the Stockholders' Meeting or (B) (1) prior to the Stockholders' Meeting a court of competent jurisdiction shall have issued a permanent order invalidating the Stockholders Agreement or otherwise prohibiting performance by the trustees of their obligations thereunder with respect to the voting of the shares covered thereby and (2) at the Stockholders' Meeting, such shares were not voted in favor of the adoption of this Agreement.

            (c) FHI shall pay BancWest a fee of $10 million (the "Termination Fee") plus the Expenses if this Agreement shall have been terminated by FHI pursuant to Section 7.1(h). The Termination Fee and Expenses pursuant to this
Section 7.2(c) shall be paid not later than five Business Days following termination of this Agreement (or, in the case of Expenses, five Business Days after submission of statements therefor).

            (d) FHI shall pay BancWest the Termination Fee if (x) this Agreement shall have been terminated by BancWest pursuant to Section 7.1(j), (y) on or prior to the first anniversary of the date of such termination, the Company enters into a definitive agreement with respect to a transaction described in paragraph (e) below and (z) such transaction is thereafter consummated. The Termination Fee shall be paid pursuant to this Section 7.2(d) within one Business Day following the consummation of any such transaction.

            (e) For purposes of this Section 7.2, an "Acquisition Proposal" means any of (i) a transaction or series of transactions pursuant to which any person (other than BNP, BancWest or their respective affiliates) acquires or would acquire more than 50% of the outstanding FHI Common Stock, (ii) any acquisition or proposed acquisition of FHI or any of its Significant Subsidiaries by a merger or other business combination or (iii) any other transaction pursuant to which any third party acquires or would acquire all or substantially all of the assets of FHI and its Subsidiaries.

            (f) BancWest shall reimburse FHI (not later than five Business Days after submission of statements therefor) for the Expenses incurred by FHI relating to the transactions contemplated by this Agreement, up to a maximum of $3 million, if this Agreement shall have been terminated by FHI pursuant to Sections 7.1(d) or 7.1(k).

            7.3. Amendment. This Agreement may be amended by the parties hereto at any time before or after adoption of this Agreement by the stockholders of FHI, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            7.4. Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.1. Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement shall survive the Effective Time, except as set forth in the Side Agreement.

            8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

      (a) if to FHI, to

      First Hawaiian, Inc.
      999 Bishop Street
      Honolulu, Hawaii 96813
      Attention: Howard H. Karr
      Fax: (808) 533-7844

      with a copy to

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, N.Y. 10017
      Attention: Lee Meyerson, Esq.
      Fax: (212) 455-2502

            and

      (b) if to BancWest, to

      BancWest Corporation
      1435 Treat Boulevard
      Walnut Creek, California  94596
      Attention: President
      Fax: (925) 942-1224
      with a copy to

      Pillsbury Madison & Sutro LLP
      235 Montgomery Street
      San Francisco, California 94104
      Attention: Rodney R. Peck, Esq.
      Fax: (415) 983-1200

      and

      Cleary Gottlieb Steen & Hamilton
      One Liberty Plaza
      New York, New York 10006
      Attention: Robert L. Tortoriello, Esq.
      Fax:  (212) 225-3999

            8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 28, 1998.

            8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

            8.5. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof. Except to the extent provided in Sections 5.7(a) and 5.10, no current or former employee of BancWest, FHI, or any of their respective Subsidiaries, shall be construed as a third party beneficiary under this Agreement, and no provision in this

Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with the Surviving Corporation, BancWest or FHI (or any of their respective affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan maintained by the Surviving Corporation, BancWest or FHI (or any of their respective affiliates).

            8.6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 8.6, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

            8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            IN WITNESS WHEREOF, FHI and BancWest have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                                    FIRST HAWAIIAN, INC.


                                    By: /s/ Walter A. Dods, Jr.
                                        ----------------------------------------
                                    Name: Walter A. Dods, Jr.
                                    Title: Chairman and Chief Executive Officer

                                    BANCWEST CORPORATION


                                    By: /s/ Don J. McGrath
                                        ----------------------------------------
                                    Name: Don J. McGrath
                                    Title: President and Chief Executive Officer

                                                                     EXHIBIT A

                                     FORM OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BANCWEST CORPORATION

First. The name of the corporation is "BancWest Corporation".

Second. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Third. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth. The total number of shares of stock which the corporation shall have authority to issue is Three Hundred Twenty-Five Million (325,000,000) shares having a par value of One Dollar ($1.00) per share, divided into three classes:
Two Hundred Million (200,000,000) shares designated as Common Stock (the "Common Stock"); Seventy-Five Million (75,000,000) shares designated as Class A Common Stock (the "Class A Common Stock"); and Fifty Million (50,000,000) shares designated as Preferred Stock (the "Preferred Stock").

      (a)   The Class A Common Stock.

            (1) After the requirements, if any, with respect to preferential dividends on the Preferred Stock shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable on the same date fixed for payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Common Stock), in an amount per share equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) paid on the Common Stock.

            (2) In the event that the corporation shall at any time declare and pay any dividend on the Common Stock payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock or effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock.

            (3) The corporation shall declare a dividend on the Class A Common Stock as provided in subparagraph (1) and subparagraph (2) of this paragraph (a) at the same time that it declares any dividend on the Common Stock and shall effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock as provided in subparagraph (2) of this paragraph (a) into a greater or lesser number of shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) at the same time that it effects any subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock.

            (4) Except as set forth in subparagraphs (1) through (3) and (5) of this paragraph (a), holders of shares of Class A Common Stock shall not be entitled to receive, and the corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class A Common Stock. Subject to the requirements of applicable law and this Certificate of Incorporation, no dividend shall be payable on the shares of Common Stock unless an equivalent per share dividend is payable on the shares of Class A Common Stock on the same date fixed for payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Common Stock).

            (5) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of Class A Common Stock shall, subject to the right, if any, of the holders of the Preferred Stock to participate therein, be entitled, together with the holders of the Common Stock, to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by such holder.

            (6) Except as may otherwise be required by law or this Certificate of Incorporation, each holder of the Class A Common Stock shall have one vote in respect of each share of the Class A Common Stock held by such holder on each matter in respect of which the holders of the Common Stock are entitled to vote, and the holders of the Class A Common Stock shall vote together with the holders of the Common Stock as a single class; provided, however, that the holders of the Class A Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (7) of this paragraph (a).

           (7)(i) Subject to clause (ii) of this subparagraph (7), the holders of the Class A Common Stock shall have the right, voting separately as a class, at each meeting of the stockholders held for the purpose of electing directors to elect that number of directors of the corporation, which number, together with the number of Class A Directors in each of the other two classes of directors (the directors in all three classes are hereinafter referred to as the "Class A Directors"), shall equal the product (rounded to the nearest whole number if such product is not a whole number) of (x) the Class A Multiplier (as defined below) and (y) the total number of directors constituting the authorized number of directors; provided that in no event shall the number of directors entitled to be elected by holders of Class A Common Stock constitute a majority of the total number of directors constituting the authorized number of directors; provided, further that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall be a nominee for a Class A directorship unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors constituting the authorized number of directors prior to the time such person is nominated for a Class A directorship. The holders of shares of Common Stock shall not be entitled to vote with respect to the election of the Class A Directors. The directors of the corporation other than the Class A Directors shall be elected by the holders of the class or classes or series of stock entitled to vote therefor, but excluding the Class A Common Stock.

                  The "Class A Multiplier" shall be equal to:

                  .45, if the Class A Interest (as defined below) is greater than or equal to 40% and less than or equal to 45%;

                  .35, if the Class A Interest is greater than or equal to 35% and less than 40%;

                  .30, if the Class A Interest is greater than or equal to 30% and less than 35%;

                  .25, if the Class A Interest is greater than or equal to 25% and less than 30%;

                  .20, if the Class A Interest is greater than or equal to 20% and less than 25%;

                  .15, if the Class A Interest is greater than or equal to 15% and less than 20%; and

                  .10, if the Class A Interest is greater than or equal to 10% and less than 15%.

            (ii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of Class A Common Stock shall not prevent the election of directors other than Class A Directors and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of Class A Directors and (B) in the absence of a quorum of the holders of shares of Class A Common Stock a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of Class A Directors, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

            (iii) Except as provided in this clause (iii), each Class A Director shall serve for a three year term (except that the initial Class A Directors shall serve for the remainder of the term of the class to which they are assigned) and until such director's successor has been elected and qualified, subject to such director's earlier death, resignation, removal or retirement. Notwithstanding the foregoing, upon the conversion of all outstanding shares of Class A Common Stock pursuant to clause (ii) of subparagraph
                  (9), the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining directors then in office acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws of the corporation as Class A Directors. In addition, notwithstanding the foregoing, if at any time the number of directors that the holders of the Class A Common Stock have the right to elect pursuant to clause (i) of this subparagraph (7) shall decrease other than as set forth in the preceding sentence (whether upon the conversion of shares of Class A Common Stock pursuant to clauses (i) or
                  (viii) of subparagraph (9) of this paragraph (a), upon the decrease in the number of directors constituting the authorized number of directors or otherwise), then the term of office of a number of Class A Directors then in office equal to such decrease shall terminate effective at the close of business on the fifteenth day following the event that resulted in such decrease (the "Termination Date"); provided that if, prior to the Termination Date, the holders of the Class A Common Stock shall not have removed or caused to resign, in either case effective as of the Termination Date, a number of Class A Directors equal to such decrease, then the terms of office of all Class A Directors then in office shall terminate on the Termination Date. The vacancy or vacancies resulting from the termination provided for in the preceding sentence shall be filled as follows: (A) the vacancy or vacancies equal to the number of directors that the holders of the Class A Common Stock then have the right to elect pursuant to clause (i) of this subparagraph (7) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in clause (iv) of this subparagraph (7), and the director or directors so elected to fill such vacancy or vacancies shall be treated hereunder and under the by-laws of the corporation as Class A Directors; provided that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall fill any such vacancy unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors then in office prior to the time such person is nominated to fill any such vacancy and (B) the remaining vacancy or vacancies shall be filled by the remaining directors then in office acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws as Class A Directors.

            (iv) Subject to clause (iii) of this subparagraph (7), in case of any vacancy occurring among the Class A Directors, the remaining Class A Director or Directors may appoint a successor by a majority vote of the remaining Class A Directors to hold office for the unexpired term of the Class A Director whose place shall be vacant; provided that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall fill any such vacancy unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors constituting the authorized number of directors prior to the time such person is nominated to fill any such vacancy. If at any time the offices of all Class A Directors shall be vacant, then, subject to clause (iii) of this subparagraph (7), the holders of Class A Common Stock then outstanding voting separately as a class may elect successors to hold office for the unexpired terms of the Class A Directors whose places shall be vacant.

            (v) The Class A Directors shall be apportioned by a majority vote of a committee comprised of the Class A Directors among any classes of directors established pursuant to paragraph (b) of Article Sixth (as such provision hereafter may be amended or relettered or renumbered) so as to maintain the number of Class A Directors in each class as nearly equal as practicable.

            (8) Notwithstanding that a lesser or no vote of stockholders of the corporation may be required by law, and in addition to any other vote of stockholders of the corporation required by law, this Certificate of Incorporation or the by-laws of the corporation, until the conversion of all outstanding shares of Class A Common Stock pursuant to clause (ii) of subparagraph
                  (9), the corporation shall not take, and the corporation shall not, directly or indirectly, engage in, any of the following actions without the written consent or affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock at the time outstanding, voting together as a class (except in respect of any actions described in clauses
                  (i), (ii), (iii) or (ix), in which case the holders of the Class A Common Stock shall not vote with the holders of the shares of Common Stock but shall instead only vote separately as a class); provided that if any such action has been approved by the affirmative vote of two-thirds of the authorized number of directors of the corporation, only such vote, if any, of the stockholders of the corporation as is required under applicable law or otherwise under this Certificate of Incorporation or the by-laws of the corporation shall be required:

            (i) The amendment of this Certificate of Incorporation or the by-laws of the corporation so as to materially and adversely affect the rights of the holders of Class A Common Stock;

            (ii) (A) The issuance of any series or class of capital stock having either (x) more than one vote per share or (y) a class vote on any matter, except to the extent such class vote is required by Delaware law or to the extent that holders of any series of Preferred Stock may have the right, voting separately as a class, to elect a number of directors of the corporation upon the occurrence of a default in payment of dividends or redemption price or (B) the adoption of any stockholder rights plan;

            (iii) The issuance of any series of Preferred Stock which at the time of such issuance would not constitute "non-voting shares" as defined in 12 C.F.R. ss. 225.2(q)(2) or any successor provision;

            (iv) The issuance of Voting Securities (as defined in clause (xv) of subparagraph (10) of this paragraph (a)) to any person or entity (including the subsidiaries of the corporation and, for this purpose, irrespective of whether such subsidiaries are entitled to vote such securities) representing voting power in excess of (i) 20% of the aggregate voting power of the outstanding Voting Securities as of the date of such issuance or (ii) 35% of the aggregate voting power of the average number of Voting Securities outstanding over the previous twelve months (calculated for this purpose based on the number of Voting Securities issued and outstanding on the last day of each of the twelve calendar months immediately preceding the month in which such issuance occurs); provided that for purposes of this clause (iv), (A) the issuance of options, warrants or other securities exercisable for or convertible into Voting Securities (other than pursuant to dividends or other distributions paid or distributed ratably to all stockholders of the corporation) shall be deemed to be the issuance of Voting Securities for or into which such securities are exercisable or convertible and if the corporation enters into an agreement to issue Voting Securities such Voting Securities shall be deemed to be issued on the date that the corporation executes an agreement to issue such Voting Securities and (B) such percentages shall be calculated on a pro forma basis after giving effect to the issuance or issuances in question;

            (v) Any merger, consolidation or other business combination in which the corporation is a constituent company if the corporation is not the surviving or resulting entity in such transaction (or if the corporation is the surviving or resulting entity and such transaction results in a Change of Control (as defined in clause (iii) of subparagraph (10) of this paragraph (a)) of the corporation), or the sale, exchange, lease or mortgage of all or substantially all of the corporation's assets in one transaction or a series of related transactions;

            (vi) Any acquisition, directly or indirectly, by the corporation or any of its subsidiaries (except from the corporation or a subsidiary of the corporation) of any assets or businesses, in one transaction or a series of related transactions in any twelve-month period (whether by merger, tender or exchange offer, asset purchase or otherwise), in which the consideration paid by the corporation (i) if in shares of Common Stock, will exceed 20% of the aggregate voting power of the outstanding Voting Securities as of the date that the corporation or any such subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as of the date that the corporation or any such subsidiary enters into a definitive agreement to effect the last of such related transactions, or (ii) if in cash, property or other securities of the corporation, has a Fair Market Value (as defined in clause (vi) of subparagraph (10) of this paragraph (a)) at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect such transaction or, in the case of a series of related transactions, at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect the last of such related transactions, which will exceed one-fourth of the Market Capitalization (as defined in clause
                  (viii) of subparagraph (10) of this paragraph (a)) of the corporation at such time;

            (vii) Any disposition, directly or indirectly, by the corporation or any of its subsidiaries (except to the corporation or a subsidiary of the corporation) of any assets or businesses, in one transaction or a series of related transactions in any twelve-month period (whether by merger, tender or exchange offer, asset purchase or otherwise) in which the book value of the assets disposed of (as shown on the most recently available financial statements of the corporation) exceed one-sixth of the Total Consolidated Assets (as defined in clause (xiii) of subparagraph (10) of this paragraph (a)) of the corporation at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect such disposition or, in the case of a series of related transactions, at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect the last of such dispositions;

           (viii) The voluntary liquidation or dissolution of the corporation;
                  or

            (ix) Any merger, consolidation, recapitalization, reorganization, sale, acquisition, other business combination or other transaction to which the corporation is a party involving the issuance of Voting Securities of the corporation that does not result in a Change of Control of the corporation if, as a result of such transaction, any person (other than a holder of shares of Class A Common Stock) would become the Beneficial Owner of 25% or more of the total voting power of all Voting Securities of the corporation outstanding after such transaction or any three persons (other than holders of shares of Class A Common

                  Stock) would become the Beneficial Owners of 45% or more of the total voting power of all Voting Securities of the corporation outstanding after such transaction.

           (9)(i) If any issued and outstanding shares of Class A Common Stock are Transferred (as defined in clause (xiv) of subparagraph
                  (10) of this paragraph (a)) to any person other than (A) an Affiliate (as defined in clause (i) of subparagraph (10) of this paragraph (a)) of the transferring holder, (B) a Qualified Transferee (as defined in clause (xi) of subparagraph (10) of this paragraph (a)) or (C) a Qualified Pledgee (as defined in clause (x) of subparagraph (10) of this paragraph (a)), each share of Class A Common Stock so Transferred shall be automatically converted, without any action on the part of the corporation or any action on the part of the transferring holder or transferee, into one fully paid and nonassessable share of the Common Stock on the date of such Transfer. Notwithstanding the foregoing, shares of Class A Common Stock Transferred to a Qualified Pledgee shall be automatically converted, without any action on the part of the corporation or any action on the part of the pledgor or pledgee, into one fully paid and nonassessable share of the Common Stock at such time as the holder of the shares of Class A Common Stock who entered into such pledge no longer has the sole power to vote or direct the voting of such shares of Class A Common Stock.

            (ii) Upon the occurrence of a Conversion Event (as defined in clause (v) of subparagraph (10) of this paragraph (a)), without any action on the part of the corporation or the holders of shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding immediately prior to the Conversion Event shall automatically be converted into one fully paid and nonassessable share of Common Stock. Upon the occurrence of a Conversion Event, prompt written notice thereof and of the resulting conversion of the Class A Common Stock shall be given by first class mail, postage prepaid, to each person who immediately prior to the Conversion Event was a holder of record of shares of Class A Common Stock, at such person's address as the same appears on the stock register of the corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the effectiveness of the conversion of any shares of Class A Common Stock. Each such notice shall include a statement setting forth the place or places where certificates formerly representing shares of Class A Common Stock are to be surrendered in accordance with clause (iv) of this subparagraph (9).

            (iii) Conversion pursuant to clauses (i) or (ii) of this
                  subparagraph (9) shall be deemed to have been effected at the time of the Transfer or the Conversion Event, as the case may be, that resulted in such conversion

                  (the "Conversion Time"). Immediately upon such conversion, the rights of the holders of shares of Class A Common Stock so converted as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time.

            (iv) As promptly as practicable after the Conversion Time, upon the delivery to the corporation of the certificates formerly representing shares of Class A Common Stock, the corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class A Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

            (v) The corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Class A Common Stock pursuant to this subparagraph (9); provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class A Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

            (vi) The corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class A Common Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the Class A Common Stock.

            (vii) Shares of the Class A Common Stock may not be issued by the corporation other than pursuant to, or in accordance with, the terms of this Certificate of Incorporation, the Agreement and Plan of Merger, dated as of May 28, 1998, between the corporation and BancWest Corporation, a California corporation, and the Standstill and Governance

                  Agreement (as defined in clause (xii) of subparagraph (10) of this paragraph (a)).

           (viii) Shares of Class A Common Stock may, at the option of the holder thereof, be irrevocably converted into shares of Common Stock at any time following the commencement of a bona fide tender or exchange offer or the making of a bona fide Business Combination Proposal (within the meaning of the definition thereof set forth in the Standstill and Governance Agreement), in either case by Banque Nationale de Paris following the occurrence of an Acquisition Restrictions Termination Event (within the meaning of the definition thereof set forth in the Standstill and Governance Agreement) by delivery and surrender to the corporation of the certificates representing the shares of Class A Common Stock. Conversion pursuant to this clause
                  (viii) of this subparagraph (9) shall be deemed to have been effected at the time of such surrender. Upon surrender, the corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

            (10) For purposes of this Article Fourth and of Article Sixth of this Certificate of Incorporation:

            (i) "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

            (ii) "Beneficial Ownership" by a holder of any securities includes ownership by any holder who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act"); provided that for purposes of determining Beneficial Ownership, a holder shall be deemed to be the Beneficial Owner of any securities which may be acquired by such holder (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. A holder shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any group (as defined in Section 13(d)(3) of the Exchange Act) of which such holder of any of its Affiliates is or becomes a member.

            (iii) "Change of Control" means a merger or consolidation of the corporation with or into another person or the merger or consolidation of another person into the corporation, as a result of which transaction or series of related transactions
                  (A) any person becomes the Beneficial Owner of more than 50% of the total voting power of all Voting Securities of the corporation (or, if the corporation is not the surviving or transferee corporation of such transaction or transactions, of such surviving or transferee corporation) outstanding immediately after such transaction or transactions, or (B) the aggregate shares of Class A Common Stock and Common Stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all Voting Securities of the corporation (or such surviving or transferee corporation, if not the corporation) outstanding immediately after such transaction or transactions.

            (iv) "Class A Interest" means, at any time, the ratio, expressed as a percentage, of (i) the total number of outstanding shares of Class A Common Stock Beneficially Owned by the holders of the Class A Common Stock to (ii) the sum of (x) the total number of outstanding shares of Common Stock and Class A Common Stock and (y) any shares of Common Stock or Class A Common Stock that are issuable upon conversion, exchange or exercise of any securities included in clause (i); provided that clause (i) of this definition of the term "Class A Interest" shall not include any shares of Class A Common Stock that are Beneficially Owned in excess of the Permitted Ownership Percentage (as defined in the Standstill and Governance Agreement) in effect at any time pursuant to the terms of the Standstill and Governance Agreement (including, without limitation, any shares of Class A Common Stock required to be disposed of in accordance with Sections 2.1(f), 2.1(g) or 2.1(h) of the Standstill and Governance Agreement) and clause
                  (ii)(x) of this definition of the term "Class A Interest" shall not include any shares of Common Stock or Class A Common Stock held in the corporation's treasury or belonging to any subsidiaries of the corporation which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to the requirements of applicable law.

            (v) "Conversion Event" means the Class A Interest becoming less than 10%.

            (vi) "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints. For purposes of this Certificate of Incorporation, Fair Market Value shall be determined in good faith by the affirmative vote of two-thirds of the directors constituting the authorized number of directors, except that if such vote is not obtained, the Fair Market Value shall be determined by an investment banking firm selected by vote of a majority of the directors constituting the authorized number of directors.

            (vii) "Independent Director" means any Non-Class A Director;
                  provided that such Non-Class A Director is not an Affiliate or past or present officer, director or employee of, and was not nominated by, any holder of shares of Class A Common Stock or any of its Affiliates and is not associated with an entity that performs substantial services for any of the foregoing.

           (viii) "Market Capitalization" means the product of (i) the average of the daily closing prices for the Common Stock on the Nasdaq National Market (or the principal exchange or market on which the Common Stock may be listed or may trade) for the 20 consecutive trading days commencing on the 22nd trading day prior to the date of determination and (ii) the aggregate number of issued and outstanding shares of Common Stock and Class A Common Stock at the time of execution of the definitive agreement giving rise to the need for such calculation or, in the case of a series of related transactions, at the time of the execution of the last of such related definitive agreements giving rise to the need for such calculation.

            (ix) "Non-Class A Director" means any director other than a Class A Director.

            (x) "Qualified Pledgee" has the meaning set forth in the Standstill and Governance Agreement.

            (xi) "Qualified Transferee" has the meaning set forth in the Standstill and Governance Agreement.

            (xii) "Standstill and Governance Agreement" means the Standstill and
                  Governance Agreement, dated as of _________, 1998, between the corporation and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France, as such agreement may be amended, supplemented or modified from time to time.

           (xiii) "Total Consolidated Assets" means the amount shown under the heading "Total Assets" on the balance sheet of the corporation included in its most recently published annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission (or any successor reports thereto).

            (xiv) "Transferred" means the occurrence of any act pursuant to which, directly or indirectly, including by operation of law or otherwise, the Beneficial Ownership of shares of Class A Common Stock shall have been sold, transferred, assigned, pledged, encumbered, hypothecated or otherwise disposed.

            (xv) "Voting Securities" means at any time shares of any class of capital stock or other securities of the corporation which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events.

      (b)   The Common Stock.

            (1) After the requirements, if any, with respect to preferential dividends on the Preferred Stock shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock, and subject to the right of the holders of Class A Common Stock to participate therein to the extent provided in subparagraphs (1) and (3) of paragraph (a) of this Article Fourth, then, but not otherwise, the holders of shares of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for such purpose.

            (2) In the event that the corporation shall at any time declare and pay any dividend on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock, then in each such case the corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Common Stock payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock or effect an equivalent subdivision, combination or consolidation of the outstanding shares of

                  Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock.

            (3) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of Common Stock shall be entitled, together with the holders of the Class A Common Stock, to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by such holder.

            (4) Except as set forth in subparagraphs (1) through (3) of this paragraph (b), holders of shares of Common Stock shall not be entitled to receive, and the corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Common Stock. Subject to the requirements of applicable law and this Certificate of Incorporation, no dividend shall be payable on the shares of Class A Common Stock unless an equivalent per share dividend is payable on the Common Stock on the same date fixed for payment of the corresponding dividend on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock).

            (5) Except as may otherwise be required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by such holder on each matter voted upon by the stockholders; provided, however, that the holders of the Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (6) of this paragraph (b).

            (6) At each meeting of the stockholders held for the purpose of electing directors, the holders of Common Stock shall have the right to elect that number of directors equal to the excess of
                  (i) the total number of directors then constituting the authorized number of directors over (ii) the sum of (x) the number of directors the holders of the shares of Class A Common Stock are entitled to elect, (y) the number of directors elected by the stockholders of the corporation (other than the holders of shares of Class A Common Stock or Preferred Stock) in each of the other two classes and (z) the number of directors, if any, that the holders of the Preferred Stock, voting separately by class or series, are entitled to elect. The holders of shares of Class A Common Stock shall not be entitled to vote for directors described under this subparagraph (6) of paragraph (b).

      (c) The Preferred Stock. Subject to any other provision of this Certificate of Incorporation, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Fifth. The name and mailing addresses of each incorporator is as follows:

                        Name                          Address
                        ----                          -------

                  John D. Bellinger             165 South King Street
                                                Honolulu, Hawaii  96813

                  Hugh R. Pingree               165 South King Street
                                                Honolulu, Hawaii  96813

                  G. Harry Hutaff               165 South King Street
                                                Honolulu, Hawaii  96813

Sixth.(a)   The powers of the incorporators shall terminate upon the filing of the Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

                  Name                                Address
                  ----                                -------

                  John D. Bellinger             165 South King Street
                                                Honolulu, Hawaii  96813

                  Hugh R. Pingree               165 South King Street
                                                Honolulu, Hawaii  96813

                  G. Harry Hutaff               165 South King Street
                                                Honolulu, Hawaii  96813

      (b)   Number and Identity.

            (1) There shall be a Board of Directors of the corporation consisting of not less than seven (7) nor more than twenty-five (25) members. Subject to the foregoing limitation, the number of directors shall be fixed from time to time solely by the Board of Directors, by the affirmative vote of two-thirds of the directors constituting the authorized number of directors.

            (2) The directors shall be divided into classes, each class to consist as nearly as practicable of one-third of the number of directors then constituting the authorized number of directors. At each annual meeting, the directors elected shall be elected for a full term of three years, subject to clause
                  (iii) of subparagraph (7) of paragraph (a) of Article Fourth hereof, to succeed those whose terms expire. Notwithstanding the foregoing, each director shall serve until his successor (if any) is duly elected and qualified, or until his resignation, removal, or death. The members of the Board of Directors shall be elected or appointed at such times, in such manner, and for such terms as specified below or as may be prescribed by this Certificate of Incorporation and the by-laws. This subparagraph (2) of paragraph (b) may not be amended or repealed except with the affirmative vote of the holders of three-fourths of the shares of Common Stock and Class A Common Stock at the time outstanding, voting together as a class.

            (3) Notwithstanding the second sentence of subparagraph (1) of this paragraph (b) of Article Sixth, if at any time the holders of shares of Class A Common Stock are entitled to elect a number of directors pursuant to subparagraph (7) of paragraph (a) of Article Fourth that exceeds the sum of the number of directors elected by the holders of shares of Class A Common Stock then serving on the Board of Directors and the number of vacancies on the Board of Directors which the directors elected by the holders of shares of Class A Common Stock or the holders of shares of Class A Common Stock are entitled to fill, the total number of directors shall automatically and without further action be increased by the smallest number necessary to permit the election of such number of Class A Directors that the holders of shares of Class A Common Stock are entitled to elect pursuant to subparagraph (7) of paragraph (a) of Article Fourth.

            (4) All of the powers of the corporation, exercisable by authority of law or under this Certificate of Incorporation, or otherwise, shall be vested in and exercised by, or by the authority of, the Board of Directors, except as limited by law, this Certificate of Incorporation or the by-laws of the corporation. The Board of Directors may, by resolution or otherwise, create, or the by-laws may provide for, such committees of the Board of Directors as the Board shall see fit or the by-laws shall provide for, and such committees shall have and may exercise any and all such powers, subject to applicable law, as the Board of Directors, by resolution, or the by-laws, may provide.

      (c) Nominations. Each nominee for a directorship of the corporation, other than a directorship to be filled with a Class A Director, nominated by the Board of Directors of the corporation shall be nominated by a majority vote of a committee comprised of all the Non-Class A Directors then in office.

      (d)   Vacancies.

      (1) In case any Independent Director shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by a majority vote of a committee comprised of the remaining Independent Directors then in office or, if no Independent Directors shall remain in office, then by a majority vote of the Non-Class A Directors then in office, or if no Non-Class A Directors shall then be remaining in office, then the holders of the shares of Common Stock may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Independent Directors whose places shall be vacant.

      (2) In case any Non-Class A Director (other than an Independent Director) shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by a majority vote of the remaining Non-Class A Directors (whether or not they constitute Independent Directors) then in office, or if no Non-Class A Directors shall then be remaining in office, then the holders of the shares of Common Stock may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Non-Class A Directors whose places shall be vacant.

      (3)   Subject to clauses (iii) and (iv) of subparagraph (7) of paragraph
            (a) of Article Fourth, in case any Class A Director shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by majority vote of the remaining Class A Directors, or if no such Class A Directors shall then be remaining in office, then the holders of the shares of Class A Common Stock, voting separately as a class may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Class A Directors whose places shall be vacant.

      (4) In case there is any unfilled newly created directorship that the holders of the shares of Class A Common Stock are not entitled to fill, the vacancy created thereby shall be filled by a majority vote of a committee of the Board of Directors comprised of the Independent Directors then in office.

      (e) Quorum. In addition to the requirements under applicable law and the by-laws of the corporation, a quorum for transaction of business at any meeting of the directors shall require the presence of at least a majority of the Non-Class A Directors.

Seventh.(a) The officers of the corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President and one or more of whom may be designated a Senior Vice President), a Treasurer, a Secretary, a Chief Executive Officer, a Chief Operating Officer and such other officers as may be authorized pursuant to the authority conferred by the by-laws, all of whom shall be appointed by or by the authority of the Board of Directors or the Executive Committee and serve at the pleasure of the Board of Directors or the Executive Committee in accordance with and subject to the provisions of the by-laws. There may be a Chairman of the Board of Directors who shall be appointed by the Board of Directors from its own members and who shall have such powers as may be prescribed by the bylaws or, if and to the extent that the bylaws shall not so prescribe, by the Board of Directors.

      (b) In the event that, at any time when there are shares of Class A Common Stock outstanding, a vacancy shall occur in the office of the Chief Executive Officer or the Chief Operating Officer of the corporation through death, resignation, removal in accordance with the by-laws or otherwise following the date of initial issuance of the Class A Common Stock, a nominating committee shall be formed consisting of two Class A Directors (selected by a majority of the Class A Directors then in office) and two Non-Class A Directors (selected by a majority of the Non-Class A Directors then in office). Such nominating committee shall nominate an individual to fill such vacancy and shall submit the nomination to the full board of directors. In the event that such nominating committee cannot agree on a nomination, the members of the committee shall jointly select a fifth director, who must be a Non-Class A Director, to resolve the disagreement by a majority vote of such nominating committee.

Eighth. The corporation is to have perpetual existence.

Ninth. No holder of shares of capital stock of any class of the corporation or holder of any security or obligation convertible into shares of capital stock of any class of the corporation shall have any preemptive right to subscribe for, purchase or otherwise acquire shares of capital stock of any class of the corporation, whether now or hereafter authorized.

Tenth. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

Eleventh. Subject to the provisions of this Certificate of Incorporation, the Board of Directors shall have the authority to make, alter or repeal the by-laws of the corporation; provided that the Board of Directors may not alter or repeal Sections 2.2, 2.3, 2.6, 2.7, 3.4(c), 4.1 and Article X (unless, in the case of
Article X, such alteration or repeal affects all directors equally and on the same terms) except by the affirmative vote of two-thirds of the authorized number of directors.

Twelfth. To the fullest extent permitted by the Delaware General Corporation Law as it exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

                                                                       EXHIBIT B

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              BANCWEST CORPORATION


                                    ARTICLE I

                          MEETINGS OF THE STOCKHOLDERS

SECTION 1.1 The regular annual meeting of the stockholders of this Corporation shall be held at such place and at such time as shall be fixed by the Board of Directors or by the Chairman of the Board of Directors.

SECTION 1.2 Special meetings of the stockholders of the Corporation or of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Certificate of Incorporation, shall be called by the Secretary at the request of the Chairman of the Board of Directors or a majority of the Board of Directors or of stockholders representing not less than a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at such meeting on such matter.

SECTION 1.3 Unless otherwise required by applicable law, notice of every regular annual and every special meeting of the stockholders shall be given by first-class mail, postage prepaid, mailed at least ten days (but not more than sixty days) prior to the date of such meeting to each stockholder of record, as defined in Section 7.3, entitled to vote at such meeting at his address as shown upon the books of the Corporation.

SECTION 1.4 Nominations of persons for election to the Board of Directors of the Corporation (other than persons to be elected as a "Class A Director" (as defined in the Certificate of Incorporation of the Corporation)) at an annual meeting of stockholders or at a special meeting of stockholders called for such purposes may be made by or at the direction of the Board of Directors by a majority vote of a committee of the Board of Directors comprised of all the "Non-Class A Directors" (as defined in the Certificate of Incorporation of the Corporation) or may be made at a meeting of stockholders by any holder of Common Stock entitled to vote for the election of Directors (other than Class A Directors) at the meeting, in compliance with the notice procedures set forth in this Section 1.4. Such nominations, other than those made by or at the direction of the Board of Directors by a majority vote of a committee of the Board of Directors comprised of all the Non-Class A Directors, shall be made by a stockholder of record pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person,
(c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serve as a Director if elected; and
(ii) as to the stockholder giving the notice (a) the name and record address of the stockholder, (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (c) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation (other than a Class A Director) at a meeting of stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentences and the defective nomination shall be disregarded.

SECTION 1.5 At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (ii) otherwise properly brought before the meeting by, or at the direction of, the Chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business to be properly brought before a meeting (other than business with respect to which only the holders of the Class A Common Stock are entitled to vote) by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and must have been a stockholder of record at the time such notice is given. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (ii) as to the stockholder giving the notice
(a) the name and record address of the stockholder, (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (c) any material interest of the stockholder in such business and
(d) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal. Except for matters on which only holders of shares of Class A Common Stock are entitled to vote, no business shall be conducted at an annual meeting of stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 1.5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

SECTION 1.6 At any meeting held for the purpose of electing Directors, (i) the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class and (ii) the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon at such meeting (other than the shares of Class A Common Stock) shall be required and be sufficient to constitute a quorum for the election of Directors other than Class A Directors. At any such meeting or adjournment thereof the absence of a quorum of the holders of Class A Common Stock shall not prevent the election of Directors other than Class A Directors, and the absence of a quorum of the holders of voting shares other than Class A Common Stock shall not prevent the election of Class A Directors. At any meeting held for any purpose other than the election of Directors, the holders of outstanding shares of capital stock of the Corporation representing a majority of the votes entitled to be cast on such matter, present in person or by proxy, shall constitute a quorum. The holders of a majority of the shares present in person or by proxy at any meeting may adjourn from time to time without notice (except as required by law) other than by announcement at the meeting, until a quorum shall be present. In addition, the Chairman of the Board may adjourn any such meeting from time to time without notice (except as required by law) other than by announcement at the meeting, whether or not a quorum shall be present. At all meetings of stockholders every stockholder of record, as provided in Section 7.3, entitled to vote shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise provided in the Certificate of Incorporation, each stockholder owning shares of stock in the Corporation, duly registered in his or her name in the stock books of the Corporation, shall be entitled in all stockholders' meetings to one vote for each share of stock so held, subject, however, to the provisions of Section 7.3 of these By-laws with respect to the determination of stockholders entitled to vote. At all meetings of stockholders for the election of Directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

SECTION 1.7 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws and called in accordance with Section 1.2 of these By-laws.

SECTION 1.8 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                                    DIRECTORS

SECTION 2.1* The management of all the affairs, business and property of the Corporation shall be vested in the Board of Directors, consisting of not less than seven nor more than twenty-five persons. The Directors are hereby divided into classes, each class to

----------
* Section (other than the sixth sentence) shall be superseded by the Certificate of Incorporation immediately after the Effective Time.

consist of one-third of the number of Directors then constituting the Board of Directors. The term of office of those of the first class shall expire at the annual meeting next following the first election held after the adoption of this By-law; the term of office of those of the second class shall expire one year thereafter; and the term of office of those of the third class shall expire two years thereafter. At each annual meeting following the annual meeting at which this By-law shall be adopted, the Directors elected shall be elected for a full term of three years, subject to clause (iii) of subparagraph (7) of paragraph
(a) of Article Fourth of the Certificate of Incorporation, to succeed those whose terms expire. Notwithstanding the foregoing, each Director shall serve until his successor is duly elected and qualified, or until his resignation, removal, or death. It shall be the duty of the Board of Directors to cause a complete record to be kept of all of its meetings and acts, and to present a full statement at the annual meeting of the stockholders, showing in detail the assets and liabilities of the Corporation and the general condition of its affairs. Except as otherwise provided in the Certificate of Incorporation, and notwithstanding any other term or provision of these Bylaws, this Section 2.1 may be amended or repealed by the stockholders at any annual or special meeting of the stockholders, but only by the affirmative vote of the holders of three-fourths of the shares issued and outstanding and entitled to vote.

SECTION 2.2 A meeting of the Board of Directors shall be held following the annual meeting of the stockholders at the place of such annual meeting and as soon as practicable thereafter, and no notice thereof shall be necessary. Regular meetings of the Board of Directors shall be held on such days and at such hours as shall from time to time be fixed by standing resolution of the Board of Directors, and the meeting following the annual meeting of the stockholders shall constitute a regular meeting. In the event that the day fixed for any regular meeting of the Board of Directors shall fall on a legal holiday, then such regular meeting shall be held at the same hour upon such day as the Board of Directors may previously designate by resolution, and if no such day be designated, then said meeting shall be held on the next succeeding day that is not a holiday. Special meetings of the Board of Directors shall be called by the Secretary when requested by the Chairman of the Board of Directors or by the Chief Executive Officer (or by the Chief Operating Officer in the absence of the Chairman of the Board and the Chief Executive Officer). Notice of the time and place of each meeting (other than regular meetings) and each special meeting of the Board of Directors or any committee thereof shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by facsimile transmission or by electronic mail (if previously requested by such Director, in accordance with the instructions provided by such Director or, in the case of the Class A Directors, if no such instructions have been provided, to such Class A Director in care of Citrus Parent at its principal executive offices), with a copy delivered by mail or by recognized courier service, at least five days prior to the date fixed for such meeting unless such notice requirement is waived by a majority of the Class A Directors and a majority of the Non-Class A Directors (as defined in the Certificate of Incorporation) who in each such case are members of the Board of Directors or such committee, in which case such notice shall be sent by the foregoing means or telephonically at least twenty-four hours prior to the date and time fixed for such meeting. Each meeting of the Board of Directors shall be held at the principal office of the Corporation unless the Board of Directors, by standing resolution or otherwise, shall designate some other place where such meeting shall be held.

SECTION 2.3 A majority of the members of the Board of Directors, including a majority of the Non-Class A Directors, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors. Except in cases in which the Certificate of Incorporation or these By-laws (including without limitation Section 2.7 hereof) otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.4 Except as provided herein or in the Certificate of Incorporation, each Director shall serve until the election and qualification of his successor.

SECTION 2.5 The Board of Directors shall have the general supervision and control of all of the business and affairs of the Corporation. Without prejudice to the generality of such power the Board of Directors shall have power:

A. To appoint its own Chairman and, subject to Section 3.4 and the Certificate of Incorporation of the Corporation, all officers and remove them at pleasure, fix the compensation of all officers, review and control the compensation of all employees, and require from any officers or employees such bonds or other security as the Board of Directors may deem advisable for the faithful performance of their duties;

B. To fill vacancies in the directorate, except as otherwise provided in the Certificate of Incorporation;

C. To call meetings of stockholders whenever it shall deem the same necessary;

D. To make rules and regulations not inconsistent with law, the Certificate of Incorporation or these By-laws for the guidance and government of the officers and the management of the Corporation's affairs;

E. To declare and fix the rate of dividends to be paid to stockholders, subject to applicable law and the Certificate of Incorporation;

F. To borrow money and incur such indebtedness as may seem advisable and to authorize the execution of the Corporation's note therefor and make pledges of securities in connection therewith;

G. To appoint agents to act for the Corporation and to confer upon them such powers or authority as it may deem best and fix the compensation of such agents by salary or otherwise in its discretion, but it shall always retain the right to suspend or remove such agents and annul any power or authority which may have been granted to them;

H. To designate the principal place of business of the Corporation at such place as the Board of Directors may deem advisable, and to establish such branch offices, divisions, departments, or subsidiary corporations and to enter any partnership, joint venture, trust or other association the Board of Directors may deem advisable; and

I. To direct and control the voting of the shares of stock or other voting interest held by the Corporation in any other corporation, partnership, joint venture, trust or other association, by an officer of the Corporation duly authorized by the Board of Directors or by a proxy so duly authorized.

SECTION 2.6 Notwithstanding that a lesser vote or no vote of the Board of Directors (or the executive committee thereof) may be required by law or the Certificate of Incorporation, any transaction between the Corporation and any stockholder who beneficially owns 10% or more of the total number of outstanding shares of Common Stock and Class A Common Stock of the Corporation, or otherwise relating to such stockholder, shall require the approval of, in addition to any other vote of the Board of Directors (or the executive committee thereof) required by law or the Certificate of Incorporation, a majority vote of a committee of the Board of Directors of the Corporation comprised of all the Independent Directors (as defined below) then in office. For purposes of this
Section 2.6, "Independent Director" means any director who is not an affiliate or past or present officer, director or employee of, and was not nominated by, such stockholder or any of its affiliates, and is not associated with an entity that performs substantial services for any of the foregoing.

SECTION 2.7 Notwithstanding that a lesser vote or no vote of the Board of Directors (or a committee thereof) may be required by law or the Certificate of Incorporation, and in addition to any other vote of the Board of Directors (or a committee thereof) required by law or the Certificate of Incorporation, the affirmative vote of two-thirds of the Directors constituting the entire Board of Directors of the Corporation shall be required for approval of the following actions:

I. Any distributions or dividends of securities or other property (other than cash and other than dividends payable in shares of Common Stock or Class A Common Stock), if the Fair Market Value (as defined below) thereof equals or exceeds 10% of the Consolidated Net Worth of the Corporation (as defined below) as of the date of any such action of the Board of Directors.

II. Any repurchase or redemption of outstanding equity securities of the Corporation if the gross consideration to be paid for such repurchase or redemption, together with the gross consideration paid for all such repurchases or redemptions in the preceding twelve month period but net of the amount of the net proceeds from the issuance of other equity securities in such period, equals or exceeds 10% of the Consolidated Net Worth of the Corporation as of the date of any such action by the Board of Directors.

III. A decision by the Board of Directors to consent to or enter into any cease and desist order or formal agreement with any bank regulatory authority or other governmental agency which would adversely affect the interests of the holders of the Class A Common Stock in the good faith opinion of the Class A Directors (as set forth in a resolution duly adopted by a majority of such Class A Directors).

For purposes of this Section 2.7:

"Consolidated Net Worth" as of any date means the total of all amounts that are included under stockholders' equity as shown on the most recently available consolidated financial statements of the Corporation and its subsidiaries.

"Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints. For purposes of these By-laws, Fair Market Value shall be determined in good faith by the affirmative vote of a majority of the Directors constituting the entire Board of Directors of the Corporation.

SECTION 2.8 No action may be taken at a meeting of the Board of Directors with respect to any matter that was not previously set forth on an agenda for such meeting delivered to the Directors prior to such meeting if either a majority of the Class A Directors present at such meeting or a majority of the Non-Class A Directors present at such meeting oppose taking action at such meeting with respect to such matter.

                                   ARTICLE III

                          OFFICERS; DUTIES OF OFFICERS

SECTION 3.1 The officers of the Corporation shall be a President, and one or more Vice Presidents, any one or more of whom may also be designated as Executive or Senior Vice Presidents, a Secretary, a Treasurer, a Chief Executive Officer, a Chief Operating Officer and such other officers as the Corporation may require for the transaction of its business. All officers shall be elected or appointed by the Board of Directors or the Executive Committee as these By-laws further provide and by whom their several duties shall be prescribed and who, subject to Section 3.4, shall hold their offices at the pleasure of the Board of Directors or the Executive Committee, subject to the authority of the Board of Directors if the Executive Committee was the appointing power. There may be a Chairman of the Board of Directors who shall be appointed by the Board of Directors from its own members and who shall have such powers as may be prescribed by these By-Laws or, if and to the extent that these By-Laws shall not so prescribe, by the Board of Directors.

SECTION 3.2 The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as may be assigned to him by these By-laws or the Board of Directors. If a Director other than the President shall have been appointed Chairman of the Board of Directors, then in the absence of the Chairman the President shall preside, and in the absence of both the Chairman of the Board of Directors and the President, or in the absence of the President if the President shall be the Chairman of the Board of Directors, any other Director designated by the Board of Directors shall preside.

SECTION 3.3 The President shall exercise general supervision of the property, affairs and business of the Corporation, and shall perform such duties and exercise such power as may be assigned to him by these By-laws or the Board of Directors. In the absence or disability of the President, his powers shall be exercised and discharged by the Vice President designated by the Board of Directors, or, in the absence or disability of him, by such other officer or officers as the Board of Directors may designate.

SECTION 3.4 (a) The Board of Directors may from time to time designate the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. If the Chairman of the Board of Directors shall have been so designated as Chief Executive Officer, then in the absence or disability of the Chairman of the Board of Directors, the President shall perform the duties and have the power of Chief Executive Officer. If the Board of Directors shall not have designated either the Chairman of the Board of Directors or the President as Chief Executive Officer, then unless and until the Board of Directors shall make such a designation, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be responsible for the general direction of the property, business, affairs and personnel of the Corporation, and shall have all requisite power and authority to carry out such responsibility. He shall be responsible for carrying out and effectuating, and shall have full power, directly or through such officers as he may designate, to carry out and effectuate such policies and procedures for the governance and conduct of the affairs of the Corporation as are adopted by the Board of Directors or prescribed by law.

      (b) The Board of Directors may from time to time designate a Chief Operating Officer of the Corporation. The Chief Operating Officer shall perform the duties imposed upon him by these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. If the Chief Executive Officer is not the President, then the Chief Operating Officer shall be the President. If the Chief Executive Officer shall be the President, then the Chief Operating Officer shall be senior to all other Vice Presidents of the Corporation.

      (c) The persons so designated from time to time as the Chief Executive Officer and the Chief Operating Officer shall continue to serve in such capacity until such time as the Board of Directors of the Corporation, by a vote of two-thirds of the Directors constituting the entire Board of Directors, votes to terminate such designation or until such person's death, voluntary retirement or resignation. In order to be elected to fill a vacancy in the office of Chief Executive Officer or Chief Operating Officer, the person nominated pursuant to the provisions of paragraph (b) of Article Seventh of the Certificate of Incorporation shall be required to be approved by the affirmative vote of two-thirds of the directors then in office.

SECTION 3.5 Each Vice President shall perform the duties imposed upon him by these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. The Vice President senior in rank to all other Vice Presidents, including Executive and Senior Vice Presidents, shall be as designated by the Board of Directors.

SECTION 3.6 The Secretary shall have charge and custody of the corporate seal, records and minute books of the Corporation, and he shall keep correct written minutes of all meetings of stockholders, the Board of Directors and the Executive Committee. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors in accordance with these By-laws and as required by law, and shall perform such other duties as may be imposed upon him by law, these By-laws, the Board of Directors, the Executive Committee or by the Chief Executive Officer. The duties of the Secretary may be performed by any Assistant Secretary appointed by the Board of Directors or by the Executive Committee.

SECTION 3.7 The Treasurer shall be the chief financial officer of the Corporation and exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall perform such other duties as may be imposed upon him by law, these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. The duties of the Treasurer may be performed by any Assistant Treasurer appointed by the Board of Directors or by the Executive Committee.

SECTION 3.8 Subject to the prior authority of the Board of Directors, additional officers may be appointed by the Executive Committee and the salaries of such officers may be fixed by the Executive Committee.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 4.1 There may be a committee to be known as the Executive Committee consisting of the following: the Chief Executive Officer (so long as he is a Director, who shall be the Chairman of the Executive Committee), the Chief Operating Officer (so long as he is a Director) and not less than three additional Directors appointed by a committee comprised of the Chief Executive Officer, all of such members of the Executive Committee shall continue to act until succeeded. The members of the Executive Committee appointed pursuant to the foregoing sentence shall include such number of Class A Directors as Citrus Parent has the right to so request pursuant to Section 5.3 of the Standstill and Governance Agreement (as defined in the Certificate of Incorporation of the Corporation). The Executive Committee shall have, to the extent not specifically restricted by law or by these By-laws, all of the powers of the Board of Directors in the management of the property, business and affairs of the Corporation during the intervals between meetings of the Board of Directors. This Committee shall have the power to discount and purchase bills, notes and other evidences of debt and to meet regularly each week; to confer with and advise the officers of the Corporation; to act with them in its best judgment as to the general management of the business and affairs of the Corporation and to adopt such measures as may be deemed expedient. No action may be taken by the Executive Committee without the affirmative vote of each of the members thereof. This Committee shall, at each regular meeting of the Board of Directors, submit in writing a report of all matters and things done by it since its last report. The Board of Directors shall approve or disapprove such report, the action taken to be recorded in the minutes of the meeting.

SECTION 4.2 Except as otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, the Board of Directors may appoint, from time to time, from its own members, other committees of two or more persons, for such purposes and with such powers as the Board of Directors may determine.

                                    ARTICLE V

                                      SEAL

SECTION 5.1 The corporate seal of the Corporation shall be of such form and device as may from time to time be designated by the Board of Directors. The Board of Directors may determine that the Corporation shall have no seal.

                                   ARTICLE VI

                                  MINUTE BOOKS

SECTION 6.1 The Certificate of Incorporation, the proceedings of all regular and special meetings of the Board of Directors and any committee thereof, and of the stockholders, these By-laws and any amendments thereto and reports of the committees of the Directors shall be recorded in the minute book; and the minutes of each such meeting shall be signed by the presiding officer and the Secretary or an Assistant Secretary or a secretary pro tempore.


                                   ARTICLE VII

                       CERTIFICATES AND TRANSFERS OF STOCK

SECTION 7.1 Certificates and stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be sealed with the corporate seal, if any, and signed by the President or a Vice President and the Secretary or an Assistant Secretary; provided, that the Board of Directors may provide that certificates shall be sealed only with the facsimile seal of the Corporation and signed only with the facsimile signature of the President or a Vice President and the Secretary or an Assistant Secretary. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered upon the stock records of the Corporation.

SECTION 7.2 Transfer of shares of stock may be made by delivery of the certificates therefor, endorsed by the holder of record thereof, or accompanied by a written assignment or power of attorney to sell, assign or transfer the same, signed by the holder of record thereof; but no transfer shall affect the right of the Corporation to pay any dividends upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 7.3 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days from the date of such meeting; (2) in the case of determination of stockholders to express consent to action in writing without a meeting, shall not be less than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7.4 In case of the loss, mutilation or destruction of any certificate of any share or shares of stock of the Corporation, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

SECTION 7.5 The Corporation shall not be obliged to issue any certificate of stock evidencing, either singly or with other shares, any fractional part of a share or any undivided interest in shares.

                                  ARTICLE VIII

                                   EMERGENCIES

SECTION 8.1 In the event of an emergency declared by the President of the United States or the person performing his functions, or similar officials in the state in which the Corporation has its principal place of business or the persons performing their functions, the officers and employees of the Corporation will continue to conduct the affairs of the

Corporation under such guidance from the Board of Directors as may be available except as to such matters which by statute require specific approval by the Board of Directors and subject to conformance with any governmental directives during the emergency.

                                   ARTICLE IX

                                  CONSTRUCTION

SECTION 9.1 Except where such construction would be repugnant to the context, whenever used in these By-laws, the word "Corporation" shall mean BancWest Corporation, the singular includes the plural, and vice versa; the masculine gender includes the feminine gender; and the words "stockholder" and "stockholders" shall mean the holder or holders of outstanding shares of capital stock of the Corporation.

                                    ARTICLE X

                                 INDEMNIFICATION

SECTION 10.1 To the extent permitted by Delaware law from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 10.2 To the extent permitted by Delaware law from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 10.3 To the extent that a present or former director or officer or an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
10.1 and 10.2, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 10.4 Any indemnification under Sections 10.1 and 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections
10.1 and 10.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, event though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (4) by the stockholders.

SECTION 10.5 Expenses incurred by a present or former Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 10.6 The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 10.7 The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or of
Section 145 of the General Corporation Law of Delaware, as it may be amended or substituted for.

SECTION 10.9 Notwithstanding Sections 10.1 and 10.2 hereof, except as otherwise provided in Section 10.10, the Corporation shall be required to indemnify an indemnitee in connection with any action, suit or proceeding (or part thereof) commenced by such indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors.

SECTION 10.10 If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 10.11 Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                                                                       EXHIBIT C


================================================================================

                                     FORM OF

                       STANDSTILL AND GOVERNANCE AGREEMENT


                                     between


                              FIRST HAWAIIAN, INC.

                                       AND

                            BANQUE NATIONALE DE PARIS



                        dated as of ___________ __, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                                   DEFINITIONS..........................  1
SECTION 1.1  Certain Defined Terms......................................  1
SECTION 1.2  Other Defined Terms........................................  8
SECTION 1.3  Other Definitional Provisions..............................  8
SECTION 1.4  Methodology for Calculations...............................  9

                               ARTICLE II

                               STANDSTILL...............................  9
SECTION 2.1  Acquisition of Additional Voting Securities................  9
SECTION 2.2  Certain Restrictions....................................... 14
SECTION 2.3  Notice of Certain Events; Press Releases, etc.............. 16
SECTION 2.4  Post-Standstill Period..................................... 16

                               ARTICLE III

                          TRANSFER RESTRICTIONS......................... 19
SECTION 3.1  General Transfer Restrictions.............................. 19
SECTION 3.2  Restrictions on Transfer................................... 19
SECTION 3.3  Right of First Refusal..................................... 21
SECTION 3.4  Transferees................................................ 22

                               ARTICLE IV

                                 VOTING................................. 23
SECTION 4.1  Voting on Certain Matters.................................. 23
SECTION 4.2  Irrevocable Proxy.......................................... 23
SECTION 4.3  Quorum..................................................... 24

                                ARTICLE V

                          CORPORATE GOVERNANCE.......................... 24
SECTION 5.1  Composition of the Board................................... 24
SECTION 5.2  Agenda..................................................... 26
SECTION 5.3  Committees................................................. 26
SECTION 5.4  Certain Officers........................................... 26
SECTION 5.5  Regulatory Cooperation..................................... 26

                               ARTICLE VI

                                                                        Page

                              MISCELLANEOUS............................. 27
SECTION 6.1  Conflicting Agreements..................................... 27
SECTION 6.2  Duration of Agreement...................................... 27
SECTION 6.3  Ownership Information...................................... 27
SECTION 6.4  Further Assurances......................................... 27
SECTION 6.5  Amendment and Waiver....................................... 28
SECTION 6.6  Severability............................................... 28
SECTION 6.7  Entire Agreement........................................... 28
SECTION 6.8  Successors and Assigns..................................... 28
SECTION 6.9  Counterparts............................................... 28
SECTION 6.10  Remedies.................................................. 28
SECTION 6.11  Notices................................................... 29
SECTION 6.12  Governing Law; Consent to Jurisdiction.................... 30
SECTION 6.13  Legends................................................... 31
SECTION 6.14  Interpretation............................................ 33
SECTION 6.15  Effectiveness............................................. 33

                                                                       EXHIBIT C

                   FORM OF STANDSTILL AND GOVERNANCE AGREEMENT

            FORM OF STANDSTILL AND GOVERNANCE AGREEMENT dated as of ______ __, 1998 between First Hawaiian, Inc., a Delaware corporation (the "Company"), and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP").

            WHEREAS, the Company and BancWest Corporation, a corporation organized under the laws of California and a subsidiary of BNP ("BancWest"), entered into an Agreement and Plan of Merger, dated as of May 28, 1998 (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof, among other things, BancWest will merge (the "Merger") with and into the Company and all of the outstanding shares of common stock, without par value, of BancWest will be converted into shares of Class A Common Stock (as defined herein);

            WHEREAS, upon the closing of the Merger (the "Closing"), BNP will Beneficially Own (as defined herein), directly and through its Subsidiaries (as defined herein) 45% of the issued and outstanding Company Common Shares (as defined herein);

            WHEREAS, it is a condition to the obligations of each of the Company and BancWest to consummate the Merger pursuant to the Merger Agreement that this Agreement shall have been duly executed and delivered by the Company and BNP; and

            WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the Company Common Shares to be Beneficially Owned by BNP and its Affiliates following the closing of the Merger, as well as restrictions on certain activities in respect of the Company Common Shares, corporate governance and other related corporate matters.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of BNP solely by virtue of BNP's ownership of the Class A Common Stock or Common Stock, the election of

Class A Directors nominated by it to the Board or any other action taken by BNP or its Affiliates which is permitted under this Agreement, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

            "Agreement" means this Standstill and Governance Agreement as it may be amended, supplemented, restated or modified from time to time.

            "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member.

            "BHC Act" means the Bank Holding Company Act of 1956, as amended (or any successor statute), and the rules and regulations of the Board of Governors of the Federal Reserve System promulgated thereunder (or under any successor statute).

            "Board" means the Board of Directors of the Company.

            "Business Combination Proposal" means any proposal with respect to a merger or consolidation in which the Company is a constituent corporation or a sale, lease, exchange or mortgage of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole and pursuant to any of which transactions all of the Company Common Shares (other than those, if any, which are Beneficially Owned by BNP and its Affiliates) would be exchanged for cash, securities or other property, and, solely for purposes of Sections 2.1(c), 2.2(b), 2.2(c) and 2.4(b), a tender or exchange offer for any and all of the outstanding Company Common Shares. Any Business Combination Proposal submitted by BNP pursuant to this Agreement shall be a proposal for the acquisition of not less than 100% of the issued and outstanding Company Common Shares (other than those which are Beneficially Owned by BNP and its Affiliates).

            "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Honolulu, Hawaii, San Francisco, California or Paris, France.

            "By-Laws" means the By-Laws of the Company, as amended or supplemented from time to time.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

            "Change of Control" means (i) any Person becomes the Beneficial Owner of more than 50% of the total voting power of the outstanding Voting Securities of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Non-Class A Directors (together with any new Non-Class A Directors whose election by such Non-Class A Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Non-Class A Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of the Company then in office, (iii) a merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person into the Company, as a result of which transaction or series of related transactions (A) any Person becomes the Beneficial Owner of more than 50% of the total voting power of all Voting Securities of the Company (or, if the Company is not the surviving or transferee company of such transaction or transactions, of such surviving or transferee company) outstanding immediately after such transaction or transactions, or (B) the shares of Company Common Stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all Voting Securities of the Company (or such surviving or transferee company, if not the Company) outstanding immediately after such transaction or transactions, (iv) the sale, lease, exchange or mortgage of all or substantially all of the assets of the Company and its Subsidiaries, or (v) the approval by the stockholders of the Company of a plan of liquidation or dissolution of the Company.

            "Class A Common Stock" means the class A common stock, par value $1.00 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "Class A Director" means any Class A Nominee who is elected or appointed as a Class A Director of the Company and is then serving in such capacity.

            "Class A Holders" means (i) BNP and (ii) any Affiliate of BNP or any Qualified Transferee to which shares of Class A Common Stock have been Transferred in accordance with Sections 3.2(c)(iii) and 3.2(c)(vi) hereof, respectively.

            "Class A Nominee" means any Person proposed by the Class A Holders for election or appointment as a Class A Director pursuant to the Restated Charter.

            "Commission" means the United States Securities and Exchange Commission.

            "Company Common Shares" means, collectively, the Company Common Stock and the Class A Common Stock.

            "Company Common Stock" means the common stock, par value $1.00 per share, of the Company (other than the Class A Common Stock) and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Section 2(e) of Regulation Y; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be controlled by or under common control with BNP or any of its Affiliates solely by virtue of BNP's ownership of the Class A Common Stock or Common Stock, the election of Class A Directors nominated by it to the Board or any other action taken by BNP or its Affiliates which is permitted under this Agreement, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

            "Current Market Value" means, with respect to any security, the average of the daily closing prices on the Nasdaq National Market (or the principal exchange or market on which such security may be listed or may trade) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date as of which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the Nasdaq National Market (or such principal exchange or market) or a similar source reasonably and in good faith selected from time to time by the Company for such purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value of such security established by an Independent Investment Banking Firm in accordance with the procedures specified in Section 3.3(f).

            "Director" means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

            "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable for, such shares, and options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute).

            "Executive Committee" means the Executive Committee of the Board, as duly constituted from time to time (subject to Section 5.2).

            "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

            "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            "Independent Director" means (except as set forth in the proviso hereto) any Non-Class A Director who is not an Affiliate or a past or present officer, director or employee of, and was not nominated by, BNP or any of its Affiliates, and is not associated with an entity that performs substantial services for any of the foregoing; provided that, solely when used with respect to any action to be taken by the Board or the Executive Committee relating to a transaction or proposed transaction with, or otherwise relating to any other holder of 10% or more of the outstanding Company Common Shares (or 10% or more of any other class of Voting Securities of the Company), the term Independent Director shall mean any director who is not an Affiliate or a past or present officer, director or employee of, and was not nominated by, such stockholder (or other securityholder) or any of its Affiliates, and is not associated with an entity that performs substantial services for any of the foregoing.

            "Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person or Persons engaging such firm, independent of such Person or Persons and qualified to perform the task for which it has been engaged.

            "Initial Ownership Percentage" means the Ownership Percentage of BNP and its Affiliates immediately following the Closing.

            "Non-Class A Directors" means the Directors who are not Class A Directors.

            "Ownership Percentage" means, at any time, the ratio, expressed as a percentage, (i) of the total Equity Securities Beneficially Owned by BNP and its Affiliates to (ii) the sum of (x) the total number of outstanding Company Common Shares and (y) any Company Common Shares that are issuable upon conversion, exchange or exercise of any Equity Securities included in clause (i); provided, however, that shares subject to options under Company benefit plans granted or shares otherwise issued under Company benefit plans to any Person who, at the time of the grant or issuance, was an officer or director of the Company or any of its Subsidiaries shall not be deemed to be Equity Securities Beneficially

Owned by BNP or any of its Affiliates; and provided further, however, that Equity Securities Beneficially Owned by BNP and its Affiliates shall not include, for purposes of clause (i) above, any Equity Securities held by BNP and its Subsidiaries in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which BNP or one of its Subsidiaries acts as investment advisor, in each case for the benefit of customers of BNP and its Subsidiaries ("Trust Account Shares"), provided that (A) such Trust Account Shares were acquired by BNP or its Subsidiaries in the ordinary course of their banking or investment management businesses, solely for investment and not with the intent or purpose of influencing control of the Company or avoiding the provisions of this Agreement, and (B) to the extent that such Trust Account Shares at any time constitute in the aggregate more than four percent of the Company's then outstanding Voting Securities (such excess shares, the "Excess Trust Shares"), BNP shall, and shall cause its Subsidiaries which hold any such Excess Trust Shares to, (x) vote such Excess Trust Shares on all matters submitted to a vote of stockholders of the Company in the same proportion as the stockholders of the Company other than BNP and its Affiliates vote (or, if BNP or such Subsidiaries are not legally permitted to so vote such Excess Trust Shares, BNP shall, and shall cause any of its Subsidiaries which hold any such shares to, vote a number of Company Common Shares having the same voting power as such Excess Trust Shares in the same proportion as the stockholders of the Company other than BNP and its Affiliates vote), and (y) BNP shall, and shall cause its Subsidiaries to, use all reasonable efforts to either reduce its aggregate Beneficial Ownership of such Trust Account Shares to four percent or less of the Company's then outstanding Voting Securities or Transfer (pursuant to clauses (i) or (ii) of Section 3.2(c)) a sufficient number of other Equity Securities having aggregate voting power equal to the Excess Trust Shares. For purposes of Section 5.1(b) only, the Ownership Percentage shall include the Equity Securities Beneficially Owned by any Qualified Transferee in addition to the Equity Securities Beneficially Owned by BNP and its Affiliates.

            "Permitted Ownership Percentage" means, immediately following the Closing, the Initial Ownership Percentage and thereafter, such Ownership Percentage as may be permitted under the terms of this Agreement to be Beneficially Owned by BNP and its Affiliates from time to time; provided that except as expressly permitted by Sections 2.1 and 2.4 hereof, in no event shall the Permitted Ownership Percentage be greater than the Initial Ownership Percentage.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

            "Prime Rate" means the prime rate, base lending rate or similar bench mark rate in effect from time to time as announced by The Chase Manhattan Bank (or any successor institution).

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and BNP.

            "Regulation Y" means Regulation Y (12 C.F.R. Part 225) or any successor regulation, as promulgated by the Board of Governors of the Federal Reserve System under the BHC Act.

            "Restated Charter" means the amended Certificate of Incorporation of the Company, the form of which is set forth in Exhibit A to the Merger Agreement, as amended or supplemented from time to time.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

            "Standstill Period" shall mean the period commencing on the Closing and continuing until the fourth anniversary of the Closing.

            "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (x) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

            "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Equity Securities or any interest in any Equity Securities, provided, however, that a merger or consolidation in which BNP or any of its Affiliates is a constituent corporation shall not be deemed to be the Transfer of any Equity Securities Beneficially Owned by such Person (provided, that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving Person to such merger or consolidation, if not BNP or such Affiliate, expressly assumes all obligations of BNP or such Affiliate, as the case may be, under this Agreement). For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate or BNP's interest in an Affiliate which Beneficially Owns Company Common Shares.

            "Voting Securities" means at any time shares of any class of Capital Stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

            SECTION 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

            Term                                            Section
            ----                                            -------

            Acquisition Restrictions                        Section 2.1(a)
            Acquisition Restrictions Termination Events     Section 2.1(b)
            Appraisal                                       Section 3.3(f)
            Average Price                                   Section 2.1(f)
            BancWest                                        Preamble
            BNP                                             Preamble
            BNP Repurchase                                  Section 2.1(f)
            Closing                                         Recitals
            Company                                         Preamble
            Company Repurchase                              Section 2.1(f)
            Excess Trust Shares                             Section 1.1
            Litigation                                      Section 6.12(a)
            Market Check Period                             Section 2.4(b)
            Market Sale Option                              Section 2.1(f)
            Merger Agreement                                Recitals
            Notice                                          Section 6.11
            Offer Price                                     Section 3.3(b)
            Permitted Transferee                            Section 3.2(c)
            Post-Standstill Period                          Section 2.4(a)
            Process Agent                                   Section 6.12(b)
            Proxy Information                               Section 5.1(b)
            Qualified Pledgee                               Section 3.2(c)
            Qualified Transferee                            Section 3.2(c)
            Repurchase Number of Shares                     Section 2.1(f)
            Repurchase Option                               Section 2.1(f)
            Repurchase Price                                Section 2.1(f)
            Required Repurchase Event                       Section 2.1(f)
            Superior Proposal                               Section 2.4(b)
            Term                                            Section 6.2
            Third Party                                     Section 2.1(b)
            Transfer Measurement Date                       Section 2.1(e)
            Transfer Notice                                 Section 3.3(a)
            Transfer Reduction Level                        Section 2.1(e)
            Transferring Party                              Section 3.3
            Trust Account Shares                            Section 1.1
            Update Notice                                   Section 2.1(f)

            SECTION 1.3 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and

Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 1.4 Methodology for Calculations. For purposes of calculating the number of outstanding Company Common Shares, Equity Securities or Voting Securities and the number of Company Common Shares, Equity Securities or Voting Securities Beneficially Owned by BNP and its Affiliates as of any date, any Company Common Shares, Equity Securities or Voting Securities held in the Company's treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law (or any successor statute) shall be disregarded.

                                   ARTICLE II

                                   STANDSTILL

            SECTION 2.1 Acquisition of Additional Voting Securities. (a) During the Standstill Period, except as provided in paragraphs (b), (c), (d) and (e) below, BNP covenants and agrees with the Company that it shall not, and shall cause each of its Affiliates, directors and executive officers not to, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of any additional Voting Securities (except by way of stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of Company Common Shares generally) (the "Acquisition Restrictions").

            (b) The foregoing Acquisition Restrictions will not apply if either
(i) a third party who is not an Affiliate of BNP or any of its Affiliates (a "Third Party", which term shall include any Group, other than a Group which includes BNP or any of its Affiliates as a member) commences a bona fide tender or exchange offer for more than 50% of the outstanding Company Common Shares and the Board does not both (x) recommend against the tender or exchange offer within ten Business Days after the commencement thereof (which, in the case of an exchange offer, shall be deemed to be the effective date of the registration statement relating to the securities offered in such exchange offer) or such longer period as shall then be permitted under the Commission's rules and (y) adopt a stockholders' rights plan (if the Company does not then have one in effect) which does not contain an exception from the definition of "Acquiring Person", "Triggering Event" or similar terms for such Third Party or its Affiliates (it being understood that, notwithstanding the foregoing, the Board shall not be required to adopt such a plan if such plan is opposed by any of the Class A Directors), (ii) a Third Party acquires Beneficial Ownership of 25% of the outstanding Company Common Shares (other than as a result of purchases of such securities from the

Company) and at such time, the Ownership Percentage is equal to at least 25%, or
(iii) a Third Party acquires Beneficial Ownership of 20% of the outstanding Company Common Shares (other than as a result of purchases of such securities from the Company) and publicly discloses in a filing on Schedule 13D or otherwise a possible intention to seek control of the Company or to engage in a transaction that would result in a Change of Control of the Company and at such time, the Ownership Percentage is equal to at least 20%; provided that if the Acquisition Restrictions terminate as a result of any of (i), (ii) or (iii) above, BNP may only acquire shares of Company Common Stock pursuant to (x) a tender or exchange offer for any and all outstanding shares of Company Common Stock or (y) a Business Combination Proposal for the Company so long as (A) such proposal is made in writing delivered only to the Executive Committee and (B) BNP and its representatives keep confidential and refrain from disclosing to any other Person the fact that they have made any such proposal or any of the terms thereof. If (x) the foregoing tender or exchange offer referred to in clause (i) shall have been terminated, (y) the Third Party referred to in clauses (ii) or
(iii) shall have reduced its Beneficial Ownership below 25% or 20%, respectively, of the outstanding Company Shares or (z) the Third Party referred to in clause (iii) shall have publicly altered or modified its prior public disclosure to provide that it intends to hold the shares acquired for investment purposes and not with the intention to seek control of the Company or to engage in a transaction that would result in a Change of Control of the Company, in each case without BNP having made a bona fide tender or exchange offer or a bona fide Business Combination Proposal, then the Acquisition Restrictions shall be reinstated at the Permitted Ownership Percentage in effect prior to the termination of the Acquisition Restrictions. The events described in clauses
(i), (ii) and (iii) of this Section 2.1(b) and in Section 2.1(c) are hereinafter referred to as the "Acquisition Restrictions Termination Events".

            (c) Notwithstanding any other provision hereof, BNP shall be entitled at any time to acquire shares of Company Common Stock in excess of the then-applicable Permitted Ownership Percentage if (i) BNP shall make a capital infusion into the Company (A) in response to the requirements of applicable U.S. bank regulatory authorities, as advised in writing to the Company by such authority, or (B) because the Company shall cease to be a "well-capitalized" bank holding company within the meaning of Section 225.2(r)(1) of Regulation Y and is not restored to the status of a "well capitalized" bank holding company within twelve months after the date on which it ceased to be a "well capitalized" bank holding company; provided that nothing herein shall be deemed to derogate the authority of the Board to approve the terms of any such capital infusion, or (ii) the Company shall become subject to any regulatory capital directive, or become an institution in "troubled" condition under 12 C.F.R. ss.325.6 and Section 225.71(d) of Regulation Y, respectively, or under 12 C.F.R. ss.263.81(c) or under any successor provisions. Any shares of Company Common Stock acquired pursuant to this paragraph (c) shall not be subject to any of the voting restrictions contained in Section 4.1(a)(ii) or 4.2. In the event that BNP wishes to acquire additional shares of Company Common Stock following any acquisition of shares pursuant to this paragraph (c), such acquisition may only be effected through a Business Combination Proposal which provides for a price per share of Company Common Stock so acquired that, in the written opinion of an Independent Investment Banking Firm selected by the Board (by a majority vote of the Directors constituting the entire Board), is fair from a financial point of view to the holders of such Company Common Stock.

            (d) If the Ownership Percentage declines due to an issuance or disposition by the Company of Company Common Stock or other Equity Securities (whether in a public offering, in connection with an acquisition, upon exercise of employee stock options or otherwise), BNP and its Affiliates shall be permitted to purchase a number of shares of Company Common Stock or other Equity Securities in the open market or in privately-negotiated transactions so that the Ownership Percentage following such purchase is no greater than the then-applicable Permitted Ownership Percentage; provided that neither BNP nor any of its Affiliates shall be permitted to purchase any shares pursuant to this
Section 2.1(d) if the act of purchasing such shares would cause a transaction entered into or proposed to be entered into by the Company to be disqualified as a "pooling of interests" under applicable accounting rules, in which case such purchase rights shall be deferred until such time as such purchases may be effected without adversely affecting the pooling accounting treatment of such transaction. The Company and BNP agree to confer and reasonably cooperate with one another with respect to share repurchases or purchases to facilitate satisfaction of such requirements of the applicable accounting rules with respect to any such transaction.

            (e) (i) In the event that the Ownership Percentage decreases by an aggregate of less than 10% (the "Transfer Reduction Level") from the Ownership Percentage on the same date of the prior year (the "Transfer Measurement Date") as a result of a Transfer or a series of Transfers by BNP or its Affiliates of any Company Common Shares or other Equity Securities (other than any Transfers pursuant to clauses (iv), (v), (vi) or (vii) of Section 3.2(c)), BNP and its Affiliates may purchase additional shares of Company Common Stock or other Equity Securities in open market purchases or in privately-negotiated transactions so long as, after giving effect to such acquisitions, the Ownership Percentage does not exceed the Permitted Ownership Percentage on the Transfer Measurement Date (as reduced in accordance with clause (ii) below subsequent to such Transfer Measurement Date).

            (ii) Upon any Transfer of any Company Common Shares or other Equity Securities by BNP or any of its Affiliates pursuant to clauses (iv), (v), (vi) or (vii) of Section 3.2(c) or to the extent of any other Transfers that result in the Ownership Percentage decreasing below the Transfer Reduction Level, the Permitted Ownership Percentage shall be automatically decreased to the actual Ownership Percentage following such event. For purposes of this Section 2.1(e), a Transfer pursuant to clause (vii) of Section 3.2(c) shall not be deemed to have occurred so long as BNP continues to have sole power to vote or direct the voting of such Company Common Shares or other Equity Securities which have been so pledged.

            (f) (i) Upon a repurchase or redemption of Equity Securities by the Company that, by reducing the number of outstanding Equity Securities, increases the Ownership Percentage (a "Company Repurchase") to an amount in excess of the then-applicable Permitted Ownership Percentage, BNP shall dispose, or cause its Affiliates to dispose, of Equity Securities Beneficially Owned by them as set forth in clauses (ii) or (iii) below, as applicable; provided, however, that if effecting such disposition at such time would subject BNP or any such Affiliate to liability under Section 16(b) of the Exchange Act, then the obligation of BNP to effect, or cause its Affiliates to effect, such disposition shall be deferred until the earliest date on which it or its Affiliates may effect such disposition without incurring such liability under Section 16(b).

            (ii) In the event of a proposed Company Repurchase (other than pursuant to a proposed program of open market repurchases by the Company, which shall be treated in accordance with the provisions of clause (iii) below) which, together with any prior Company Repurchases of less than 1% of the outstanding Equity Securities with respect to which no Equity Securities Beneficially Owned by BNP or its Affiliates were disposed of in the manner required by this Section 2.1(f), shall be in excess of 1% of the outstanding Equity Securities prior to such Company Repurchase (a "Required Repurchase Event"), the Company shall give written notice to BNP not later than five Business Days prior to the Company Repurchase, specifying the number and type of Equity Securities to be repurchased and the repurchase price (the "Repurchase Price") (if known) per security. On the date of the Company Repurchase giving rise to such notice, BNP shall sell or cause one or more of its Affiliates to sell to the Company (a "BNP Repurchase") a sufficient number of Equity Securities of the type repurchased or to be repurchased by the Company, or, if BNP and its Affiliates do not own such type of Equity Securities, shares of Class A Common Stock or Company Common Stock (the "Repurchase Number of Shares"), such that the Ownership Percentage following such BNP Repurchase is equal to the Ownership Percentage prior to the Company Repurchase or Company Repurchases giving rise to such Required Repurchase Event, at a price, payable in cash, equal to the Repurchase Price; provided that, at BNP's option and subject to applicable law, in lieu of selling any Equity Securities to the Company, BNP may dispose or cause one or more of its Affiliates to dispose of the Repurchase Number of Shares in open market transactions of the type described in clauses (i) and (ii) of Section 3.2(c) (the "Market Sale Option"). BNP shall give written notice to the Company not later than two Business Days prior to the Company Repurchase of its election to exercise its Market Sale Option and shall consummate the sale of such Equity Securities as specified in such written notice within ten Business Days thereafter (or such longer period as may be required to comply with any volume restrictions on sales of securities under Rule 144 of the Securities Act (or any successor rule) if BNP elects to dispose of such Equity Securities in transactions of the type described in clause (ii) of Section 3.2(c)). BNP shall not be deemed to be in violation of this Agreement to the extent that the Permitted Ownership Percentage has been reduced as a result of a Company Repurchase which has not resulted in a Required Repurchase Event pursuant to this paragraph.

            (iii) In the event that the Company shall propose to commence a program of open market repurchases of Equity Securities which would constitute a Required Repurchase Event, the Company shall give written notice thereof to BNP not later than ten Business Days prior to the commencement of any repurchases of Equity Securities pursuant thereto, and BNP shall have the option, exercisable by written notice given to the Company within five Business Days after receipt of such notice from the Company, to either (i) participate in such repurchases by selling Equity Securities to the Company on a regular basis proportionate with the Company's repurchase of Equity Securities in the open market (the "Repurchase Option"), or (ii) sell the applicable number of Equity Securities pursuant to the Market Sale Option. In either case the Company shall give written notice to BNP (the "Update Notice") not less frequently than every second week as to the number of Equity Securities so repurchased by the Company during the two preceding calendar weeks, the weighted average price paid for such repurchased Equity Securities (the "Average Price"), and the Repurchase Number of Shares. If BNP has elected the Repurchase Option, BNP shall sell, or cause one or more of its Affiliates to sell, to the Company the Repurchase Number of Shares at the Average Price within five Business Days after receiving the Update Notice. If BNP has not elected the Repurchase Option, it shall sell the Repurchase Number of Shares pursuant to the Market Sale Option within ten Business Days after receiving the Update Notice (or such longer period as may be required to comply with any volume restrictions on sales of securities under Rule 144 of the Securities Act (or any successor rule) if BNP elects to dispose of such Equity Securities in transactions of the type described in clause (ii) of Section 3.2(c)).

            (g) Except as expressly provided herein, neither BNP nor any Affiliate thereof shall permit any of their respective Subsidiaries (regardless of whether such entity became a Subsidiary of BNP or such Affiliate after the date of this Agreement) to Beneficially Own any Equity Securities. Notwithstanding the foregoing, the acquisition (whether by merger, consolidation or otherwise) by BNP or an Affiliate thereof of any entity that Beneficially Owns Equity Securities, or the acquisition of Equity Securities in connection with securing or collecting a debt previously contracted in good faith in the ordinary course of BNP's or such Affiliate's banking business, shall not constitute a violation of the Permitted Ownership Percentage in effect at the time of such acquisition; provided that a significant purpose of any such transaction is not to avoid the provisions of this Agreement; and provided further, that the provisions of paragraph (h) below are complied with.

            (h) If at any time BNP or any of its Affiliates become aware that BNP and its Affiliates Beneficially Own in the aggregate more than the Permitted Ownership Percentage (including by virtue of acquisitions referred to in paragraph (g) above), then BNP shall, as soon as is reasonably practicable (but in no manner that would require BNP or any such Affiliate to incur liability under Section 16(b) of the Exchange Act) take all action necessary to reduce the amount of Equity Securities Beneficially Owned by it and its Affiliates to an amount not greater than the Permitted Ownership Percentage in effect at such time. Notwithstanding any other provision of this Agreement, in no event may BNP or any of its Affiliates exercise any voting rights in respect of any Equity Securities Beneficially Owned by BNP and its Affiliates in excess of the Permitted Ownership Percentage in effect at such time.

            (i) Any shares of Company Common Stock acquired by BNP or any of its Affiliates in accordance with the terms of paragraphs (b), (c), (d) and (e) above shall be exchangeable by BNP, at its option, for shares of Class A Common Stock. Except pursuant to this Section 2.1(i), the Company agrees that, after the Closing, it shall not issue any additional shares of Class A Common Stock to any Person (other than in exchange or substitution for shares of Class A Common Stock already Beneficially Owned by such Person or in connection with a dividend payable in shares of Class A Common Stock to holders of Class A Common Stock or upon exercise of options, warrants or other securities previously distributed as a dividend on the shares of Class A Common Stock which are exercisable for or convertible into shares of Class A Common Stock). In order to effect any such exchange, BNP shall surrender the certificate or certificates evidencing the shares of Company Common

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                                                                              14


Stock to be exchanged for Class A Common Stock to the secretary of the Company. Such certificates shall be duly endorsed to the Company or in blank, accompanied by proper instruments of transfer to the Company or in blank. The Company shall, within five Business Days after the surrender thereof, issue and deliver, or cause to be issued and delivered, to BNP certificates representing that number of shares of Class A Common Stock equal to the number of shares of Company Common Stock converted pursuant to the terms of this Section 2.1(i). Subject to the Restated Charter and the By-Laws, upon such surrender, the shares shall be deemed to be treated as shares of Class A Common Stock for all purposes of this Agreement irrespective of any delay in issuing such new share certificates. The Company agrees to use its reasonable best efforts (including, without limitation, seeking to obtain from its stockholders approval of an amendment to the Restated Charter to increase the number of authorized shares of Class A Common Stock at the next scheduled meeting of stockholders with respect to which a proxy statement has not theretofore been mailed) to at all times keep reserved, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock as shall be sufficient to provide for the reasonably anticipated exchange of its outstanding Common Stock into Class A Common Stock in accordance with the terms of this Section 2.1(i).

            (j) Any additional Equity Securities acquired by BNP or any of its Affiliates or its or their directors or executive officers following the Closing shall be subject to the restrictions contained in this Agreement as fully as if such Equity Securities were acquired by BNP pursuant to the Merger, it being understood that any Company Common Shares acquired by any Person who at the time of such acquisition was an officer or director of the Company or any of its Subsidiaries pursuant to options granted or any other issuances of shares of Company Common Stock under any Company benefit plan shall not be deemed to be subject to this Agreement.

            SECTION 2.2 Certain Restrictions. (a) During the Standstill Period, except as provided below, BNP agrees not to, and to cause each of its Affiliates and its and their respective directors and executive officers not to, directly or indirectly, alone or in concert with others:

            (i) initiate, propose or otherwise solicit securityholders of the Company for the approval of one or more securityholder proposals or induce or attempt to induce any other Person to initiate any securityholder proposal, or seek election to or seek to place a representative or other Affiliate or nominee on the Board (other than a Class A Nominee) or seek removal of any member of the Board (other than a Class A Director);

            (ii) (A) except in the manner and to the extent permitted under
Section 2.1(b), propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all assets or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its Subsidiaries or any material portion of its or such Subsidiary's business or assets or any other type of transaction that would otherwise result in a Change of Control of the Company or in any increase in the Ownership Percentage beyond the then existing Ownership Percentage (any such action described in this clause (A), a "Company Transaction Proposal"), (B) seek to exercise any control or influence over the management of the Company or the Board or any of the businesses, operations or policies of the Company (other than solely by virtue of representation on the Board and participation in meetings and other actions of the Board and any duly constituted committee thereof or by informal meetings or consultations with members of the Board or management), (C) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the matters restricted by, or to otherwise seek to circumvent the limitations of, this Agreement, or (D) present to the Company, its stockholders or any third party any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal or in an increase in the Ownership Percentage;

            (iii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another Person engage in a transaction or group of transactions that constitute or could reasonably be expected to result in a Company Transaction Proposal or in an increase in the Ownership Percentage or take any action that might require the Company to make a public announcement regarding any such Company Transaction Proposal;

            (iv) initiate, request, induce, encourage or attempt to induce or give encouragement to any other Person to initiate, or otherwise provide assistance to any Person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal or in an increase in the Ownership Percentage;

            (v) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of (or the execution of a written consent in respect of) Voting Securities or, except as otherwise expressly required, permitted or contemplated by this Agreement or the Restated Charter, execute any written consent in lieu of a meeting of the holders of Voting Securities or grant a proxy with respect to the voting of Voting Securities to any Person other than an officer or agent of BNP or the Company;

            (vi) form, join in or in any other way (including by deposit of Equity Securities) participate in a partnership, pooling agreement, syndicate, voting trust or other Group with respect to Equity Securities, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Equity Securities;

            (vii) take any other actions, alone or in concert with any other Person, to seek to effect a Change of Control of the Company or an increase in the Ownership Percentage or otherwise seek to circumvent any of the limitations set forth in this Section 2.2; or

            (viii) request, or induce or encourage any other Person to request, that the Company amend or waive any of the provisions of this Agreement.

            (b) If any Acquisition Restrictions Termination Event occurs, the restrictions set forth in paragraphs (i) through (viii) above will not apply to the extent (but only to the extent) necessary to enable BNP to make the Business Combination Proposal permitted to be made under Section 2.1(b) hereof and subject to the terms and conditions relating thereto.

            (c) Notwithstanding the foregoing restrictions, BNP may at any time submit a Business Combination Proposal for the Company so long as (i) such Business Combination Proposal is made in writing delivered only to the Executive Committee in a manner which does not require public disclosure thereof by the Company and (ii) BNP and its representatives keep confidential and refrain from disclosing to any other Person the fact that they have made such a Business Combination Proposal or any of the terms thereof, it being understood that the Executive Committee shall be under no obligation to BNP or its Affiliates to accept such Business Combination Proposal or to cause such Business Combination Proposal to be submitted to the full Board for consideration. In addition, (x) if it shall become part of the agenda of any meeting of the Board or any committee thereof to review any proposal submitted by a Third Party with respect to a Company Transaction Proposal which would result in a Change of Control of the Company (other than as a result of action taken by BNP pursuant to Section 5.2), or (y) if the Board or any committee thereof shall determine to solicit proposals for such a transaction from Third Parties, the Company shall give prompt written notice of such determination to BNP and shall provide BNP with a reasonable opportunity to, in the case of clause (x), participate as a potential bidder prior to accepting such Third Party proposal or, in the case of clause
(y), participate in the solicitation process as a potential bidder. For purposes of this Section 2.2(c), the reference to "Company Common Stock" in clause
(iii)(B) of the term "Change of Control" shall be deemed to be a reference to "Company Common Shares".

            SECTION 2.3 Notice of Certain Events; Press Releases, etc.. (a) During the Standstill Period, BNP will, subject to any requirements of applicable law or regulation, inform the Chief Executive Officer of the Company orally within one Business Day and as promptly as practicable in writing (but in no more than ten Business Days) upon it or any of its Affiliates being contacted by any Person or Group with respect to any of the matters covered by paragraphs
(i) through (viii) of Section 2.2(a) as to the content and nature of any such contact and the identity of such Person or Group.

            (b) Unless otherwise required by applicable law, BNP will not, and will not permit any of its Affiliates to, issue any press release or make any public announcement or other communication with respect to any of the matters described in Sections 2.1(b) or 2.2(a) without the prior written consent of the Chief Executive Officer of the Company or as authorized by a resolution adopted by a majority of the Board.

            SECTION 2.4 Post-Standstill Period. (a) Following the expiration of the Standstill Period and during the remainder of the Term (such period, the "Post-Standstill Period"), BNP covenants and agrees with the Company that:

                  (i) neither BNP nor any of its Affiliates will take any action resulting in a majority of the Directors being BNP nominees or otherwise not constituting Independent Directors (other than as a result of a transaction permitted by clauses (ii) or (iii) below);

                  (ii) neither BNP nor any of its Affiliates will acquire
            Beneficial Ownership of Equity Securities such that following such acquisition, the Ownership Percentage would be greater than the Permitted Ownership Percentage that was in effect on the date on which the Standstill Period expired, except in transactions effected pursuant to the procedures described in paragraph (b) below; and

                  (iii) neither BNP nor any of its Affiliates will take any
            other action that could result in an increase in the Ownership Percentage or other material transactions between the Company and BNP or its Affiliates except in transactions effected pursuant to the procedures described in paragraph (b) below.

            (b) During the Post-Standstill Period, BNP may submit a Business Combination Proposal to the Executive Committee on a confidential basis, whereupon (if BNP has notified the Company that it is submitting such Business Combination Proposal pursuant to this Section 2.4(b) and not pursuant to the first sentence of Section 2.2(c)) the Executive Committee shall promptly (but no later than 10 days after the submission of such proposal) retain an Independent Investment Banking Firm and outside legal counsel to assist the Executive Committee in its review of the proposal and shall follow the procedures hereinafter set forth. The fees and expenses of such financial and legal advisors shall be borne by the Company. If the Independent Investment Banking Firm is unable to conclude within a reasonable period of time (not exceeding 60 days) following submission of such Business Combination Proposal to the Executive Committee that such Business Combination Proposal is fair from a financial point of view to the stockholders of the Company (other than BNP and its Affiliates), or concludes that it is inadequate, then BNP shall withdraw such Business Combination Proposal and shall not submit another Business Combination Proposal to the Company pursuant to this Section 2.4(b) for a period of twelve months from the date on which such Independent Investment Banking Firm reaches such conclusion. If the Independent Investment Banking Firm concludes that the Business Combination Proposal is fair and adequate, then the Executive Committee shall cause the proposal to be submitted to the full Board for consideration. If a majority of the Independent Directors on the Board shall conclude, after considering the advice of such financial and legal advisors as such Independent Directors consider relevant and material in the circumstances, that the transaction contemplated by such Business Combination Proposal is not in the best interests of all of the Company's stockholders at that time, then BNP shall withdraw such Business Combination Proposal and shall not submit another Business Combination Proposal to the Company pursuant to this Section 2.4(b) for a period of twelve months from the date on which the Independent Directors make such conclusion. Approval of such Business Combination Proposal by the Board shall require the affirmative vote of a majority of the Independent Directors then on the Board (in addition to any other vote required by applicable law) and may be subject to any "market check" procedures for a reasonable period of time (not exceeding 90 days) (the "Market Check Period") as the Board (including a majority of the Independent Directors of the Board) may determine to be appropriate in the circumstances. If within the Market Check Period the Company receives from a Third Party a superior proposal (a "Superior Proposal") to the Business Combination Proposal submitted by BNP (as determined in good faith by the Board (including a majority vote of the Independent Directors)), the Company shall offer BNP a reasonable period after delivery to BNP of notice of such Superior Proposal (but no more than five Business Days) to revise its Business Combination Proposal so that the terms thereof, as so revised, are superior to the Superior Proposal (as determined in good faith by the Board (including a majority vote of the Independent Directors)). If BNP does not submit, within such five Business Day period, a revised proposal which is determined in accordance with the preceding sentence to be superior to the Superior Proposal, the Board may cause the Company to enter into an agreement for such Superior Proposal and recommend acceptance thereof to the stockholders of the Company. In such event, BNP agrees that it shall, and shall cause each of its Affiliates to, in connection with any vote or action by written consent of the stockholders of the Company with respect to such agreement, vote or cause to be voted (or execute or cause to be executed a written consent in respect of) all Voting Securities, if any, Beneficially Owned by BNP and its Affiliates in favor of the Superior Proposal (or, if such Superior Proposal is a tender or exchange offer, tender and cause each of its Affiliates to tender, its Equity Securities) unless the Board withdraws its recommendation of such Superior Proposal prior to the date on which such vote is held or such action by written consent becomes effective or the consummation of such tender or exchange offer occurs, as the case may be. If the Company shall not have received a Superior Proposal during the Market Check Period, then the Company and BNP may enter into a definitive agreement (containing customary terms and conditions, including customary "fiduciary out" provisions) to consummate BNP's Business Combination Proposal (it being understood that, following the execution of a definitive agreement with the Company, BNP need not vote its shares in favor of any alternative proposal or tender its shares in any alternative tender or exchange offer which is thereafter entered into by the Company or made by any Third Party); provided that the Board has received a reaffirmation as of such date of the fairness opinion described above in form and substance reasonably and in good faith satisfactory to a majority of the Independent Directors. If the Independent Investment Banking Firm shall be unable to reaffirm such fairness opinion, the Company shall give notice thereof to BNP which shall have 15 days to improve its proposal so that such opinion may be reaffirmed and if, after submission of an improved proposal, if any, such opinion is still not reaffirmed, then the proposed transaction shall terminate and BNP may not submit another such proposal under this Section 2.4(b) for 12 months following the date such proposal is first submitted by the Executive Committee to the Board for consideration.

            (c) During the Post-Standstill Period, BNP may contact or respond to contacts from other stockholders of the Company regarding the business and affairs of the Company on a confidential basis, but, for the first four years of such Post-Standstill Period, BNP may not, and may not permit any of its Affiliates to, either directly or through others (i) solicit, finance or become a participant in a solicitation (as such terms are defined in Rule 14a-1 of Rule 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Exchange Act) of proxies or written consents, (A) for the election of Non-Class A Directors of the Company, (B) for any stockholder proposal opposed by the Board or (C) against any proposal submitted to the stockholders and recommended by the Board,
(ii) make or submit any proposal to the Company's stockholders opposed by the Board, (iii) make any public statement as to any intention or plan to take actions not consistent with the then-applicable terms of this Agreement (including, without limitation, Section 2.4(b)), (iv) publicly announce (except as otherwise legally required) any intention to dispose of some or all of its Equity Securities or acquire additional Equity Securities, (v) form or join a Group with the objective or effect of effecting a Change of Control of the Company, (vi) take any action inconsistent with the procedures described in paragraph (b) above or (vii) publicly request or encourage others to request that the Company waive any of the then-applicable provisions or limitations contained in this Agreement.

                                   ARTICLE III

                              TRANSFER RESTRICTIONS

            SECTION 3.1 General Transfer Restrictions. The right of BNP and its Affiliates to Transfer any Equity Securities is subject to the restrictions set forth in this Article III, and no Transfer of Equity Securities by BNP or any of its Affiliates may be effected except in compliance with this Article III. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

            SECTION 3.2 Restrictions on Transfer. (a) Without the prior written consent of the Company, except as provided in paragraph (d) below, during an initial period of eighteen months following the Closing, BNP shall not, and shall cause its respective Affiliates not to, Transfer any Equity Securities; provided, that the foregoing restriction shall not prohibit BNP or any of its Affiliates from Transferring any Equity Securities (x) to the Company (or its designee) pursuant to Section 2.1(f), (y) in the manner provided in clause (i) or (ii) of paragraph (c) below to the extent such Transfer is required pursuant to Section 2.1(f) or 2.1(h) or the second proviso to the definition of "Ownership Percentage" or (z) as provided in clause (iii) of paragraph (c) below.

            (b) For the period between eighteen months and two years following the Closing, the restrictions set forth in paragraph (a) above shall continue to apply to Transfers of Equity Securities by BNP or its Affiliates except that BNP and its Affiliates may also effect Transfers of Equity Securities as provided in clause (ii) of paragraph (c) below.

            (c) Following the second anniversary of the Closing, except as provided in paragraph (d) below, BNP shall not, and shall cause its Affiliates not to, Transfer any Equity Securities; provided that the foregoing restriction shall not be applicable to Transfers (i) of Company Common Shares in a Commission-registered underwritten offering in which no Transfer of a number of shares of Company Common Stock representing more than 2% of the outstanding Company Common Shares is made to any Person or Group, (ii) pursuant to the restrictions of Rule 144 under the Securities Act applicable to sales of securities by Affiliates of an issuer (regardless of whether BNP or its Affiliates is deemed at such time to be an Affiliate of the Company), (iii) to an Affiliate of BNP which agrees in writing with the Company to be bound by this Agreement as fully as if it or they were an initial signatory hereto, (iv) pursuant to a tender or exchange offer by a Third Party that is not rejected by the Board within the time period prescribed by the Exchange Act and the rules and regulations promulgated by the Commission thereunder, (v) of no more than 4.9% of the outstanding Company Common Shares to any one institutional investor which (A) purchases such shares in the normal course of its investment business, for investment purposes only, and with no intention of influencing control of the Company and which purchases such shares pursuant to an exemption from the registration requirements of the Securities Act, and (B) provides appropriate certification to the Company as to the foregoing matters; provided that neither BNP nor any of its Affiliates may exercise its right to Transfer shares as described in this clause (v) on more than one occasion in any 12-month period,
(vi) of any number of shares to any one or more institutional investors (but not more than 20% of the then-outstanding Company Common Shares to any one bank holding company, as such term is defined Section 2(c)(1) of Regulation Y, or foreign bank or foreign banking organization, as such terms are defined in Sections 211.21(m) and (n) of Regulation K under the International Banking Act of 1978, as amended) who are reasonably acceptable to the Board (such approval not to be unreasonably withheld or delayed) and who agree in writing with the Company to be bound by the then-applicable provisions of this Agreement as fully as if it or they were an initial signatory hereto (a "Qualified Transferee"), or
(vii) pursuant to a bona fide pledge to secure money borrowed by BNP or any Affiliate, entered into in good faith and not for purposes of avoiding the restrictions set forth in this Agreement; provided (x) that such pledge is made to a Person who is a Qualified Transferee pursuant to clause (vi) above (a "Qualified Pledgee"), (y) the number of Equity Securities pledged complies with the limitations as to amount set forth in clause (vi) above and (z) at the time such pledge is made, such Qualified Pledgee agrees in writing to be bound by the then-applicable provisions of this Agreement as fully as if it was an initial signatory hereto; subject, in the case of Transfers pursuant to clauses (i), (v) and (vi), to the Company's right of first refusal described in Section 3.3. In the case of any Transfer to an Affiliate of BNP in accordance with clause (iii), BNP shall (a) be liable for the performance by such Affiliate of its obligations under this Agreement, and (b) act, and cause such Affiliate to agree that BNP shall act, as agent for such Affiliate in connection with the receipt or giving of any and all notices or approvals under this Agreement. Any Affiliate or Qualified Transferee to whom BNP Transfers Equity Securities pursuant to clauses
(iii) or (vi) of this Section, respectively, shall be referred to herein as a "Permitted Transferee".

            (d) If at any time a court of competent jurisdiction or an applicable regulatory agency or authority orders BNP or its Affiliates to dispose of any and all of the Equity Securities Beneficially Owned by them, then BNP or such Affiliate may dispose of such Equity Securities in transactions described in clauses (i) through (vi) of paragraph (c) above, in each case only to the extent necessary to comply with such order, subject, in each case, to the extent provided in Section 3.3, to a right of first refusal by the Company as set forth in such Section 3.3.

            SECTION 3.3 Right of First Refusal. Prior to making any offer to Transfer any Equity Securities pursuant to clauses (i), (v) or (vi) of Section 3.2(c), BNP and/or its Affiliates proposing to effect such Transfer (collectively, the "Transferring Party") shall give the Company the opportunity to purchase such Equity Securities in the following manner:

            (a) The Transferring Party shall give written notice (the "Transfer Notice") to the Company, specifying (i) the Person to whom the Transferring Party proposes to make such Transfer (in the case of clauses (v) or (vi) of Section 3.2(c)) and the proposed manner of Transfer, (ii) the number or amount and description of the Equity Securities to be Transferred, (iii) except in the case of a public offering, the Offer Price (as defined below), and (iv) all other material financial and economic terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof. The Transfer Notice shall constitute an offer to the Company (or its designee, as provided below) which is irrevocable during the period described in paragraph (c) below, to sell to the Company (or any permitted designee) the Equity Securities which are the subject of such Transfer Notice upon the terms set forth in this Section 3.3 and the Transfer Notice. The Company may elect to purchase (or cause its permitted designee to purchase) all (but not less than all) the Equity Securities that are the subject of the Transfer Notice for cash at the Offer Price (or, if the Offer Price includes property other than cash, the equivalent in cash of such property as determined in accordance with Section 3.3(d)) and upon the other financial and economic terms and conditions specified in the Transfer Notice.

            (b) For purposes of this Section 3.3, "Offer Price" shall be defined to mean on a per share basis, or in the case of Equity Securities other than Company Common Shares, a per unit basis, (i) in the case of a public offering, the Current Market Value per Equity Security as of the date the election notice of the Company hereinafter described is delivered, and (ii) in the case of a privately-negotiated transaction, the proposed sale price per Equity Security.

            (c) If the Company elects to purchase the offered Equity Securities, it shall give notice to the Transferring Party within 15 Business Days of its receipt of the Transfer Notice of its election, which notice shall include the date set for the closing of such purchase, which date shall be no later than five Business Days following the delivery of such election notice, or, if later, five Business Days after receipt of all required regulatory approvals. In the event that the number of Equity Securities purchased by the Company in connection with its exercise of its rights pursuant to this Section 3.3 in any twelve-month period would exceed 4.9% of the total number of outstanding Company Common Shares at the date of the Transfer Notice (or, if more than one Transfer Notice has been given, the date of the last of such Transfer Notices), the Company may, at its option, designate any Person to purchase the Equity Securities subject to such Transfer Notice; provided that if the closing of the purchase of the Equity Securities by any such designee is delayed by reason of the need by such designee to obtain required regulatory approvals beyond the date on which the Company could have consummated such purchase pursuant to the first sentence of this Section 3.3(c), the purchase price for such Equity Securities shall also include interest on the Offer Price for the Equity Securities subject to the Transfer Notice at the Prime Rate from the date on which the Company would have been legally permitted to consummate such purchase to but excluding the date that the designee actually purchases the shares.

            (d) If (i) the consideration specified in the Transfer Notice consists of, or includes, consideration other than cash or a publicly traded security, or (ii) any property other than Company Common Stock is proposed to be transferred in connection with the transaction to which the Transfer Notice relates, then the price payable by the Company under this Section 3.3 for the Equity Securities being transferred shall be equal to the Fair Market Value of such consideration which shall be determined in the manner set forth in Section 3.3(f). Notwithstanding anything to the contrary contained in this Section 3.3, the time periods applicable to an election by the Company to purchase the offered securities set forth in Section 3.3(a) shall not be deemed to commence until the Fair Market Value has been determined. The Company and BNP shall cooperate and use their respective best efforts to cause the Fair Market Value to be determined as promptly as practicable but in no event later than 10 Business Days after the receipt by the Company of the Transfer Notice.

            (e) If the Company does not respond to the Transfer Notice within the required response time period or elects not to purchase the offered Equity Securities, the Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of a privately-negotiated transaction) on terms no less favorable to the Transferring Party than those set forth in the Transfer Notice, provided that (x) such Transfer is closed within
(i) 90 days after the latest of (A) the expiration of the foregoing required response time periods, (B) the receipt by BNP of the foregoing election notice by the Company or (C) the receipt of all regulatory approvals and consents, and the expiration or termination of all waiting periods in respect thereof, necessary to consummate such proposed Transfer or (ii) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to the Registration Rights Agreement, and (y) the price at which the Equity Securities are transferred must be equal to or higher than the Offer Price (except in the case of a public offering, in which case the price at which the Equity Securities are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the Offer Price). Any Equity Securities which continue to be held by the Transferring Party following such period shall again be subject to the provisions of this Section 3.3.

            (f) In the event that a determination of Fair Market Value must be made pursuant to Section 3.3(d), the Company and BNP shall select a mutually acceptable Independent Investment Banking Firm which shall promptly make a determination (an "Appraisal") of the Fair Market Value of the applicable consideration or the property proposed to be transferred. Such Independent Investment Banking Firm's determination of the Fair Market Value shall be conclusive and binding absent manifest error. The fees and expenses of such Independent Investment Banking Firm shall be borne by the Company.

            SECTION 3.4 Transferees. Any Permitted Transferee shall be subject to the then-applicable obligations of BNP under this Agreement as if such Permitted Transferee were BNP; provided that in the case of a Transfer by BNP or one or more of its Affiliates of less than all of the Equity Securities Beneficially Owned by BNP and its Affiliates to a

Qualified Transferee or Qualified Pledgee, the Permitted Ownership Percentage applicable to each such Qualified Transferee and its Affiliates and each such Qualified Pledgee and its Affiliates shall be equal to the Ownership Percentage of such Qualified Transferee and its Affiliates or such Qualified Pledgee and its Affiliates, respectively, immediately following such Transfer, subject to adjustment as provided herein. Prior to the initial acquisition of Beneficial Ownership of any Equity Securities by any Permitted Transferee, and as a condition thereto, BNP agrees to cause such Permitted Transferee to agree in writing with the Company to be bound by the terms and conditions of this Agreement to the extent described in Section 3.2(c) and this Section 3.4. Except as otherwise contemplated by this Agreement BNP agrees not to cause or permit any Permitted Transferees who are Affiliates of BNP to cease to qualify as an Affiliate of BNP so long as such Permitted Transferees Beneficially Own any Company Common Shares, and if any such Permitted Transferee shall cease to be so qualified, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "Permitted Transferee" for any purpose under this Agreement, and BNP shall immediately cause all Company Common Shares Beneficially Owned by such entity to be Transferred to BNP or another Permitted Transferee.

                                   ARTICLE IV

                                     VOTING

            SECTION 4.1 Voting on Certain Matters. (a) (i) Each Class A Holder may vote its shares of Class A Common Stock in its sole discretion with respect to Class A Nominees for election as Class A Directors.

                  (ii) Unless an Acquisition Restrictions Termination Event shall have occurred and the Acquisition Restrictions have not been reinstated pursuant to the terms of this Agreement (but only until such time, if any, as the Acquisition Restrictions shall have been reinstated), BNP shall, and shall cause each of its Affiliates who Beneficially Owns Voting Securities to, at any annual or special meeting of securityholders at which members of the Board are to be elected or in connection with a solicitation of consents through which members of the Board are to be elected, vote or cause to be voted (or act by written consent with respect to) all Voting Securities (other than shares of Class A Common Stock), if any, Beneficially Owned by it in the same proportion as the stockholders of the Company other than BNP and its Affiliates vote.

            (b) BNP may, and may cause each of its Affiliates to, in connection with any vote or action by written consent of the stockholders of the Company (other than with respect to any vote or action by written consent described in paragraph (a)(ii) of this Section 4.1 or in Section 2.4(b) with respect to a Superior Proposal, in which event such Voting Securities shall be voted or caused to be voted as provided therein), vote or cause to be voted all Voting Securities Beneficially Owned by it, as it shall elect in its sole discretion.

            SECTION 4.2 Irrevocable Proxy. (a) Unless an Acquisition Restrictions Termination Event shall have occurred and the Acquisition Restrictions have not been reinstated pursuant to the terms of this Agreement (but only until such time, if any, as the Acquisition Restrictions shall have been reinstated), at least ten Business Days prior to any meeting of stockholders, BNP shall, and shall cause each of its Affiliates who own Voting Securities to, deliver a duly executed irrevocable proxy to the Company specifying how BNP or such Affiliate shall vote such Voting Securities (to the extent such Voting Securities are entitled to vote thereon) as to the election or removal of Non-Class A Directors or a Superior Proposal described in Section 2.4(b) if such matters are scheduled to be brought before the meeting (which shall be in accordance with Section 4.1(a)(ii) or Section 2.4(b), as applicable). Such proxy shall appoint such officers of the Company as the Board shall designate as BNP's or such Affiliates' (as the case may be) true and lawful proxies and attorneys-in-fact as to the matters to be voted at the meeting and shall state that it is irrevocable.

            (b) Unless an Acquisition Restrictions Termination Event shall have occurred and the Acquisition Restrictions have not been reinstated pursuant to the terms of this Agreement (but only until such time, if any, as the Acquisition Restrictions shall have been reinstated), in connection with any proposed action by written consent of the stockholders relating to the election or removal of Non-Class A Directors or the approval of a Superior Proposal described in Section 2.4(b), BNP shall, and shall cause each of its Affiliates who own any Voting Securities to, execute and deliver its written consent to the Company with respect to any Voting Securities Beneficially Owned by BNP or its Affiliates (to the extent such Voting Securities are entitled to execute a written consent with respect to such matters). Any written consent delivered by BNP or any of its Affiliates shall be made in accordance with Section 4.1(a)(ii) or Section 2.4(b), as applicable.

            SECTION 4.3 Quorum. BNP shall, and shall cause each of its Affiliates who hold Voting Securities to, be present in person or represented by proxy at all meetings of securityholders of the Company to the extent necessary so that all Voting Securities Beneficially Owned by BNP and its Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meetings.

                                   ARTICLE V

                             CORPORATE GOVERNANCE

            SECTION 5.1 Composition of the Board. (a) Effective as of the Closing, the Board shall initially be comprised of 20 directors of whom nine Directors shall be Class A Directors nominated and elected solely by the Class A Holders. Such initial nine Class A Directors shall be apportioned equally among the three classes of Directors of the Company as determined by the Class A Holders. Prior to the Closing, the Board shall take such action as is required under applicable law (including increasing the size of the Board if necessary) to cause to be elected to the Board, effective upon the Closing, the initial Class A Nominees. Following the Closing, the size of the Board may be increased or decreased as permitted by the By-Laws and Restated Charter of the Company as in effect from time to time.

            (b) At least 30 days prior to its distribution of its proxy statement or information statement with respect to each meeting of stockholders at which Directors are to be elected, the Company shall notify the Class A Holders as to the number of Class A Nominees that the Class A Holders are entitled to designate (calculated based on the estimated Ownership Percentage as of the anticipated record date). BNP, on behalf of the Class A Holders, shall notify the Company of the identity of the Class A Nominees designated pursuant to this Section and shall provide to the Company any information regarding such Class A Nominees required by the Exchange Act and the rules and regulations promulgated by the Commission thereunder to be set forth in such proxy statement or information statement (the "Proxy Information") on or prior to the close of business on the later of (x) the 15th day following its receipt of the Company's notice and (y) the 30th day prior to the Company's anticipated distribution of such proxy statement or information statement. Promptly following the record date, the Company shall advise the Class A Holders of the actual Ownership Percentage as of the record date and shall provide the Class A Holders with a reasonable opportunity to withdraw the name or names of previously submitted Class A Nominees (in the event that such holders are entitled to elect fewer directors than previously estimated) or supplement the list of Class A Nominees (in the event that such holders are entitled to nominate more Class A Nominees than previously estimated). The Proxy Information, on the date the proxy statement is first mailed to the Company's stockholders and on the date of the related stockholders meeting, shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (c) The Company shall provide notice of any meeting of the Board of Directors for which advance notice is required to be given under the By-Laws in the manner and at the times required by such By-Laws. In order to assure timely receipt of any such notice, (i) BNP shall provide to the Company, or shall cause each Class A Director to provide to the Company (A) a fax number to which such notices may be sent by fax, or an e-mail address to which such notices may be sent by electronic e-mail and (B) an address to which notices may be sent by mail or recognized courier service, and (ii) the Company shall provide any notice to each Class A Director of a Board meeting required by the preceding sentence (A) by fax or e-mail (as specified by such Director) not later than the date on which such notice is first required to be sent or given, and (B) by mail or recognized courier service, sent on such date, in each case in accordance with the delivery instructions provided by BNP or such Director from time to time in accordance with clause (i) or if no such instructions are provided, to such Class A Director in care of BNP at its principal executive offices. Each Class A Director shall be responsible for providing the Company with the information specified in clause (i) of the preceding sentence and any changes to such information that may be applicable from time to time.

            (d) No Person who is not an officer of BNP or any of its Affiliates shall be a Class A Nominee and no Person who is not an officer of BNP or any of its Affiliates shall be permitted to fill any vacancy created with respect to any Class A directorship unless, in either case, such Person shall be reasonably satisfactory to the Board (as evidenced by a resolution duly adopted by the Directors constituting a majority of the entire Board prior to the time such Person becomes a Class A Nominee).

            SECTION 5.2 Agenda. If BNP wishes to include a matter on the agenda for any meeting of the Board, BNP shall communicate such matter to the Chief Operating Officer of the Company who may communicate such matter to the Chief Executive Officer of the Company for consideration. The Chief Executive Officer shall place such matters on the agenda as soon as reasonably practicable, in his judgment, subject to the terms hereof.

            SECTION 5.3 Committees. So long as the Ownership Percentage is at least 20%, the Company shall cause each committee of the Board to, subject to any requirements under the Exchange Act or applicable securities exchange or market, include at the request of BNP a number of Class A Directors proportionate to the Ownership Percentage; provided that in no event shall BNP be entitled to designate a majority of the members of any such committee. Subject to the foregoing, the Board shall have the power at any time to fill vacancies in, to change the membership of or to discharge any committee. BNP and the Company agree that it is their understanding and intention that the provisions of Section 4.1 of the By-Laws or paragraph (b) of Article Sixth of the Restated Charter shall not be construed to limit the rights of BNP under this Section 5.3.

            SECTION 5.4 Certain Officers. (a) Upon the Closing, the present Chief Executive Officer of the Company shall remain the Chief Executive Officer of the Company and First Hawaiian Bank and the CEO of Bank of the West shall become the Chief Operating Officer of the Company and remain the Chief Executive Officer of Bank of the West. Each of these officers shall continue to serve in those respective capacities unless removed by a vote of two-thirds of the Board or until their death, voluntary retirement or resignation. Each party hereto agrees not to take, and to cause its Affiliates and, in the case of BNP, to use its reasonable best efforts to cause any Class A Directors nominated by it not to take, any action inconsistent with the foregoing sentence. Upon a vacancy occurring in either of those positions for any reason, a nominating committee of the Board shall be formed consisting of two Class A Directors (selected by the Class A Directors) and two Independent Directors (selected by the Non-Class A Directors). Such nominating committee shall nominate an individual to fill the vacancy and will submit the nomination to the full Board for approval by a two-thirds vote. If the initial four director nominating committee cannot agree on a nomination, the members of the committee will jointly select a fifth director, who must be a Non-Class A Director, to resolve the disagreement by a majority vote of such nominating committee and will submit the nomination to the full Board for a vote in accordance with the terms of the By-Laws.

            (b) BNP shall have the right to designate a deputy chief auditor of the Company and any successor thereto from time to time, provided that such individual (i) is or thereupon becomes an employee of the Company or First Hawaiian Bank, and (ii) is reasonably acceptable to both the Chief Executive Officer and the Chief Operating Officer of the Company.

            SECTION 5.5 Regulatory Cooperation. The Company and BNP agree to cooperate, and BNP agrees to cause its Affiliates to reasonably cooperate, with each other to prepare and file on a timely basis all necessary notices, applications for approvals and consents and other documents and information with all applicable regulatory authorities that may be necessary in connection with any acquisitions or divestitures of any companies, businesses, branches or assets, or for the commencement of any de novo activities, by the Company or any of its Subsidiaries as may from time to time in the future be approved or authorized by the Board. The Company agrees to reimburse BNP for all actual, documented and reasonable out-of-pocket expenses incurred by BNP in connection with making or processing any such filing.

                                  ARTICLE VI

                                 MISCELLANEOUS

            SECTION 6.1 Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

            SECTION 6.2 Duration of Agreement. Except as otherwise provided in this Agreement, the rights and obligations of BNP and its Affiliates under this Agreement shall terminate at such time as (i) the Ownership Percentage is less than 10% or (ii) (A) upon the consummation of a transaction provided for in a Business Combination Proposal made pursuant to Section 2.4(b) or pursuant to any other section hereof in accordance with the procedures set forth in Section 2.4(b) or (B) upon consummation of any other tender or exchange offer set forth in a Business Combination Proposal in which at least 90% of the outstanding Company Common Shares (other than Company Common Shares Beneficially Owned by BNP and its Affiliates) are acquired by BNP and its Affiliates (the "Term").

            SECTION 6.3 Ownership Information. (a) For purposes of this Agreement, BNP, in determining the amount of outstanding Equity Securities, may rely upon information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the Commission, unless the Company shall have updated such information by delivery of notice to BNP.

            (b) BNP shall deliver to the Company, promptly (but in no event more than two Business Days) after any Transfer of Equity Securities, an accurate written report specifying the amount and class of Equity Securities Transferred in such transaction and the amount of each class of Equity Securities owned by BNP and its Affiliates after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any Transfer of Equity Securities by BNP and its Affiliates that is reported in a statement on
Schedule 13D filed with the Commission and delivered to the Company by BNP in accordance with Section 13(d) of the Exchange Act. In addition, upon the reasonable request of the Company, BNP shall deliver to the Company a written notice specifying the amount of Equity Securities then Beneficially Owned by BNP and its Affiliates. The Company shall be entitled to rely on the most recently delivered report, statement on Schedule 13D or notice for all purposes of this Agreement, unless BNP shall have updated such information by delivery of a subsequent report, statement on Schedule 13D or notice.

            SECTION 6.4 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

            SECTION 6.5 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, shall be effective against the Company or BNP unless such modification, amendment, waiver or consent is approved by a majority of the Directors then in office, a majority of the Independent Directors then in office and a majority of the Class A Directors then in office. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            SECTION 6.6 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

            SECTION 6.7 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Merger Agreement, together with the several agreements and other documents and instruments referred to therein or annexed thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of BNP under any other agreement with the Company, the terms of this Agreement shall govern.

            SECTION 6.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto except as and to the extent expressly provided for in Article III. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

            SECTION 6.9 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 6.10 Remedies. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            SECTION 6.11 Notices. Any notice, request, claim, demand or other communication under this Agreement (each a "Notice") shall be in writing, shall be either personally delivered, sent by reputable overnight courier service (charges prepaid), sent by facsimile to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) upon confirmation of receipt, if sent by fax.

            If to the Company:

            First Hawaiian, Inc.
            999 Bishop Street
            Honolulu, Hawaii 96813
            Attention: Howard H. Karr
            Telephone: (808) 525-8800
            Fax: (808) 533-7844

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017
            Attention:  Lee Meyerson, Esq.
            Telephone: (212) 455-2000
            Fax:  (212) 455-2502

            If to BNP:

            Banque Nationale de Paris
            Affaires Juridiques et Fiscales
            Affaires Juridiques Internationales
            1, Boulevard Haussmann
            75009 Paris
            France
            Attention: General Counsel
            Telephone: (011) (33) (1) 40.14.26.78
            Fax: (011) (33) (1) 40.14.86.30

            with a copy to:

            Pillsbury Madison & Sutro LLP
            235 Montgomery Street
            San Francisco, California 94104
            Attention:  Rodney R. Peck, Esq.
            Telephone: (415) 983-1000
            Fax: (415) 983-1200

                  and

            Cleary Gottlieb Steen & Hamilton
            One Liberty Plaza
            New York, New York 10006
            Attention:  Robert L. Tortoriello, Esq.
            Telephone: (212) 225-2000
            Fax: (212) 225-3999

            SECTION 6.12 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.12, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

            (ii) BNP hereby irrevocably designates French American Banking Corporation (in such capacity, the "Process Agent"), with an office at 200 Liberty Street, New York, New York, 10281 its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to BNP in the manner provided in
Section 6.11. Each of the Company and BNP further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. BNP expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that BNP's consent to jurisdiction and service contained in this Section 6.12 is solely for the purpose referred to in this Section 6.12 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. If the Process Agent shall cease to act as such or to exist, BNP covenants that it shall appoint without delay another such agent reasonably satisfactory to the Company.

            SECTION 6.13 Legends. (a) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws or until such time as the Equity Securities are no longer subject to the restrictions of this Agreement, any certificate issued representing any Equity Securities held by BNP, any of its Affiliates or any Qualified Transferee shall bear the following conspicuous legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN STANDSTILL AND GOVERNANCE AGREEMENT DATED AS OF ______________ __, 1998 BETWEEN FIRST HAWAIIAN, INC. (THE "COMPANY") AND BANQUE NATIONALE DE PARIS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "AGREEMENT"), COPIES OF WHICH

            AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE AGREEMENT AND NO VOTE OF SUCH SECURITIES THAT CONTRAVENES SUCH AGREEMENT SHALL BE EFFECTIVE."

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            (b) Upon any acquisition by BNP or any of its Affiliates of additional Equity Securities pursuant to this Agreement, BNP shall, and shall cause each of its Affiliates to, submit any and all certificates representing such Equity Securities to the Company so that the legends required by this
Section 6.13 may be placed thereon.

            (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Equity Securities in order to implement the restrictions on Transfer set forth in this Agreement.

            (d) In connection with any Transfer of Equity Securities, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

            (e) The Company shall use its reasonable best efforts to comply on a timely basis with any request for any Transfer of Equity Securities made in accordance with the provisions of this Agreement; provided, however, that the Company shall not incur any liability for any delay in recognizing any Transfer of Equity Securities if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

            (f) After such time as any of the legends described by this Section
6.13 are no longer required on any certificate or certificates representing the Equity Securities and such Equity Securities are no longer subject to this Agreement, upon the request of BNP, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legends.

            SECTION 6.14 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 6.15 Effectiveness. This Agreement shall become effective upon consummation of the Merger and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Standstill and Governance Agreement as of the date first written above.

                                    FIRST HAWAIIAN, INC.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    BANQUE NATIONALE DE PARIS


                                    BY:
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT

            FORM OF REGISTRATION RIGHTS AGREEMENT, dated as of ______ __, 1998 (this "Agreement"), between First Hawaiian, Inc., a Delaware corporation (the "Company") and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP").

                              W I T N E S S E T H :

            WHEREAS, the Company and BancWest Corporation, a corporation organized under the laws of the State of California and a wholly owned subsidiary of BNP ("BancWest"), have entered into a Merger Agreement, dated as of May 28, 1998 (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof, among other things, BancWest will merge with and into the Company (the "Merger"), and all of the outstanding shares of common stock, without par value, of BancWest (the "BancWest Common") will be converted into shares of Class A Common Stock (as defined herein); and

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and BNP are entering into a Standstill and Governance Agreement, dated as of the date hereof (the "Standstill Agreement"); and

            WHEREAS, the Company and BNP are entering into this Agreement to establish certain arrangements with respect to the shares of Class A Common Stock into which the BancWest Common held by BNP will be converted in the Merger.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

            1. Definitions. Unless otherwise defined herein:

            "associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

            "Business Day" means any day excluding Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the Honolulu, Hawaii, San Francisco, California or Paris, France.

            "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Company.

            "Company Common Shares" shall mean, collectively, the Class A Common Stock and the Company Common Stock.

            "Company Common Stock" shall mean Common Stock, par value $1.00 per share, of the Company (other than the Class A Common Stock).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Holder" shall mean any party hereto (other than the Company) and their permitted successors and assigns, and any Person who becomes a party hereto.

            "Holders' Representative" shall mean BNP, as representative of the Holders.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

            "Registrable Securities" shall mean (x) the shares of Company Common Stock issuable upon the transfer of the shares of Class A Common Stock that may be owned from time to time by BNP and (y) any securities which have been or may be issued or distributed in respect of Class A Common Stock issued to BNP in the Merger or any other shares covered by clause (x) by way of stock dividend, stock split or other distribution, recapitalization, or reclassification, exchange offer, merger, consolidation or similar transaction. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when (i) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (iii) such securities shall have been otherwise transferred (except pursuant to Section 3.2(c)(iii) or (vi) of the Standstill Agreement), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (iv) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation,
(i) all SEC and securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and, if the Registrable Securities are debt securities, in connection with a determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of such Registrable Securities being sold may designate to the extent provided in Section 4(d)), (iii) all printing, duplicating, word processing, telephone, facsimile, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system pursuant to Section 4(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and (vii) if the Registrable Securities are preferred stock or debt securities, all applicable rating agency fees with respect thereto; provided, that Registration Expenses shall exclude all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, transfer taxes, if any, and the fees and disbursements of counsel for the Holders.

            "SEC" shall mean the Securities and Exchange Commission, or any successor governmental body or agency.

            "Securities Act" shall mean the Securities Act of 1933, as amended and any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            2. Incidental Registrations.

            (a) Right to Include Registrable Securities. Subject to the last sentence of this Section 2(a) and Article III of the Standstill Agreement, each time the Company proposes to register shares of Company Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give reasonably prompt written notice to each Holder of its intention to do so and of such Holder's rights under this Section 2. Upon the written request of any Holder made in good faith on behalf of such Holder and made within 15 days after the receipt of any such notice (which request shall specify the number and type of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each such Holder; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder who has requested to include Registrable Securities in such registration and in the case of a determination not to register, thereupon shall be relieved, subject to paragraph (b) below, of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and in the case of a determination to delay registering, the Company may delay registering the Registrable Securities for the same period as the delay in registering such other securities, and (ii) if such registration involves an underwritten offering by the Company, the Holders requesting to be included in the Company's registration must sell their

Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. Each Holder shall be permitted to withdraw all or part of such Holder's Registrable Securities from a registration pursuant to this Section 2(a) at any time prior to the effective date thereof; provided, that the Company shall be entitled to reimbursement from a Holder of withdrawn Registrable Securities for any registration fees incurred by the Company in connection with the registration of such Registrable Securities. In order to assure the efficient operation of this Section 2(a), BNP may, upon transfer of any shares of Class A Common Stock in accordance with the provisions of the Standstill Agreement, enter into appropriate agreements with any transferee who would become a Holder to limit such transferee's rights to cause the Company to register securities pursuant to this Section 2(a) without the consent of the Holders' Representative; provided that BNP shall deliver a copy of any such agreement to the Company. The Holders shall not have any rights under this Section 2(a) if, during the twelve-month period preceding the date on which notice would be required to be given by the Company pursuant to the first sentence of this paragraph (a), the number of registrations requested by the Holders pursuant to this Section 2(a), when combined with the number of registrations registered pursuant to Section 3(a), would exceed three.

            (b) Conversion to Demand Registration. In the event that the Company shall determine for any reason not to proceed with a proposed registration as described in paragraph (a) above, one or more Holders shall be permitted to request that the Company continue such registration pursuant to, and subject to all of the terms and conditions of, Section 3 (including, without limitation, the limitations on the number, frequency, amount of securities to be requested to be registered and the ability of the Company to delay registration or suspend sales contained in Sections 3(a) and 3(g)). Any such request shall be made by written notice delivered within two Business Days of receipt by such Holders of the notice from the Company to the Holders of the Company's determination not to proceed with the registration and shall count as a demand under Section 3(a).

            (c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

            (d) Priority. If a registration pursuant to this Section 2 involves an underwritten offering by the Company (as described in Section 2(a)(ii)) and the managing underwriter with respect to such offering advises the Company and the Holders electing to participate in such offering in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have an adverse effect on the offering of securities as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration (i) if the registration is a primary registration on behalf of the Company, (x) first, all securities proposed to be sold by the Company, and (y) second, the Registrable Securities requested to be included in such registration by the Holders and any other Person requested to be included in such registration, pro rata in accordance with the number of Registrable Securities proposed to be included by each Holder and the number of securities proposed to be included by such other Person, respectively, and (ii) if the registration is a secondary registration on behalf of a Person other than the Company or a Holder of Registrable Securities, (x) first, all the securities proposed to be sold by such other Person and (y) second, the number of securities the Company proposes to sell for its own account and the number of Registrable Securities which the Holders have requested to be included in such registration pursuant to this
Section 2, pro rata in accordance with the combined number of securities proposed to be registered by the Company and the number of Registrable Securities requested to be included, respectively.

            (e) Custody Agreement and Power of Attorney. Upon the Company's request, the Holders' Representative will execute and deliver a customary custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Section 2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares or other units of Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of such Holder with respect to the matters specified therein.

            3. Registration on Demand.

            (a) Right to Demand Registration. (i) Subject to Article III of the Standstill Agreement, upon the written request of one or more Holders requesting that the Company effect the registration under the Securities Act of all or part of such Holders' Registrable Securities (constituting in the aggregate at least 2% but no more than 25% of the total number of Company Common Shares or other Registrable Securities outstanding at the date of such request or such lesser number as the managing underwriter, if any, of the offering may determine is the maximum number of shares that may be offered without adversely affecting the trading market of the Company Common Stock, as provided in paragraph (f) below) and specifying the intended method of disposition thereof, the Company thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holder, provided that the Company shall be obligated to register Registrable Securities pursuant to this
Section 3(a) on only five occasions and no more than two demand registrations may be requested in any twelve-month period, and provided further that the Company shall not be obligated to effect more than three registrations pursuant to this Section 3(a) and Section 2(a) in any twelve-month period. In order to assure the efficient operation of this Section 3(a), BNP may, upon transfer of any shares of Class A Common Stock in accordance with the provisions of the Standstill Agreement, enter into appropriate agreements with any transferee who would become a Holder to limit such transferee's rights to cause the Company to register securities pursuant to this Section 3(a) without the consent of the

Holders' Representative; provided that BNP shall deliver a copy of such agreement to the Company.

            (ii) Promptly upon receipt of any request for a demand registration pursuant to paragraph (a)(i) above (but in no event more than five Business Days thereafter), the Company shall serve written notice of any such request to all other Holders, and the Company shall include in such registration all Registrable Securities of any Holder with respect to which the Company has received written requests for inclusion therein within 30 Business Days after such notice has been given pursuant to Section 6(f). All requests made pursuant to this Section 4(a)(ii) shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

            (b) Registration Statement Form. Registration statements filed pursuant to this Section 3 shall be on such form of the SEC as shall be selected by the Company, and as shall permit the disposition of the subject Registrable Securities in accordance with the intended methods of disposition specified by the Holders.

            (c) Expenses. The Company will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this
Section 3.

            (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; provided, that if, within 90 days after it has become effective, the offering of Registrable Securities pursuant to such registration is (i) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied by reason of a wrongful act, misrepresentation or breach of the applicable underwriting agreement by the Company, such registration will be deemed not to have been effected.

            (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the Registrable Securities which the Company has been requested to register in such registration shall have the right to select in good faith the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

            (f) Priority. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) would jeopardize the success of the offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of securities of each class of such Registrable Securities to be included in such registration shall be limited to the number which, based on the opinion of the managing underwriter, can be sold without jeopardizing the success of the offering, pro rata in accordance with the number of Registrable Securities requested to be included by each Holder. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without jeopardizing the success of the offering, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

            (g) Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time (i) while a registration statement is effective or (ii) before a registration statement has been filed pursuant to this Section 3, the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would in the reasonable good faith judgment of a majority of the entire Board of Directors of the Company (including a majority of the Independent Directors (as defined in the Standstill Agreement)) materially interfere with or materially and adversely affect any pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or other material event or transaction, or negotiations, discussions or pending proposals with respect thereto, and would thus not be in the best interests of the stockholders of the Company or materially interfere with a pending share repurchase program (a "Disadvantageous Condition"), the Company may, as applicable, (i) defer filing such registration statement pursuant to Section 3(a) of this Agreement or (ii) suspend sales of shares by any Holder until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders' Representative); provided, that any delay by the Company pursuant to this
Section 3(g) may not exceed (A) 60 consecutive days or (B) 120 days in any twelve-month period. With respect to each Holder, upon the receipt of any such notice of a Disadvantageous Condition, such Holder shall, as applicable (i) forthwith discontinue use of the prospectus and any prospectus supplement under such Registration Statement and suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists, as advised by the Company to the Holders' Representative (which notice shall be given promptly following such time as the Disadvantageous Condition no longer exists), and (ii) if so directed by the Company, deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice.

            4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

            (a) prepare and file as promptly as practicable (but in no event later than 30 days after the earlier of (i) the date that all Holders to whom notice has been given pursuant to Section 4(a)(ii) have responded to such notice and (ii) the date that the time period to receive requests under Section 4(a)(ii) has expired) with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, that the Company may in its sole discretion discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the shorter of a period of
      (i) 90 days or (ii) until the distribution pursuant to such registration statement is completed, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement; provided, that before filing a registration statement pursuant to Section 3 (or Section 2 if it mentions any Holder) or any prospectus or any amendments or supplements thereto naming any Holder, the Company will furnish to the Holders' Representative, the underwriters (if any) and their respective counsel copies of all documents proposed to be filed and will provide the Holders' Representative, the underwriters (if any) and their respective counsel the opportunity to comment thereon;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller, but only while the Company shall be required under the provisions hereof to cause such registration statement to remain current;

            (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller or managing underwriter shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers to consummate the disposition of such Registrable Securities;

            (f) promptly notify the sellers of Registrable Securities and the managing underwriter or underwriters, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4(b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or prospectus in order to comply with the Securities Act, and at the request of such seller or managing underwriter promptly prepare and furnish to such seller or managing underwriter a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (h) if such Registrable Securities are shares of Company Common Stock, use its reasonable best efforts to cause all such Registrable Securities (or, in the case of Registrable Securities that are convertible into or exercisable for shares of Company Common Stock, such underlying shares of Company Common Stock) to be listed on any securities exchange on which Company Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and, to use its reasonable best efforts to cause any other Registrable Securities, if not already so listed or quoted, to be listed on any securities exchange or quoted on any inter-dealer quotation system on which securities of the same class or type are then so listed or quoted;

            (i) enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form for underwriting agreements (including indemnities no less favorable than those set forth in Section 5(a)) with respect to secondary distributions at such time) as the sellers of a majority of such Registrable Securities may reasonably request in connection with the disposition of such Registrable Securities;

            (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of such Registrable Securities or the managing underwriter shall reasonably request; and

            (k) make available for inspection by representatives of the sellers of the Registrable Securities to be sold in such registration, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such seller or any such underwriter, such financial and other records, corporate documents and properties of the Company as are customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering, and cause all of the Company's (and its subsidiaries) officers and accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as is customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering and make available such officers, accountants and other employees in connection therewith; provided, however, that (i) the sellers and the underwriters and their respective counsel, accountants and other agents shall have entered into a confidentiality agreement customary in form and reasonably acceptable to the Company and (ii) the sellers and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to the Company's business and coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations and all such discussions occur at the same time.

            (l) notify the selling Holders and the managing underwriter or underwriters and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (i) when the registration statement or any amendment thereto has been filed or becomes effective, when the prospectus or any amendment or supplement to the prospectus has been filed, and, to furnish such selling holders and managing underwriter or underwriters, if any, with copies thereof, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company contemplated by paragraph (i) above cease to be true and correct in all material respects or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (m) make every reasonable effort to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final prospectus or suspending any qualification of the Registrable Securities at the earliest possible moment;

            (n) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to, and the purchase price being paid therefor by, such underwriter or underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

            (o) cooperate with the selling Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwritings may request at least two Business Days prior to any sale or Registrable Securities to the underwriters;

            (p) not later than the effective date of the applicable registration statement (or if later, the earliest Business Day thereafter on which a CUSIP number is available), provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company (if such Registrable Securities are then eligible for such deposit);

            (q) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

            (r) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

The Company may require each seller of Registrable Securities as to which any registration statement is being effected to furnish the Company with such information regarding such seller, and pertinent to the disclosure requirements relating to the registration and the distribution of such securities, as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in
Section 4(b)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(f) and through and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).

            5. Indemnification.

            (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and its directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Holder Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Party is a party thereto) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Holder Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided, that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto (i) following notice by the Company to such Holder Indemnified Party of any Disadvantageous Condition or otherwise pursuant to Section 4(f) if such Holder Indemnified Party thereafter uses the prospectus in effect at the time of such notice, unless the Company has delivered a notice that such Disadvantageous Condition or other circumstance specified in Section 4(f) no longer exists or (ii) in reliance upon and in conformity with written information with respect to such Holder Indemnified Party furnished to the Company by such Holder Indemnified Party for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented , whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any Holder Indemnified Party and shall survive the transfer of such securities by any Holder.

            (b) Indemnification by the Sellers and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2 or 3 herein, that the Company have received an undertaking reasonably satisfactory to it from the prospective sellers of such Registrable Securities or any underwriter to indemnify and hold harmless, severally and not jointly, the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (the "Company Indemnified Parties", and together with the Holder Indemnified Parties, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Company Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such seller or such underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus, or any amendment or supplement thereto, or a document incorporated by reference into any of the foregoing and the sellers and such underwriters will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such underwriter, or any Company Indemnified Party and shall survive the transfer of such securities by any Holder.

            (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5(a) or 5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in the reasonable judgment of the Indemnified Party's counsel a conflict of interest between such Indemnified Parties and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If, in the reasonable judgment of the counsel for the Indemnified Party, having common counsel would result in a conflict of interest between the interests of such Indemnified Parties and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. Without the consent of the Indemnified Party, no indemnifying party will consent to the entry of any judgment or enter into any settlement that includes as a term thereof an admission of wrongdoing by the Indemnified Party, that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation or that imposes material obligations on the Indemnified Party. No Indemnified Party shall agree to any settlement without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

            (d) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (x) the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds received by each), (y) the relative fault of the parties in connection with the statements, actions or omissions which resulted in the losses, claims, damages or liabilities which gave rise to the indemnity obligation pursuant to this Section 5, and (z) any other relevant equitable considerations under the circumstances. The relative fault of the parties shall be determined with reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything in this Section 5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5 to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Non-Exclusivity. The obligations of the parties under this
Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

            6. Miscellaneous.

            (a) Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as is specified in Section (c)(2) of Rule
144), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

            (b) Holdback Agreement. In connection with any registration by the Company of Company Common Stock, each Holder agrees not to effect any public sale or distribution (except in connection with such underwritten public offering pursuant to Section 2(a)), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering pursuant to Section 2(a)), during the seven days prior to, and during the 120- day period (or such lesser period as the managing underwriters may permit, it being understood that the Company will request that such managing underwriters act in good faith in determining whether to permit a lesser period) after the effective date of such registration (other than a Registrable Security included in such registration pursuant to Section 2(a)). If any registration of Registrable Securities pursuant to Section 3 of thus Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution (except in connection with such underwritten public offering), of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 45-day period (or such lesser period as the managing underwriters may permit) after the effective date of such registration.

            (c) Amendments and Waivers. (i) This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section 6(c).

            (ii) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            (d) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            (e) Additional Parties. Upon the transfer of any shares of Class A Common Stock pursuant to clauses (iii) or (vi) of Section 3.2(c) of the Standstill Agreement, such transferee shall become a party to this Agreement by agreeing in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption and shall thereby be deemed a Holder of Registrable Securities for the purposes of this Agreement.

            (f) Notices. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

            If to the Company:

            First Hawaiian, Inc.
            999 Bishop Street
            Honolulu, Hawaii 96813
            Attention: Howard H. Karr
            Telephone: (808) 525-8800
            Facsimile: (808) 533-7844
            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York  10017-3954
            Attention:  Lee Meyerson, Esq.
            Fax:  (212) 455-2502

            If to BNP:

            Banque Nationale de Paris
            Affaires Juridiques et Fiscales
            Affaires Juridiques Internationales
            1, Boulevard Haussmann
            75009 Paris
            France
            Telecopier No.: (011) (33) (1) 40.14.86.30
            Telephone No.: (011) (33) (1) 40.14.26.78
            Attention: General Counsel

            with a copy to:

            Pillsbury Madison & Sutro, LLP
            235 Montgomery Street
            San Francisco, California 94104
            Attention:  Rodney R. Peck, Esq.
            Fax: (415) 983-1200

            and

            Cleary Gottlieb Steen & Hamilton
            One Liberty Plaza
            New York, New York 10006
            Attention:  Robert L. Tortoriello
            Fax:  (212) 225-3999

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or
(iii) on the date received, if sent by fax or regular mail.

            (g) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (h) Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

            (j) Remedies. Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

            (k) Governing Law; Consent to Jurisdiction. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6(k), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

      (ii) BNP hereby irrevocably designates French American Banking Corporation (in such capacity, the "Process Agent"), with an office at 200 Liberty Street, New York, New York, 10281, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to BNP in the manner provided in Section 6(f). Each of the Company and BNP further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. BNP expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that BNP's consent to jurisdiction and service contained in this Section 6(k) is solely for the purpose referred to in this Section 6(k) and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. If the Process Agent shall cease to act, BNP covenants that it shall appoint without delay another such agent reasonably satisfactory to the Company.

            (l) Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            (m) No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

            (n) Entire Agreement; No Oral Waiver; Construction. This Agreement and the other agreements and documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

            (o) Noncontravention of Other Agreements. Notwithstanding any other provision of this Agreement to the contrary, no Holder shall have any right to sell, transfer or otherwise dispose of any Registrable Securities in contravention of the terms of the Merger Agreement or the Standstill Agreement.

            (p) No Inconsistent Agreements. The Company agrees not to enter into any other agreement that is inconsistent with or conflicts with any provision of this Agreement or which would impair the ability of the Company to perform its obligations under this Agreement.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                       FIRST HAWAIIAN, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                       BANQUE NATIONALE DE PARIS


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title: